Exhibit 10.3

CREDIT AGREEMENT

dated as of

July 10, 2015

by and among

EXTERRAN CORPORATION,
as Parent,

EXTERRAN ENERGY SOLUTIONS, L.P.,
as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Syndication Agent,

BANK OF AMERICA, N.A.,
CITIBANK, N.A.,
ROYAL BANK OF CANADA
and
UNICREDIT BANK AG, NEW YORK BRANCH,
as Co-Documentation Agents

and

WELLS FARGO SECURITIES, LLC,
and
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Joint Bookrunners

WELLS FARGO SECURITIES, LLC,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
CITIGROUP GLOBAL MARKETS INC.,
RBC CAPITAL MARKETS, LLC
and
UNICREDIT CAPITAL MARKETS LLC
as Joint Lead Arrangers

i

(Continued)

ii

(Continued)

iii

(Continued)

EXHIBITS AND SCHEDULES

Annex I	Aggregate Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Security Instruments
Exhibit G	[Reserved]
Exhibit H-1	Form of Commitment Increase Certificate
Exhibit H-2	Form of Additional Lender Certificate
Exhibit I-1	Form of U.S. Tax Certificate (Foreign Lenders; not partnerships)
Exhibit I-2	Form of U.S. Tax Certificate (Foreign participants; not partnerships)
Exhibit I-3	Form of U.S. Tax Certificate (Foreign participants; partnerships)
Exhibit I-4	Form of U.S. Tax Certificate (Foreign Lenders; partnerships)

Schedule 1.01(a)	Separation Documents
Schedule 1.01(b)	Unrestricted Subsidiaries
Schedule 1.02(a)	Existing Letters of Credit
Schedule 1.02(b)	LC Issuance Limit
Schedule 7.03	Litigation
Schedule 7.09	Taxes
Schedule 7.10	Titles, Etc.
Schedule 7.13	Subsidiaries
Schedule 7.16	Environmental Matters
Schedule 7.19	Hedging Agreements
Schedule 7.20	Restriction on Liens
Schedule 7.22	Jurisdictions for Security Instrument Filings
Schedule 7.23	Flood Properties
Schedule 8.06	Excluded Collateral
Schedule 9.01	Indebtedness
Schedule 9.02	Liens
Schedule 9.03	Investments, Loans and Advances
Schedule 9.11(f)	Permitted Dispositions of Property
Schedule 9.13	Transactions with Affiliates

i

THIS CREDIT AGREEMENT dated as of July 10, 2015 is by and among EXTERRAN CORPORATION, a Delaware corporation (“Parent”), EXTERRAN ENERGY SOLUTIONS, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent.

R E C I T A L S

A.                                    The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.                                    Subject to the occurrence of the Initial Availability Date and such other terms and conditions set forth in this Agreement, the Lenders have agreed to make such loans and extensions of credit.

C.                                    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01                             Certain Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

“ABS Facility” means any asset-backed securitization facility of an ABS Subsidiary to the extent such Subsidiary is permitted to enter into such facility pursuant to Section 9.01(m).

“ABS Subsidiary” means any Subsidiary involved in or created in connection with any ABS Facility, including any Subsidiary that is obligated on any Indebtedness in respect of any ABS Facility.

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(G).

“Adjusted LIBO Rate” means with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Section 11.06.

“Administrative Agent Fee Letter” means that certain letter agreement among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC dated June 12, 2015, and any other letter agreement among the Borrower and the Administrative Agent entered into from time to time, in each case, concerning, among other things, certain fees to be paid by the Borrower to the Administrative Agent in connection with this Agreement and as may be amended or replaced from time to time.

“Administrative Questionnaire” means an Administrative Questionnaire in a standard form supplied from time to time by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents, and “Agent” means any of the Administrative Agent, the Syndication Agent or any Co-Documentation Agent, as the context requires.

“Aggregate Commitments” at any time shall equal the sum of the Commitments at such time.  As of the Effective Date, the amount of the Aggregate Commitments is $750,000,000.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Agreement Currency” has the meaning assigned to such term in Section 12.18(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 7.21(a).

“Applicable Creditor” has the meaning assigned to such term Section 12.18(b).

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on the signature pages hereof or such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office from which its Loans of such Type are to be made and maintained.

“Applicable Margin” means, for any day, with respect to any LIBOR Loan, EURIBOR Loan or ABR Loan, or with respect to Commitment Fees, the applicable rate per annum set forth in the table below under the caption “LIBOR Loans / EURIBOR Loans”, “ABR Loans” or “Commitment Fees”, as the case may be, determined by reference to the Total Leverage Ratio as of the most recent date of determination:

Level	Total Leverage Ratio	LIBOR Loans / EURIBOR Loans (bps)	ABR Loans (bps)	Commitment Fees (bps)
I	Less than or equal to 1.5 to 1.0	150.0	50.0	25.0
II	Less than or equal to 2.0 to 1.0 but greater than 1.5 to 1.0	175.0	75.0	25.0

Level	Total Leverage Ratio	LIBOR Loans / EURIBOR Loans (bps)	ABR Loans (bps)	Commitment Fees (bps)
III	Less than or equal to 2.5 to 1.0 but greater than 2.0 to 1.0	200.0	100.0	30.0
IV	Less than or equal to 3.0 to 1.0 but greater than 2.5 to 1.0	225.0	125.0	35.0
V	Less than or equal to 3.5 to 1.0 but greater than 3.0 to 1.0	250.0	150.0	40.0
VI	Greater than 3.5 to 1.0	275.0	175.0	50.0

For purposes of determining the Applicable Margin for the period commencing on the Initial Availability Date and ending upon the date of the first delivery after the Initial Availability Date of financial statements and compliance calculations pursuant to Sections 8.01(a) and 8.01(b), the Total Leverage Ratio will be deemed to be that which corresponds to Level III.  Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio (which shall be calculated quarterly) shall take effect as of the fifth Business Day following the receipt of the Compliance Certificate delivered pursuant to Section 8.01(b); provided that the Total Leverage Ratio shall be deemed to be Level VI if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Sections 8.01(a) and 8.01(b), respectively, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.  In the event that any financial statement or Compliance Certificate delivered pursuant to Section 8.01(a) or (b) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then Parent and the Borrower shall promptly (i) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected Compliance Certificate, and (iii) pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.01.  The preceding sentence is in addition to rights of the Administrative Agent and Lenders with respect to Sections 3.02(e), 10.01 and 10.02 and other of their respective rights under this Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by such Lender’s Commitment at such time.  If all of the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the percentage of the aggregate Revolving Credit Exposure represented by each Lender’s Revolving Credit Exposure at such time.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the lines of business permitted under Section 9.05 between the Borrower or any Restricted Subsidiaries and another Person, so long as the consideration received by the Borrower or any Restricted Subsidiary is substantially the same as or greater than the fair market value of the assets or properties Disposed of by the Borrower or such Restricted Subsidiary, as reasonably determined by the Borrower.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit E or any other form reasonably approved by the Administrative Agent.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.  As used in this definition, the phrase “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Availability Period” means the period from and including the Initial Availability Date to but excluding the Termination Date.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided that, for purposes of this definition, the LIBO Rate on any day shall be based on the rate per annum as set forth by Bloomberg Information Service or any successor thereto on the applicable page displaying interest rates for dollar deposits in the Relevant Interbank Market at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means either a Revolving Borrowing or a Swingline Borrowing.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Building” has the meaning assigned to such term in the applicable Flood Insurance Law.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, and (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system is not open for the settlement of payments in Euros.

“Capital Lease” means a lease of (or other arrangement conveying the right to use) real and/or personal Property, or a combination thereof, with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a Indebtedness in accordance with GAAP.

“Capital Lease Obligations” means, as to any Person, all obligations of such Person as lessee under any Capital Lease, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a)                                 securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody’s and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition;

(b)                                 certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500,000,000 (or the equivalent thereof in any other currency or currency unit) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time by S&P or Moody’s, respectively;

(c)                                  repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)                                 commercial paper rated at least P2 or A2 from Moody’s or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in each case maturing within one year after the date of acquisition;

(e)                                  solely with respect to deposits of Foreign Subsidiaries, deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (b) above; and

(f)                                   money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (d).

“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) at any time prior to the Initial Availability Date, the occurrence of one or more of the following events: (i) the approval by the holders of Equity Interests in the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement); (ii) any Person or “group” (within the meaning of

Section 13(d) of the Exchange Act as in effect on the date hereof) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of EXH; or (iii) EXH ceases to own, directly or indirectly, 100% of the Equity Interests in Parent or the Borrower; or (b) at any time on or after the Initial Availability Date, the occurrence of one or more of the following events: (i) Parent ceases to own, directly or indirectly, 100% of the Equity Interests in the Borrower; (ii) the approval by the holders of Equity Interests in the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement) or (iii) any Person or “group” (within the meaning of Section 13(d) of the Exchange Act as in effect on the date hereof) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; provided that the consummation of the Separation Transaction and any related transaction contemplated by the Separation Documents, in each case occurring substantially contemporaneously with the Initial Availability Date, shall be deemed not to be a Change in Control.

“Change in Law” means the occurrence, after the Effective Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (except as otherwise provided herein).

“Co-Documentation Agents” means, collectively, Bank of America, N.A., Citibank, N.A., Royal Bank of Canada and UniCredit Bank AG, New York Branch.

“Collateral” means all Property of the Group Members that is subject to a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, under one or more of the Security Instruments.

“Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Annex I hereto, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Commitments pursuant to Section 2.06(b), (b) increased from time to time pursuant to Section 2.06(c) or (c) reduced or increased from time to time pursuant to any assignment permitted by Section 12.04.

“Commitment Fee” has the meaning assigned to such term in Section 3.05(a).

“Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Compliance Certificate” has the meaning assigned to such term in Section 8.01(b).

“Confidential Information” has the meaning assigned to such term in Section 12.11.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means for any period, the aggregate of the net income (or loss) of Parent and its Consolidated Restricted Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication):  (a) the net income (or loss) of any Person in which Parent or any of its Consolidated Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Parent and its Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of cash dividends or distributions actually paid during such period by such other Person to Parent or to a Consolidated Restricted Subsidiary of Parent, as the case may be; (b) an amount equal to the portion of the net income (but not loss) of any Consolidated Restricted Subsidiary of Parent that is not at the time permitted (whether by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or otherwise) to be distributed, paid, repaid, loaned or otherwise transferred to Parent or any of Parent’s other Consolidated Restricted Subsidiaries; provided that upon the removal of such restriction, the aggregate net income of such Consolidated Restricted Subsidiary previously excluded within the immediately preceding four (4) fiscal quarters shall be added to the net income of Parent and its Consolidated Restricted Subsidiaries for the same quarters; (c) any extraordinary gains or losses; (d) gains or losses attributable to Property sales not in the ordinary course of business; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets; (f) gains, losses or other charges as a result of the early retirement of Indebtedness, including obligations under Hedging Agreements; (g) non-cash gains or losses as a result of foreign currency adjustments and (h) costs related to the issuance of long-term Indebtedness to the extent such costs are paid from the proceeds of such Indebtedness or are paid substantially concurrently with the issuance of such Indebtedness.

“Consolidated Net Tangible Assets” means, with respect to Parent as of any date, the aggregate amount of total assets included in the most recent annual or quarterly consolidated balance sheet of Parent and its Consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom, to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items.

“Consolidated Restricted Subsidiary” means any Restricted Subsidiary that is a Consolidated Subsidiary of Parent.

“Consolidated Subsidiary” of a Person means each Subsidiary of such Person, the financial statements of which are (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Indebtedness of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse

Indebtedness for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, at any time, any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date required to be funded by it hereunder, unless, in the case of a failure by such Lender to fund any portion of its Loans, such Lender notifies the Administrative Agent in writing prior to the date on which such funding is required to be made by it hereunder that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified any Loan Party, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by the Borrower or the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Borrower or the Administrative Agent in form and substance satisfactory to the Borrower or the Administrative Agent, as the case may be), (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, administrator, trustee, custodian or similar Person appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, administrator, trustee, custodian or similar Person appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or the exercise of control over such Lender or its parent company, by a Governmental Authority, as long as such ownership interest or exercise of control does not result in or provide such Lender or its parent company with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or its parent company (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any such Agreements made by such Lender or its parent company.

“Disclosing Parties” has the meaning assigned to such term in Section 12.11.

“Dispose” means to sell, lease, assign, exchange, convey or otherwise transfer (excluding the granting of a Lien on) any Property.  “Disposition” has a meaning correlative thereto.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one-hundred eighty (180) days after the Maturity Date.

“Disqualified Institution” means, on any date, any Person that is a bona fide direct competitor of Parent, the Borrower or any of its Subsidiaries whose active and primary business is in the same or a substantially similar industry which offers a substantially similar product or services as Parent or the Borrower or its Subsidiaries; provided that any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with such Disqualified Institution or its Controlling owner and for which no personnel involved with the competitive activities of such competitor or Controlling owner (i) makes any investment decisions for such debt fund or (ii) has access to any confidential information (other than publicly available information) relating to Parent, the Borrower and its Subsidiaries shall be deemed not to be a Disqualified Institution.

“Dissolved Subsidiary” has the meaning assigned to such term in Section 8.06(c)(ii).

“dollars”, “Dollars”, “US Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means each Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, for any period, the sum of Consolidated Net Income for such period plus the following consolidated expenses or charges to the extent deducted from Consolidated Net Income for such period: (a) total interest expense (as reflected on the consolidated income statement for such period), (b) taxes, (c) depreciation, (d) amortization, (e) fees and expenses incurred or paid in connection with the consummation of acquisitions, (f) fees and expenses incurred in connection with the Separation Transaction to the extent such fees and expenses are incurred on or prior to the last day of the first full Fiscal Quarter commencing on or after the Initial Availability Date, (g) cash from distributions actually received by Parent or any Consolidated Restricted Subsidiary during such period from Unrestricted Subsidiaries; provided that the amount of such cash distributions included pursuant to this clause (g) shall not exceed 25% of the total EBITDA during such period (as calculated prior to including any such cash distributions) and (h) other non-cash charges, provided that any cash actually paid in any future period with respect to such non-cash charges shall be deducted from EBITDA for such future period when paid; provided further that if at any time during such period Parent or any Consolidated Restricted Subsidiary shall have made any individual acquisition or Disposition with a sale price in excess of $50,000,000, EBITDA for such period shall be calculated giving pro forma effect thereto as if such acquisition or Disposition had occurred on the first day of such period (such pro forma effect to include projected synergies) as determined by the Borrower in a manner reasonably acceptable to the Administrative Agent.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Environmental Laws” means all Governmental Requirements pertaining to protection, conservation, preservation or reclamation of the environment; to the use, handling or Release of Hazardous Materials; to occupational safety and health requirements; or to the protection of natural resources, as in effect in any and all jurisdictions in which the Borrower or any Subsidiary is or has conducted business or is or has generated, sent or Released any Hazardous Material, or where any Property of the Borrower or any Subsidiary is or was located, including without limitation, the Oil Pollution Act of 1990 and the Comprehensive Environmental, Response, Compensation, and Liability Act

of 1980, including, without limitation, all state, national and international corollary laws, as each are amended from time to time.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) failure to satisfy the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (g) the receipt by any Loan Party or any ERISA Affiliate of any notice imposing Withdrawal Liability or receipt by any Loan Party or any ERISA Affiliate of any notice that a Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Title IV of ERISA; or (h) with regard to any Foreign Plan, (x) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or the terms of such Foreign Plan, (y) the failure to register or loss of good standing with the applicable regulatory authorities of any such Foreign Plan required to be registered, or (z) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day (rounded upwards, if necessary, to the next 1/100 of 1%).

“EURIBOR”, when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the single currency unit of the member States of the European Community that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means (a) Liens for Taxes, assessments, public or statutory obligations or other governmental charges or levies which (i) are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or (ii) could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (b) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations which (i) are not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or (ii) could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (c) landlords’, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business, each of which (i) is in respect of obligations that have not been overdue more than 90 days or (ii) is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP or (iii) could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (d) any Liens reserved in leases for rent or royalties and for compliance with the terms of the leases in the case of leasehold estates, if such Lien (i) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by Parent or any Subsidiary, (ii) is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP or (iii) such Lien could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (e) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of Parent or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal, minerals, timber, metals, steam or other natural resources or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by Parent or any Subsidiary or materially impair the value of such Property subject thereto or which could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate for all Excepted Liens contained in clauses (a), (b), (c), (d) and (e) of this definition; (f) Liens on cash, securities or, for Foreign Subsidiaries only, other Property pledged to secure the performance of bids, trade contracts, leases, performance bonds, return-of-money or payment bonds, surety and appeal bonds, contracts or leases to which Parent or any of its Subsidiaries is a party, statutory obligations, regulatory obligations, and other obligations of a like nature incurred in the ordinary course of business; provided that, with respect to Liens on Property of Foreign Subsidiaries, such Property shall be the subject of, or used in connection with, the contracts, bonds or other obligations so secured; (g) Liens permitted by the Security Instruments; (h) judgment and attachment Liens not giving rise to an Event of Default; (i) Liens for Parent’s or any Subsidiary’s title to Property leased under Capital Leases; (j) Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of defeasing Indebtedness of Parent or any of its Subsidiaries to the extent any such defeasance is permitted by this Agreement; (k) customary Liens on cash or cash equivalents held by a trustee for fees, costs and expenses of such trustee pursuant to an indenture; (l) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreement and similar agreements on earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder; (m) Limited Recourse Equity Pledges; and (n) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies (including any such banker’s liens, rights of set-off or similar rights and remedies that are contractually agreed upon in deposit account agreements, securities account agreements or commodities account agreements entered into in the ordinary course of business) and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board (or other applicable Governmental Authority) and no such deposit account is intended by Parent or any other Loan Party to provide collateral to the depository institution; provided that, (i) in the case of each of clauses (a) through (m) above, no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) in the case of each of clauses (a) through (f), (h), (k), (l) and (n), such Liens do not secure Indebtedness for borrowed money.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Rate” means, with respect to Euros or any Offshore Currency on a particular date, the rate at which Euros or such Offshore Currency may be exchanged into US Dollars, as set forth at 11:00 a.m., London time, on such date on the applicable currency page with respect to such Offshore Currency displayed by Bloomberg Information Service (or any successor thereto).  If such rate does not appear on the applicable Bloomberg Information Service currency page, the Exchange Rate with respect to such Offshore Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London Interbank market or other market where its foreign currency exchange operations in respect of Euros or such Offshore Currency are then being conducted, at or about 11:00 a.m., London time, at such date for the purchase of US Dollars with Euros or such Offshore Currency, for delivery two Business Days later.

“Excluded Hedging Obligation” means, with respect to any Loan Party. individually determined on a Loan Party by Loan Party basis, any obligation owing by any Loan Party to any Secured Hedging Provider under a Hedging Agreement if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such guarantee or grant of a security interest becomes effective with respect to such obligation.

“Excluded Subsidiary” means any Subsidiary (a) that is disregarded as an entity separate from its owner for U.S. federal income tax purposes, and (b) all the assets of which consist solely of Equity Interests in CFCs.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(g), and (d) any U.S. federal withholding Taxes under FATCA.

“EXH” means Exterran Holdings, Inc., a Delaware corporation.

“EXH Credit Agreement” means that certain Senior Secured Credit Agreement dated as of July 8, 2011 by and among EXH, as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 1.02, together with any other Letters of Credit issued by an Issuing Bank pursuant to the EXH Credit Agreement on or before the Initial Availability Date, as approved by the Administrative Agent.

“Extended Expiry Letters of Credit” has the meaning assigned to such term in Section 2.07(a).

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such provisions that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, the Administrative Agent Fee Letter and those other certain letter agreements from each of the Joint Lead Arrangers (other than Wells Fargo Securities, LLC) to the Borrower dated June 12, 2015, concerning certain fees to be paid by the Borrower to each such Joint Lead Arranger in connection with this Agreement, as any of the same may be amended or replaced from time to time.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statements of Parent most recently delivered pursuant to Section 8.01(a)(i) and, prior to the initial delivery of such financial statements pursuant to Section 8.01(a)(i), the financial statements of Parent for the Fiscal Year ended December 31, 2014.

“Fiscal Quarter” means a fiscal quarter of Parent.

“Fiscal Year” means a fiscal year of Parent.

“Flood Insurance Laws”: collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto,(b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (e) all regulations promulgated by applicable Governmental Authorities pursuant to any of the foregoing.

“Foreign Credit Facility” means any debt facility (including, without limitation, any credit agreement or ABS facility), commercial paper facilities or secured capital markets financings of a Foreign Subsidiary that derives substantially all of its income from jurisdictions other than the United States of America, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or secured capital markets financings, in each case, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Plan” means each employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) maintained primarily for employees residing outside of the United States of America, that is subject to any law in a non-U.S. jurisdiction and is maintained or contributed to by any Loan Party or any Subsidiary.

“Foreign Subsidiary” means each direct or indirect Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any State thereof, or the District of Columbia, and any Restricted Subsidiary of any Foreign Subsidiary, whether or not such Restricted Subsidiary is organized under the laws of the United States of America, any State thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other binding directive or requirement of any Governmental Authority, whether now or hereinafter in effect, including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Group Members” means, collectively, Parent and its Restricted Subsidiaries.

“Guarantors” means, collectively, (a) Parent, (b) each Significant Domestic Subsidiary that is a party to the Guaranty and Collateral Agreement on the Initial Availability Date, (c) each Significant Domestic Subsidiary that guarantees the Secured Obligations after the Initial Availability Date pursuant to Section 8.06 and (d) any other Person that voluntarily becomes a Guarantor, in each case other than those released from their obligations under the Guaranty and Collateral Agreement pursuant to Section 8.06(c) or otherwise in accordance with the terms hereof.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement to be dated as of the Initial Availability Date and executed by the Loan Parties in favor of the Administrative Agent.

“Hazardous Materials” means any substances, wastes or materials (a) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic hazardous or otherwise harmful to public health or the environment and are regulated by any Governmental Authority under any Environmental Law, (b) the presence of which require investigation or remediation under any Environmental Law, (c) the discharge, disposal, emission or Release of which requires a permit or license under any Environmental Law or other Governmental Approval, (d) which are deemed by a Governmental Authority pursuant to Environmental Laws to pose a health or safety hazard to Persons or properties or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, hydrogen sulfide, naturally occurring radioactive material, petroleum derived waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any of its Subsidiaries shall be a Hedging Agreement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Indebtedness” means, for any Person the sum of the following (without duplication):  (a) all obligations of such Person (whether created or assumed) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (excluding trade and accounts payable incurred in the ordinary course of business that are not more than sixty (60) days past due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business); (d) all Capital Lease Obligations in respect of which such Person is liable (whether contingent or otherwise) and all Attributable Debt in respect of sale and leaseback transactions not involving a Capital Lease Obligation; (e) all Indebtedness (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness for purposes of this clause (e) shall be an amount equal to the lesser of the unpaid amount of such Indebtedness and the fair market value of the encumbered Property; (f) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or to purchase the Indebtedness of others; (g) all Indebtedness (as described in the other clauses of this definition) of others guaranteed by such Person or in respect of which such Person otherwise assures a creditor against loss; (h) Disqualified Capital Stock of such Person; (i) any Indebtedness (as described in the other clauses of this definition) of a partnership for which such Person is liable either by agreement or because of a Governmental Requirement but only to the extent of the maximum liability of such Person under such agreement or Governmental Requirement; and (j) all net mark to market obligations of such Person under Hedging Agreements; provided that any agreement by the Borrower or any Restricted Subsidiary to repurchase equipment in a Permitted Sale for Lease Transaction at a price not greater than its fair market value shall not constitute Indebtedness. Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” does not include (i) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business and such other obligations owed on a short-term basis to banks and other financial institutions incurred in connection with ordinary banking arrangements to manage cash balances of such Person; (ii) taxes, assessments or other similar governmental charges or claims; (iii) any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or Disposed of assets or similar obligations (other than (x) guarantees of Indebtedness and (y) any such obligations that will become non-contingent obligations solely as a result of the passage of time and are reflected as current liabilities on the balance sheet of such Person (the obligations described in this clause (y) being referred to as “Specified Contingent Obligations”)) incurred by the specified Person in connection with the acquisition or Disposition of assets and (iv) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence. The term “Indebtedness” also excludes any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indemnified Parties” has the meaning assigned to such term in Section 12.03(a)(ii).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Index Indebtedness” means senior, unsecured, long-term indebtedness for borrowed money of Parent.

“Information Memorandum” means the Confidential Information Memorandum dated June 16, 2015 relating to the Borrower and the Transactions.

“Initial Availability Date” means the date on which the conditions specified in Section 6.02 are satisfied (or waived in accordance with Section 12.02).

“Initial Senior Notes” means the Borrower’s senior unsecured notes to be issued prior to the Initial Availability Date pursuant to an indenture to be entered into between the Borrower and Wells Fargo Bank, National Association, as trustee; provided that (a) the maturity of such Initial Senior Notes is at least six (6) months after the Maturity Date, (b) the Weighted Average Life to Maturity of such Initial Senior Notes is greater than the number of years (calculated to the nearest one-twelfth) from the date of incurrence of such Indebtedness to the Maturity Date, and (c) such Initial Senior Notes either (i) have terms substantially similar to those customary in high-yield debt offerings or (ii) (A) do not contain financial covenants that are more restrictive than those contained herein and (B) do not contain other covenants and events of default that are more materially more restrictive, taken as a whole, than those contained herein.

“Interest Coverage Ratio” means, as of the last day of any Testing Period, the ratio of (a) EBITDA for such Testing Period to (b) Total Interest Expense for such Testing Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to a Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.08(a).

“Interest Period” means with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period may end after the Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any LIBOR Loan for any Interest Period or any EURIBOR Loan for any Interest Period, a rate per annum that results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of the Specified Time on the Quotation Day.

“Investment” means, as applied to any Person, any direct or indirect (a) purchase or other acquisition by such Person of any Equity Interests, Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, (b) loan or advance made by such Person to any other Person, (c) guarantee, assumption or other incurrence of liability by such Person of or for any Indebtedness of any other Person, (d) capital contribution or other investment by such Person in any other Person or (e) purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.  The term “Investment” shall exclude extensions of trade credit by Parent and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Parent or the applicable Subsidiary, as the case may be.

“Investment Grade Rating” means, with respect to the Borrower’s Index Indebtedness, (a)(i) a rating of Baa3 or better by Moody’s or a rating of BBB- or better by S&P and (ii) a rating no lower than one notch below the minimum rating specified in clause (a)(i) of this definition from the other agency, and (b) a stable outlook or better from both Moody’s and S&P.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of Wells Fargo Bank, National Association, Crédit Agricole Corporate and Investment Bank, Bank of America, N.A., Citibank, N.A., Royal Bank of Canada, UniCredit Bank AG, New York Branch, The Bank of Nova Scotia and any other Lender that agrees to issue Letters of Credit hereunder (as designated by the Borrower and approved by the Administrative Agent in its reasonable discretion), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.07(f), other than any such Person that ceases to be an Issuing Bank pursuant to Section 2.07(g).  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners” means, collectively, Wells Fargo Securities, LLC and Crédit Agricole Corporate and Investment Bank in their capacity as joint bookrunners hereunder.

“Joint Lead Arrangers” means, collectively, Wells Fargo Securities, LLC, Crédit Agricole Corporate and Investment Bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC and UniCredit Capital Markets LLC in their capacity as joint lead arrangers hereunder.

“Joint Venture” means (a) a joint venture with a third party so long as such entity would not constitute a Subsidiary or (b) a Subsidiary formed with the intention of establishing a joint venture; provided that if such entity still constitutes a Subsidiary ninety (90) days after formation it shall no longer constitute a Joint Venture; provided, that in the case of (a) or (b), all Investments by Parent, the Borrower or any Restricted Subsidiary are made pursuant to and are permitted by Section 9.03(g) or Section 9.03(i).

“Joint Venture Obligations” means, with respect to any Joint Venture owned in part by any Loan Party or any Restricted Subsidiary, (a) obligations owed by such Loan Party or Restricted Subsidiary to the other holders of the Equity Interests in such Joint Venture (other than a holder that is an Affiliate of a Loan Party or any Restricted Subsidiary) and (b) Indebtedness of such Joint Venture that is non-recourse to any Loan Party or any Restricted Subsidiary or to any Property of any Loan Party or Restricted Subsidiary other than the Equity Interests in such Joint Venture.

“Judgment Currency” has the meaning assigned to such term Section 12.18(b).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the US Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the US Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Issuance Limit” means, with respect to each Issuing Bank, the amount set forth on Schedule 1.02(b) opposite such Issuing Bank’s name.

“Lenders” means the Persons listed in Annex I hereto and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as an Additional Lender pursuant to Section 2.06(c), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement, and shall include Offshore Currency Letters of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit.

“Letter of Credit Request” means a request by the Borrower for the issuance, amendment, renewal or extension, as the case may be, of a Letter of Credit by any Issuing Bank in accordance with Section 2.07(b), which shall be in any form approved by or acceptable to such Issuing Bank.

“LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“LIBOR”, when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Revolving Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other encumbrances affecting Property, and for the avoidance of doubt, the term “Lien” shall not include any interest of a third party owner of any Property being leased to a Loan Party pursuant to an operating lease for which a precautionary UCC financing statement has been filed and which filing only covers the Property subject of such lease.  For the purposes of this Agreement, Parent or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Limited Recourse Equity Pledge” means the pledge of Equity Interests in any Unrestricted Subsidiary or Joint Venture to secure Non-Recourse Indebtedness of such Unrestricted Subsidiary or Joint Venture, as applicable, pursuant to an agreement that expressly states that the pledgee shall have no recourse to the pledgor or any of its assets or revenues under any circumstance other than recourse to the Equity Interests of the Unrestricted Subsidiary or Joint Venture, as applicable, that are described in such pledge.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Commitment Increase Certificates, the Additional Lender Certificates, the Letters of Credit, the Fee Letters, the Security Instruments and each consent, waiver, subordination agreement, intercreditor agreement, Compliance Certificate, Borrowing Request, Letter of Credit Request or Interest Election Request executed by the Borrower pursuant to this Agreement.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the Revolving Loans and the Swingline Loans.

“Majority Lenders” means (a) at any time when no Loans are outstanding or LC Exposure is outstanding, Lenders having at least a majority of the Aggregate Commitments, and (b) at any time when any Loans are outstanding or any LC Exposure is outstanding, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure; provided that the Commitment of, and the Revolving Credit Exposure of, any Defaulting Lender shall be excluded from the determination of Majority Lenders to the extent set forth in Section 4.03(c)(ii).

“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Insurance Law.

“Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business or operations of Parent and its Restricted Subsidiaries, taken as a whole, as reflected in the Financial Statements after eliminating the financial condition and results of the Unrestricted Subsidiaries, or (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents in accordance with the terms thereof.

“Maturity Date” means the date that is five (5) calendar years following the Initial Availability Date.  The Administrative Agent shall set forth such date in the notice of the occurrence of the Initial Availability Date delivered by Administrative Agent to the Borrower and the Lenders in accordance with Section 6.02.

“Mirror Notes” means certain intercompany debt owing by the Borrower to Exterran General Holdings LLC and by Exterran General Holdings LLC to EXH.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each mortgage, deed of trust or any other document creating and evidencing a Lien on real or immovable Property to secure the Secured Obligations, which shall be in a form reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Mortgaged Real Property” has the meaning assigned to such term in Section 8.06(a).

“Non-Recourse Indebtedness” means Indebtedness of any Subsidiary or Joint Venture:

(a)                                 as to which neither Parent nor any Restricted Subsidiary (i) provides credit support of any kind (including any guaranty, undertaking, agreement or instrument that would constitute Indebtedness), other than a Limited Recourse Equity Pledge, (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) is the lender; and

(b)                                 no default with respect to which (including any rights that the holders thereof may have to take an enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of Parent or any Restricted Subsidiary to declare a default on such Indebtedness of Parent or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-Recourse Foreign Indebtedness” means Indebtedness of any Foreign Subsidiary as to which neither Parent nor any Domestic Subsidiary (a) provides credit support of any kind (including any guaranty, undertaking, agreement or instrument that would constitute Indebtedness), other than a Limited Recourse Equity Pledge, (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender.

“Note” means a promissory note of the Borrower in favor of a Lender evidencing the Revolving Loans made by such Lender, substantially in the form of Exhibit A.

“Notifying Lender” means any Lender that notifies Administrative Agent and the Borrower in writing or made a public statement that its failure to fund all or any portion of its Loans is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied in accordance with clauses (a) or (b) of the definition of “Defaulting Lender” contained in Section 1.01.

“Obligations” means, without duplication, any and all amounts owing by any Loan Party or any Restricted Subsidiary to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party or any Restricted Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offshore Currency” means any lawful currency (other than US Dollars and Euros) that the relevant Issuing Bank with respect to any Offshore Currency Letter of Credit, in its sole reasonable opinion, at any time determines to be (a) freely traded in the offshore interbank foreign exchange markets, (b) freely transferable and (c) freely convertible into US Dollars.

“Offshore Currency Letter of Credit” means any Letter of Credit denominated in an Offshore Currency.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Commitment or Loan Document).

“Other Taxes” means all present or future stamp or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Parent” has the meaning assigned to such term in the preamble hereto.

“Participant Register” has the meaning assigned to such term in Section 12.04(d).

“Payment in Full” means all of the Commitments have expired or been terminated and the principal of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and under the other Loan Documents (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made at the time of determination) have been paid in full and all Letters of Credit have expired or terminated (unless cash collateralized in accordance with Section 2.07(a) or unless other arrangements satisfactory to the applicable Issuing Banks have been made with respect thereto).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Liens” has the meaning assigned to such term in Section 9.02.

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “new Indebtedness”) incurred in exchange for, or proceeds of which are used to extend, refinance, renew, redeem, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness (the “Refinanced Indebtedness”); provided that (a) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Refinanced Indebtedness and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Indebtedness has a stated maturity no earlier than the sooner to occur of (i) the date that is 91 days after the Maturity Date (as in effect on the date of incurrence of such new Indebtedness) and (ii) the stated maturity of the Refinanced Indebtedness; (c) such new Indebtedness has a Weighted Average Life to Maturity at the time such new Indebtedness is incurred no shorter than the shorter of (i) the period beginning on the date of incurrence of such new Indebtedness and ending on the date that is 91 days after the Maturity Date (as in effect on the date of incurrence of such new Indebtedness) and (ii) the Weighted Average Life to Maturity of the Refinanced Indebtedness at the time such new Indebtedness is incurred; (d) solely with respect to Permitted Refinancing Indebtedness incurred pursuant to Section 9.01(c), such new Indebtedness does not contain financial covenants that are additional to or are more restrictive than those contained in Section 9.10; and (e) if the Refinanced Indebtedness was subordinated in right of payment to the Secured Obligations or the guarantees under the Guaranty and Collateral Agreement, such new Indebtedness (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the guarantees under the Guaranty and Collateral Agreement) to at least the same extent as the Refinanced Indebtedness.

“Permitted Sale for Lease Transaction” means a transaction involving (a) a sale by Parent or a Restricted Subsidiary of equipment to a financial institution that in turn leases such assets to its customer and (b) an agreement by Parent or a Restricted Subsidiary to repurchase such equipment from such financial institution (or any of its successor and assigns) upon the occurrence of certain events.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement to be dated as of the Initial Availability Date and executed by the pledgors party thereto in favor of the Administrative Agent.

“Post-Default Rate” means, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum equal to 2% per annum above the LIBO Rate for LIBOR Borrowings with an Interest Period of one month as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided, however, if any amount of principal of any LIBOR Loan is not paid when due, the “Post-Default Rate” for such principal amount shall be 2% per annum above the interest rate for such Loan as provided in Section 3.02(b), but in no event to exceed the Highest Lawful Rate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Purchase Money Indebtedness” means Indebtedness, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other property.

“Quotation Day” means, with respect to any Loan or Borrowing in any currency for any Interest Period, the day two Business Days prior to the first day of such Interest Period, in each case unless market practice differs for loans denominated in the same currency as the applicable Loans priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”.

“Register” has the meaning assigned to such term in Section 12.04(c).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, representatives, trustees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, emitting, discharging, depositing, migrating, injecting, escaping, leaching, dumping or disposing or other release into the environment (including surface land, substrata, air, surface water, ground water and abandonment or disposal of any containers containing Hazardous Materials) or movement of any Hazardous Material through such environment, whether or not intentional or knowingly.

“Relevant Interbank Market” means (a) with respect to US Dollars, the London interbank market and (b) with respect to Euros, the European interbank market.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person.  Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” has the meaning assigned to such term in Section 9.04.

“Restricted Person” has the meaning assigned to such term in Section 12.11.

“Restricted Subsidiaries” means the Borrower and all other Subsidiaries of Parent that are not Unrestricted Subsidiaries.

“Revolving Borrowing” means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate principal amount of such Lender’s Revolving Loans at such time, plus (b) such Lender’s LC Exposure at such time, plus (c) such Lender’s Swingline Exposure at such time.

“Revolving Loan” has the meaning assigned to such term in Section 2.01.  For the avoidance of doubt, the term “Revolving Loan” does not include Swingline Loans.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country or territory that is itself, or whose government is, the subject or target of any Sanctions (including, at the time of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and the territory of Crimea in Ukraine).

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the Sanctioned Entities List maintained by the U.S. Department of State available at http://www.state.gov, or as otherwise published from time to time, (c) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (d) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (e) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, (f) any Person operating, organized or resident in a Sanctioned Country or (g) any Person owned or controlled by any such Persons described in the foregoing clauses (a) through (f).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as set forth by Bloomberg Information Service or any successor thereto on the applicable page of such service, and (b) in respect of the EURIBO Rate for any Interest Period, the rate per annum determined by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for deposits in Euros for such Interest Period as set forth by Bloomberg Information Service or any successor thereto on the applicable page of such service; provided that if any Screen Rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.  If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, than the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Hedging Provider” means any Person that is party to a Hedging Agreement with Parent or any Restricted Subsidiary (excluding any ABS Subsidiary) that entered into such Hedging Agreement while such Person was, or before such Person became, a Lender or an Affiliate of a Lender, as the case may be; provided that such person shall not be a Secured Hedging Provider as to any amounts owing in respect of any additional transactions or confirmations under such Hedging Agreement entered into after such Secured Hedging Provider ceases to be a Lender or an Affiliate of a Lender.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all existing or future payment and other obligations owing by Parent or any Restricted Subsidiary (excluding any ABS Subsidiary) to any Secured Hedging Provider under a Hedging Agreement; and (c) all existing or future payment and other obligations owing by Parent or any Restricted Subsidiary (excluding any ABS Subsidiary) to any Secured Treasury Management Counterparty under a Treasury Management Agreement; provided, however, that the term “Secured Obligations” excludes any Excluded Hedging Obligations.

“Secured Parties” means, collectively, the Administrative Agent, each Issuing Bank, each Lender, each Secured Hedging Provider and each Secured Treasury Management Counterparty.

“Secured Treasury Management Counterparty” means any Person that is party to a Treasury Management Agreement with Parent or any Restricted Subsidiary (excluding any ABS Subsidiary) that entered into such Treasury Management Agreement while such Person was, or before such Person became, a Lender or Affiliate of a Lender, as the case may be; provided that if such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, such Person shall remain a Secured Treasury Management Counterparty for 180 days after such time (and after 180 days after such time, such Person shall no longer be a Secured Treasury Management Counterparty).

“Security Instruments” means the Guaranty and Collateral Agreement, the Pledge Agreement, the Mortgages and the other agreements, instruments or certificates described or referred to in Exhibit F, and any and all other agreements and instruments now or hereafter executed and delivered by the Borrower or any other Person (other than Hedging Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Obligations pursuant to this Agreement or any Treasury Management Agreement) granting a Lien upon any Property as security for the payment or performance of the Secured Obligations.

“Senior Secured Indebtedness” means all Indebtedness included in the calculation of Total Indebtedness (including the Secured Obligations to the extent included in the calculation of Total Indebtedness) that is secured and that is not expressly subordinated by its terms to the Secured Obligations.

“Senior Secured Leverage Ratio” means, as of the last day of any Testing Period, the ratio of Senior Secured Indebtedness as of such date to EBITDA for such Testing Period.

“Separation Documents” means, collectively, those agreements set forth on Schedule 1.01(a), in each case, in the forms delivered and certified to the Lenders pursuant to Section 6.01(c), as modified from time to time prior to the Initial Availability Date to the extent permitted under Section 6.02(a)(vii).

“Separation Transaction” means the publicly announced separation of EXH’s international contract operations, international aftermarket services and global fabrication businesses, to be effected pursuant to the Separation Documents by the distribution by EXH to its shareholders of 100% of the outstanding shares of Parent’s common stock. As a result of such distribution, Parent shall become a publicly traded company whose stock is traded on a recognized national stock exchange.

“Significant Domestic Subsidiary” means at any time, (a) each Wholly-Owned Domestic Subsidiary the value of whose Specified US Assets as of the last day of the most recently ended Fiscal Year for which financial statements are available exceeds $50,000,000 individually, (b) each Wholly-Owned Domestic Subsidiary (excluding any ABS Subsidiary) that guarantees any other third-party Indebtedness in a principal amount exceeding $50,000,000 and (c) each Wholly-Owned Domestic Subsidiary of Parent designated or required to be designated as a Significant Domestic Subsidiary pursuant to Section 8.06(b).

“Significant Foreign Subsidiary” means any Foreign Subsidiary the value of whose gross assets (excluding the value of the Equity Interests of the Subsidiaries of such Foreign Subsidiary and any intercompany Indebtedness owing to such Foreign Subsidiary) exceeds $50,000,000 as of the most recent Fiscal Year end for which financial statements are available.

“Specified Contingent Obligations” has the meaning assigned to such term in the definition of “Indebtedness”.

“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.

“Specified US Assets” of any Person means such Person’s gross assets in the United States, excluding (a) the value of the Equity Interests of such Person’s Subsidiaries and (b) any intercompany debt owing to such Person.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means (a) any corporation, limited liability company, joint venture, partnership or other business entity of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and (b) any partnership of which such Person or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” means a direct or indirect Subsidiary of Parent.

“Support Letter of Credit” shall mean an irrevocable standby letter of credit, satisfactory in form to the Administrative Agent, and issued by a bank or other financial institution having upon issuance a senior unsecured long-term debt rating of (a) A- or better from S&P or (b) A3 or better from Moody’s.

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.08.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo Bank, National Association, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.08(a).

“Syndication Agent” means Crédit Agricole Corporate and Investment Bank in its capacity as syndication agent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Testing Period” means any period of four consecutive Fiscal Quarters (whether or not such quarters are all within the same Fiscal Year).

“Ticking Fee” has the meaning assigned to such term in Section 3.05(d).

“Total Indebtedness” means, at any time, the sum (without duplication) of (a) 100% of the debt of Parent and its Consolidated Restricted Subsidiaries reflected as long-term debt on the consolidated balance sheet of Parent in accordance with GAAP, plus (b) the current portion of any debt of Parent and its Consolidated Restricted Subsidiaries that was reflected as long-term debt on the consolidated balance sheet of Parent in accordance with GAAP at the time such debt was first incurred, minus (c) all net mark to market obligations of Parent and its Consolidated Restricted Subsidiaries under Hedging Agreements to the extent included in the foregoing clauses (a) or (b).

“Total Interest Expense” means, for any period, the total consolidated interest expense net of cash interest income of Parent and its Consolidated Restricted Subsidiaries for such period (including the cash equivalent of the interest expense associated with Capital Lease Obligations, but excluding (a) Indebtedness or lease issuance costs, debt discounts or premiums and other financing fees required to be amortized, (b) lease payments on any office equipment or real property, (c) any principal components paid on all lease payments, (d) gains, losses or other charges as a result of the early retirement of Indebtedness and (e) any other non-cash interest expense).  Total Interest Expense will be adjusted on a pro forma basis (calculated as if such indebtedness was incurred or repaid on the first day of such Testing Period and determined by the Borrower in a manner reasonably acceptable to the Administrative Agent) for (i) interest expense associated with Indebtedness, the proceeds of which are to be used for any acquisition with a purchase price in excess of $50,000,000 and (ii) interest expense associated with Indebtedness that is repaid with the proceeds of any Disposition with a sale price in excess of $50,000,000 (in each case to the extent not otherwise reflected in the calculation of Total Interest Expense).

“Total Leverage Ratio” means, as of the last day of any Testing Period, the ratio of Total Indebtedness as of such date to EBITDA for such Testing Period.

“Total Revolving Credit Exposure” means, at any time, the sum of the Revolving Credit Exposures of all Lenders at such time.

“Trade Date” has the meaning assigned to such term in Section 12.04(i)(i).

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Loan Parties on Collateral pursuant to the Security Instruments.

“Transferred Subsidiary” has the meaning assigned to such term in Section 8.06(c)(ii).

“Treasury Management Agreement” means any agreement regarding bank services provided to Parent or any Restricted Subsidiary (excluding any ABS Subsidiary) for commercial credit cards, stored value cards or treasury management services, including deposit accounts, auto-borrow, zero balance or cash concentration accounts, returned check concentration, lockbox, controlled disbursements, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and reporting and trade finance services provided by a Secured Treasury Management Counterparty.

“Type”, when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Revolving Borrowing, is determined by reference to the Base Rate, the Adjusted LIBO Rate or the EURIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unrestricted Subsidiary” means (a) the Subsidiaries set forth on Schedule 1.01(b) and (b) any Subsidiary designated as an Unrestricted Subsidiary in accordance with Section 9.14 and any of its Subsidiaries, other than any Subsidiary that is designated a Restricted Subsidiary in accordance with Section 9.14.  For the avoidance of doubt, the Borrower may not be designated as an Unrestricted Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in US Dollars, such amount, (b) with respect to any amount in Euros, the equivalent in US Dollars of such amount and (c) with respect to any amount denominated in an Offshore Currency, the equivalent in US Dollars of such amount, in each case with respect to the foregoing clauses (b) and (c) as determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate on such date of determination.

“US Dollars” or “$” refers to lawful money of the United States of America.

“U.S. Person” means a United States person as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(g)(ii)(B)(3).

“USA PATRIOT Act” has the meaning assigned to such term in Section 12.16.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Subsidiary” means any Domestic Subsidiary (other than the Borrower) of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by Parent or one or more of the other Wholly-Owned Domestic Subsidiaries or are owned by Parent and one or more of the other Wholly-Owned Domestic Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.02                             Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “LIBOR Loan” or a “LIBOR Borrowing”).

Section 1.03                             Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including”, the word “to” means “to but excluding” and the word “through” means “through and including”, (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and (g) any reference herein to “knowledge of the Borrower” or to “the Borrower’s knowledge” shall be construed to mean the actual knowledge of a Responsible Officer of the Borrower.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04                             Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of Parent and its Consolidated Restricted Subsidiaries referred to in Section 8.01(a) (except for changes concurred with by Parent and its Consolidated Restricted Subsidiaries’ independent public accountants); provided that, if Parent notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof or the operation of such provision (or if the Administrative Agent notifies Parent that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2014 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the

United States as in effect on December 31, 2014, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for the purposes of calculating any of the ratios tested under Section 9.10, and the components of each of such ratios, all Unrestricted Subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except that cash distributions actually received by Parent or any Consolidated Restricted Subsidiary from Unrestricted Subsidiaries shall be included as income of Parent and such Consolidated Restricted Subsidiary when received as provided in the definition of “EBITDA” contained in Section 1.01.

Section 1.05                             Currency Translation.  The Administrative Agent shall determine the US Dollar Equivalent of any Revolving Borrowing denominated in Euros two (2) Business Days prior to the initial Interest Period therefor and as of the date two (2) Business Days prior to the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for Euros in relation to US Dollars in effect on the date of determination, and such amount shall, except as provided in the immediately succeeding sentence, be the US Dollar Equivalent of such Revolving Borrowing until the next required calculation thereof pursuant to this sentence.  The Administrative Agent may also determine the US Dollar Equivalent of any Borrowing denominated in Euros as of such other dates as the Administrative Agent shall select in its discretion, in each case using the Exchange Rate in effect on the date of determination, and such amount shall be the US Dollar Equivalent of such Borrowing until the next calculation thereof pursuant to this Section.  The Administrative Agent shall notify the Borrower and the Lenders of each determination of the US Dollar Equivalent of each Borrowing denominated in Euros.  Any determination by the Administrative Agent pursuant to this Section 1.05 shall be conclusive absent manifest error.

ARTICLE II
The Credits

Section 2.01                             Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower (each such loan, a “Revolving Loan”), denominated in US Dollars or Euros, from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment and (b) the Total Revolving Credit Exposure exceeding the Aggregate Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

Section 2.02                             Revolving Loans and Borrowings.

(a)                                 Borrowings; Several Obligations.  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Types of Loans.

(i)                                     Subject to Section 3.03, each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and currency made by the Lenders ratably in accordance with their respective Commitments as the Borrower may request in accordance herewith.

(ii)                                  Subject to Section 3.03, (A) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or LIBOR Loans as the Borrower may request in accordance herewith, and (B) each Revolving Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.  At the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(d).  At the commencement of each Interest Period for any EURIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of €500,000 and not less than €1,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of twelve (12) LIBOR Borrowings and EURIBOR Borrowings outstanding at any time.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)                                 Notes.  Any Lender may request that the Loans made by such Lender be evidenced by a Note dated, in the case of (i) any Lender party hereto as of the Initial Availability Date, as of the Initial Availability Date, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of such Assignment and Assumption or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Commitments pursuant to Section 2.06(c), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Commitment (denominated in US Dollars) as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(c) or otherwise), at the request of such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment (denominated in US Dollars) after giving effect to such increase or decrease, and otherwise duly completed.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03                             Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile or e-mail (a) in the case of a LIBOR Borrowing, not later than 12:00 p.m., Eastern time, three (3) Business Days before the date of the proposed Borrowing; (b) in the case of a EURIBOR Borrowing, not later than 12:00 p.m., Eastern time, three (3) Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 12:00 p.m., Eastern time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.07(d).  Each such Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing request, shall be confirmed promptly by hand delivery, facsimile or e-mail to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the currency (whether in US Dollars or Euros) and aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing, a LIBOR Borrowing or a EURIBOR Borrowing;

(iv)          in the case of a LIBOR Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no currency is specified with respect to any requested Revolving Borrowing, then the Borrower shall be deemed to have selected US Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (B) in the case of Borrowing denominated in Euros, a EURIBOR Borrowing.  If no Interest Period is specified with respect to any requested LIBOR Borrowing or EURIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Each request for a Borrowing shall constitute a representation that the amount of the requested Borrowing shall not cause the Total Revolving Credit Exposure to exceed the Aggregate Commitments.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                             Interest Elections.

(a)                                 Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing or EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing or EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.04 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone, facsimile or e-mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and, in the case of a telephonic Interest Election Request, shall be confirmed promptly by hand delivery, facsimile or e-mail to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower. Notwithstanding any other provision of this Section 2.04, the Borrower shall not be permitted to (i) change the currency of any Borrowing or (ii) elect an Interest Period for a LIBOR Borrowing or a EURIBOR Borrowing that, in the case of this clause (b), does not comply with Section 2.02(c).

(c)                                  Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing, a LIBOR Borrowing or a EURIBOR Borrowing; and

(iv)                              if the resulting Borrowing is a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing or a EURIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  Effect of Failure to Deliver Timely Interest Election Request and Event of Default.  If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or a EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a LIBOR Borrowing, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a EURIBOR Borrowing, such Borrowing shall be continued as a EURIBOR Borrowing for an Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent so notifies the Borrower, then, so long as an Event of Default is continuing:  (i) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a LIBOR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective), (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Revolving Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each EURIBOR Borrowing shall be continued as a EURIBOR Borrowing with an Interest Period of one month’s duration.

Section 2.05                             Funding of Borrowings.

(a)                                 Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Eastern time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made by the time specified in Section 2.08(b).  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(d) shall be remitted by the Administrative Agent to the applicable Issuing Bank.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)                                 Presumption of Funding by the Lenders.  Except with respect to Swingline Loans made pursuant to Section 2.08, unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Any payment made by the Borrower pursuant to this Section 2.05(b) shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06                             Termination, Reduction and Increase of Aggregate Commitments.

(a)                                 Scheduled Termination of Commitments.  Unless previously terminated, the Aggregate Commitments shall terminate on the Maturity Date; provided that, if the Initial Availability Date does not occur on or prior to October 30, 2015, the Aggregate Commitments shall terminate at 11:59 p.m., Eastern time, on October 30, 2015.

(b)                                 Optional Termination and Reduction of Aggregate Commitments.

(i)                                     The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitments; provided that (A) each reduction of the Aggregate Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the Total Revolving Credit Exposure would exceed the Aggregate Commitments.

(ii)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under Section 2.06(b)(i) not later than 12:00 p.m., Eastern time, on the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Commitments may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, subject to the payment of any compensation required by Section 5.02.  Any termination or reduction of the Aggregate Commitments shall be permanent and may not be reinstated except pursuant to Section 2.06(c).  Each reduction of the Aggregate Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c)                                  Optional Increase in Aggregate Commitments.

(i)                                     Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may at any time and from time to time increase the Aggregate Commitments then in effect by increasing the Commitment of one or more Lenders or by causing one or more Persons that at such time are not already Lenders to become Lenders (each, an “Additional Lender”).

(ii)                                  Any increase in the Aggregate Commitments shall be subject to the following additional conditions:

(A)                               the amount of such increase shall be an integral multiple of $5,000,000 (unless the Administrative Agent shall otherwise consent);

(B)                               after giving effect to such increase pursuant to this Section 2.06(c), the Aggregate Commitments shall not exceed $1,100,000,000;

(C)                               no Default shall have occurred and be continuing on the effective date of such increase;

(D)                               on the effective date of such increase, no LIBOR Borrowings or EURIBOR Borrowings shall be outstanding or if any LIBOR Borrowings or EURIBOR Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such LIBOR Borrowings or EURIBOR Borrowings unless the Borrower pays any compensation required by Section 5.02;

(E)                                no Lender’s Commitment may be increased without the consent of such Lender;

(F)                                 if such increase is effected in whole or in part by increasing the Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H-1 (a “Commitment Increase Certificate”), and, if requested by such Lender, the Borrower shall deliver a new or replacement Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase, and otherwise duly completed;

(G)                               if such increase is effected in whole or in part by causing an Additional Lender to become a party to this Agreement, (1) the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H-2 (an “Additional Lender Certificate”), together with an Administrative Questionnaire, and, if requested by such Additional Lender, the Borrower shall deliver a Note payable to such Additional Lender in a principal amount equal to its Commitment, and otherwise duly completed, and (2) such Additional Lender shall be subject to the approval of the Administrative Agent and each Issuing Bank (in each case not to be unreasonably withheld or delayed);

(H)                              the representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof)

on and as of the effective date of such increase, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the effective date of such increase, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;

(I)                                   the receipt by the Administrative Agent and the Lenders participating in such increase of all fees and expenses payable by the Borrower in connection therewith pursuant to a written agreement among the Borrower and the Administrative Agent and/or the Lenders participating in such increase or under Section 12.04 (to the extent required to be paid on or before the date on which such increase becomes effective); and

(J)                                   the receipt by the Administrative Agent of the following documents which shall each be reasonably satisfactory to the Administrative Agent in form and substance:  (1) documents of the type required to be delivered pursuant to Sections 6.01(a)(ii), 6.01(a)(iii) and 6.02(a)(xi) (if requested by the Administrative Agent), in each case to the extent relating to any increases in the Aggregate Commitments, (2) if a Borrowing is requested to be made on the effective date of such increase, a Borrowing Request and (3) such other documents relating to the applicable increase in the Aggregate Commitments as the Administrative Agent or any Lender participating in such increase may reasonably request.

(iii)                               Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in any Commitment Increase Certificate or Additional Lender Certificate (or if any LIBOR Borrowings or EURIBOR Borrowings are outstanding, then the last day of the Interest Period in respect of such LIBOR Borrowings or EURIBOR Borrowings, unless the Borrower pays any compensation required by Section 5.02), as the case may be:  (A) the amount of the Aggregate Commitments shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents.  In addition, in connection with an increase of the Aggregate Commitments, each Lender and Additional Lender participating in such increase shall purchase a pro rata portion of the outstanding Revolving Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Revolving Loans (and participation interests in Letters of Credit) after giving effect to the increase in the Aggregate Commitments.

(iv)                              Upon its receipt of (A) a duly completed Commitment Increase Certificate or an Additional Lender Certificate, as the case may be, executed by the Borrower and the Lender or the Borrower and the Additional Lender party thereto, as applicable, (B) the Administrative Questionnaire referred to in Section 2.06(c)(ii)(G), if applicable, (C) confirmation of the approval or consent of any applicable Person required pursuant to this Section 2.06(c) and (D) such documents required under Section 2.06(c)(ii)(J), the Administrative Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate, as the case may be, and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(c).  No increase in the Aggregate Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

Section 2.07                             Letters of Credit.

(a)                                 General.  Subject to the terms and conditions hereof, each Issuing Bank agrees to issue, renew and extend Letters of Credit for the account of the Borrower in support of obligations of Parent, the Borrower or any Restricted Subsidiary in US Dollars and Euros; provided, however, that, after giving effect to the issuance, renewal or extension of any Letter of Credit, (x) the aggregate US Dollar Equivalent of the LC Exposure shall not exceed $500,000,000 and (y) the aggregate US Dollar Equivalent of Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s LC Issuance Limit.  Letters of Credit may be issued, renewed or extended on any Business Day during the period from the Initial Availability Date to the 30th day prior to the Maturity Date.  The Lenders shall participate in such Letters of Credit according to their respective Applicable Percentages.  Each of the Letters of Credit shall (i) be issued by the applicable Issuing Bank on a sight basis only, (ii) contain such terms and provisions as are reasonably required by the applicable Issuing Bank, (iii) be for the account of the Borrower in support of obligations of Parent, the Borrower or any Restricted Subsidiary and (iv) subject to the immediately succeeding paragraph, expire not later than five (5) Business Days before the Maturity Date.  The Borrower may request that any Letter of Credit be issued in an Offshore Currency.  No Issuing Bank shall be obligated to issue an Offshore Currency Letter of Credit if such Issuing Bank has determined, in its sole discretion, that it is unable to fund obligations in the requested Offshore Currency; provided, however, the Administrative Agent shall use its commercially reasonable efforts to locate suitable issuers if no Issuing Bank is able to fund obligations in the requested Offshore Currency.  From and after the Initial Availability Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to this Section 2.07.

Notwithstanding anything to the contrary contained in this Agreement, including this Section 2.07, the expiration date of one or more Letters of Credit may extend beyond the Maturity Date (“Extended Expiry Letters of Credit”); provided, however, it is hereby expressly agreed and understood that:

(i)                                     the US Dollar Equivalent of the aggregate face amount of all such Extended Expiry Letters of Credit shall not at any time exceed $150,000,000;

(ii)                                  the expiration date of any Extended Expiry Letters of Credit shall not be later than three (3) years after the Maturity Date;

(iii)                               the Borrower shall, not later than five (5) Business Days prior to the Maturity Date, deposit cash in an account with the Administrative Agent, in the name of the Administrative Agent for the benefit of the Administrative Agent and each applicable Issuing Bank, and/or provide one or more Support Letters of Credit for the benefit of the Administrative Agent and each applicable Issuing Bank, so that the aggregate amount of cash and the aggregate face amount of such Support Letters of Credit is at least equal to the sum of (A) 105% of the aggregate amount available for drawing under all Extended Expiry Letters of Credit denominated in US Dollars as of such date and (B) 110% of the aggregate amount available for drawing under all Extended Expiry Letters of Credit denominated in Euros or any Offshore Currency as of such date;

(iv)                              if any Issuing Bank makes any disbursement in connection with a Letter of Credit after the Maturity Date, such disbursement shall be an advance on behalf of the Borrower under this Agreement and shall be reimbursed to such Issuing Bank (A) first, by the Administrative Agent applying amounts in the cash collateral account and/or proceeds of any drawing on any Support Letter of Credit referred to in clause (iii) of this paragraph until reimbursed in full, and (B) second, by the Borrower pursuant to Section 2.07(d) (except that the Borrower shall not have the right to request that the Lenders make, and the Lenders shall not have any obligation to make, a Loan under this Agreement after the Maturity Date to fund any such disbursement); and

(v)                                 all such disbursements referred to in clause (iv) of this paragraph shall be secured only by the cash collateral and Support Letters of Credit referred to in clause (iii) of this paragraph and the Borrower hereby grants to the Administrative Agent a first-priority security interest in all such cash collateral (whether now or hereafter deposited in the cash collateral account referred to in clause (iii) of this paragraph), without any further action on the part of any Issuing Bank, the Borrower, the Administrative Agent, any Lender or any other Person now or hereafter party hereto (other than any action the Administrative Agent reasonably deems necessary to perfect such security interest, which action the Borrower hereby authorizes the Administrative Agent to take), until such disbursements are reimbursed in full.

The obligations of the Borrower under this Agreement and the other Loan Documents regarding Letters of Credit, including obligations under this Section 2.07, shall survive after the Maturity Date and termination of the Commitments for so long as any LC Exposure exists.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit by any Issuing Bank (or the amendment, renewal or extension of an outstanding Letter of Credit issued by any Issuing Bank), the Borrower shall hand deliver or transmit by facsimile or e-mail to such Issuing Bank and the Administrative Agent not later than 12:00 p.m., Eastern time, (i) three (3) Business Days before the proposed date such Letter of Credit is to be issued (or such shorter time as such Issuing Bank may agree) and (ii) one (1) Business Day before the proposed date of any amendment, renewal or extension of a Letter of Credit (or such shorter time as such Issuing Bank may agree), a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying:

(i)                                     which Issuing Bank is being requested to issue such Letter of Credit and the date of issuance, amendment, renewal or extension (which shall be a Business Day),

(ii)                                  the date on which such Letter of Credit is to expire (which shall comply with paragraph (a) of this Section 2.07),

(iii)                               the amount of such Letter of Credit,

(iv)                              the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, and

(v)                                 the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

If requested by any Issuing Bank, the Borrower shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended by an Issuing Bank only if (and with respect to each notice provided by the Borrower above and any issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the portion of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank will not, unless such Issuing Bank shall so agree in its sole discretion, exceed the LC Issuance Limit of such Issuing Bank, (B) the LC Exposure will not exceed $500,000,000 and (C) the Total Revolving Credit Exposure will not exceed the Aggregate Commitments.  No letter of credit issued by any Issuing Bank (if such Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless such Issuing Bank has requested and received written confirmation from the Administrative Agent that the representations by the Borrower contained in the foregoing clauses (B) and (C) are true and correct.

No Issuing Bank will be required to:  (A) issue any Letter of Credit if (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it, (2) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (3) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (B) amend or extend any Letter of Credit if such Issuing Bank would not be required at such time to issue the Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(c)                                  Participations.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.07(d), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.07(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d)                                 Reimbursement and Prepayment.

(i)                                     In connection with any Letter of Credit, the Borrower may make funds available for disbursement by the applicable Issuing Bank in connection with such Letter of Credit.  In such cases, the Issuing Bank shall use such funds which the Borrower has made available to fund drawings under such Letter of Credit.  In addition, the Borrower may give written instructions to an Issuing Bank and the Administrative Agent to make a Loan under this Agreement to fund any Letters of Credit issued by such Issuing Bank which may be drawn.  In all such cases, the Borrower shall give the appropriate notices required under this Agreement for an ABR Loan or a LIBOR Loan.  If a disbursement by any Issuing Bank is made under any Letter of Credit, in cases in which the Borrower has not either provided its own funds to fund a draw on a Letter of Credit or given the Administrative Agent prior notice for a Loan under this Agreement, then the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount in the disbursed currency or, in the case of any Offshore Currency Letters of Credit, at the sole option of the Borrower, the US Dollar Equivalent determined on the date of such disbursement, of each such disbursement made by such Issuing Bank under such Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.07(d) or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (A) the then applicable interest rate for ABR Loans through the second Business Day after notice of such disbursement is received by the Borrower and (B) thereafter, the Post-Default Rate for ABR Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount.  The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances:  (U) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (V) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (W) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the Transactions or any unrelated transaction; (X) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (Y) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (Z) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent Lenders have funded Revolving Loans or made payments pursuant to Section 2.07(d)(iii) to reimburse such Issuing Bank for the applicable Letter of Credit disbursement, then to such Lenders and such Issuing Bank as their interests may appear.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance with respect to any Letter of Credit that results from the gross negligence or willful misconduct of the applicable Issuing Bank or its officers, employees, agents or representatives except, to the extent the Borrower or any Restricted Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct, the Borrower will be liable for payment or performance of such recovered amount minus costs and expenses associated with such recovery.

(ii)                                  If no Event of Default has occurred and is continuing, and subject to availability under the Aggregate Commitments (after taking into account the LC Exposure), to the extent the Borrower has not reimbursed any Issuing Bank for any draw upon any Letter of Credit issued by such Issuing Bank within two (2) Business Day after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Revolving Loan hereunder and used to pay such Letter of Credit reimbursement obligation in the percentages referenced in Section 2.07(d)(iii) below.  If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Revolving Loan would cause the aggregate amount of all Revolving Loans to exceed the Aggregate Commitments (after taking into account the LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Revolving Loan, but instead shall accrue interest as provided in Section 2.07(d)(i) and be subject to reimbursement under Section 2.07(d)(iii).

(iii)                               Each Lender severally and unconditionally agrees that it shall promptly reimburse each Issuing Bank in US Dollars an amount equal to such Lender’s participation in any Letter of Credit issued by such Issuing Bank as provided in Section 2.07(a) of any disbursement made by such Issuing Bank under such Letter of Credit that is not otherwise reimbursed (or funded as a Revolving Loan) in accordance with the other provisions of this Section 2.07 (other than with respect to disbursements described in the second paragraph of Section 2.07(d)(i)) and such obligation to reimburse is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  If the Borrower fails to reimburse any Letter of Credit disbursement when due (and a Revolving Loan cannot be made pursuant to Section 2.07(d)(ii) due to any of the circumstances described therein), then the Administrative Agent shall notify each Lender of the applicable disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any disbursement shall bear interest at the rate provided in Section 2.07(d)(i) and shall not relieve the Borrower of its obligation to reimburse such disbursement.

(e)                                  Cash Collateral.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.07(e), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment required by Section 3.04(c)(i)(B), (iii) the Borrower is required to deposit cash collateral pursuant to Section 2.07(a)(iii) or (iv) the Borrower is required to cash collateralize any Defaulting Lender’s LC Exposure and Swingline Exposure pursuant to Section 4.03(c)(iii)(B), then the Borrower shall deposit cash with the Administrative Agent for the benefit of the Issuing Banks and the Lenders (as applicable) in an amount equal to (A) in the case of clause (i) above, the LC Exposure (except for any outstanding Offshore Currency Letters of Credit, in which case the amount shall equal 110% of the aggregate face amount of all such Offshore Currency Letters of Credit), (B) in the case of clause (ii) above, the aggregate amount sufficient to eliminate such excess, (C) in the case of clause (iii) above, the amount required by Section 2.07(a)(iii) and (D) in the case of clause (iv) above, the amount of the applicable Defaulting Lender’s LC Exposure and Swingline Exposure.  Any deposits of cash required by this Section 2.07(e), by Section 3.04(c)(i)(B), Section 4.03(c)(iii)(B) or Section 2.07(a)(iii) shall be held by the Administrative Agent for the benefit of the Issuing Banks and the Lenders (as applicable) as cash collateral securing the LC Exposure in an account or accounts at its principal office; and the Borrower hereby grants to the Administrative Agent, by its deposit therewith, a security interest in such cash collateral.  In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing, to remit to the Borrower amounts on deposit as cash collateral for which the contingent obligations evidenced by such Letters of Credit have ceased.  If, after payment in full of all Obligations of the Borrower under the Loan Documents (including without limitation, reimbursement obligations with respect to Letters of Credit, but excluding any indemnities and other contingent obligations not then due and payable and as to which no claim has been made at the time of determination) and the expiration or cancellation of all outstanding Letters of Credit, there remains any amount on deposit as cash collateral, the Administrative Agent shall, within three (3) Business Days after all such Obligations are paid in full and all outstanding Letters of Credit have expired or been cancelled, return such amount to the Borrower.

(f)                                   Replacement of an Issuing Bank.  Any Issuing Bank may at any time be replaced by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(a).  From and after the effective date of any replacement of an Issuing Bank, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by such successor Issuing Bank thereafter and (i) references herein to the term “Issuing Bank” shall be deemed to refer to any successor to any replaced Issuing Bank or to any previous Issuing Bank, or to any such successor Issuing Bank and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.  Schedule 1.02(b) shall be amended upon the written agreement of Parent, the Borrower, the Administrative Agent and any successor Issuing Bank to set forth such Issuing Bank’s LC Issuance Limit, and no successor Issuing Bank shall be an “Issuing Bank” hereunder until such amendment is effective.

(g)                                  Termination of an Issuing Bank.  Any Issuing Bank may be terminated at any time upon not less than ten (10) Business Days’ prior written notice by the Borrower to the Administrative Agent and such Issuing Bank.  The Administrative Agent shall notify the Lenders of any such termination of an Issuing Bank.  After the termination of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not be required to amend, renew or extend any such Letter of Credit or to issue additional Letters of Credit.

(h)                                 Defaulting Lender.  Notwithstanding any provision of this Section 2.07 to the contrary, this Section 2.07 shall be subject to the requirements of Sections 4.03(c) and 4.03(d).

Section 2.08                             Swingline Loans.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make loans denominated in US Dollars to the Borrower (each such loan, a “Swingline Loan”) from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $75,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Credit Exposure of the Lender acting as the Swingline Lender, may exceed the amount of such Lender’s Commitment, or (ii) the Total Revolving Credit Exposure exceeding the Aggregate Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  The Borrower shall pay to the Administrative Agent, for the account of the Swingline Lender or each Lender, as applicable, pursuant to Section 2.08(c), the outstanding aggregate principal and accrued and unpaid interest under each Swingline Loan no later than thirty (30) days following such Swingline Borrowing.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile or e-mail not later than 2:00 p.m., Eastern time, on the date of the proposed Swingline Loan (and, in the case of telephonic notice, confirmed by hand delivery, facsimile or e-mail).  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 5:00 p.m., Eastern time, on the requested date of such Swingline Loan.  Each Swingline Borrowing shall be in an amount that is an integral multiple of $250,000 and not less than $250,000.

(c)                                  The Lenders shall participate in Swingline Loans according to their respective Applicable Percentages.  Upon any Swingline Borrowing, the Administrative Agent shall give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders and shall distribute the payments received from the Borrower to the Swingline Lender and the other Lenders as their interests appear with respect to such Swingline Loans.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.  Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one (1) Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

(d)                                 Defaulting Lender.  Notwithstanding any provision of this Section 2.08 to the contrary, this Section 2.08 shall be subject to the requirements of Sections 4.03(c) and 4.03(d).

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01                             Repayment of Revolving Loans.  On the Maturity Date, the Borrower shall pay to the Administrative Agent, for the account of each Lender, the outstanding aggregate principal amount of and accrued and unpaid interest on the Revolving Loans in the applicable currency in which such Revolving Loan was funded.

Section 3.02                             Interest.

(a)                                 ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)                                 LIBOR Loans.  The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)                                  EURIBOR Loans. The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(d)                                 Swingline Loans.  Swingline Loans shall bear interest at the Adjusted LIBO Rate for a one (1) month Interest Period that would be applicable to a Revolving Loan, as that rate may fluctuate in accordance with changes in the Adjusted LIBO Rate as determined on a day-to-day basis, plus the Applicable Margin that would be applicable to a LIBOR Loan, but in no event to exceed the Highest Lawful Rate.

(e)                                  Post-Default Rate.  Notwithstanding the foregoing, (i) if any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Post-Default Rate, (ii) if any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders, such amount shall thereafter bear interest at the Post-Default Rate and (iii) after an Event of Default described in Section 10.01(f) or Section 10.01(g) has occurred and is continuing, all outstanding amounts (including principal, fees and other obligations) under the Loan Documents shall automatically bear interest at the Post-Default Rate.

(f)                                   Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 3.02(e) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan or EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  Any accrued and unpaid interest on the Revolving Loans shall be paid on the Maturity Date.

(g)                                  Interest Rate Computations.  All interest with respect to LIBOR Loans or EURIBOR Loans hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All interest with respect to ABR Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Base Rate, LIBO Rate, Adjusted LIBO Rate and EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03                             Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a LIBOR Borrowing or a EURIBOR Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the EURIBO Rate, as the case may be, for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing or EURIBOR Borrowing, as the case may be, shall be ineffective; (ii) if any Borrowing

Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a EURIBOR Borrowing, such request shall be ineffective (and no Lender shall be obligated to make a Loan on account thereof).

Section 3.04                             Prepayments.

(a)                                 Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)                                 Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone, facsimile or e-mail (and, in the case of telephonic notice, confirmed by hand delivery, facsimile or e-mail) of any prepayment hereunder not later than 12:00 p.m., Eastern time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (which shall be (x) in the case of a prepayment of any ABR Borrowing or Swingline Borrowing, in an amount that is an integral multiple of $250,000 and not less than $250,000 or equal to the aggregate principal balance outstanding of such ABR Borrowing; (y) in the case of a prepayment of any LIBOR Borrowing, in an amount that is an integral multiple of $500,000 and not less than $1,000,000 or equal to the aggregate principal balance outstanding of such LIBOR Borrowing) and (z) in the case of a prepayment of any EURIBOR Borrowing, in an amount that is an integral multiple of €500,000 and not less than €1,000,000 or equal to the aggregate principal balance outstanding of such EURIBOR Borrowing; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied, subject to the payment of any compensation required by Section 5.02.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)                                  Mandatory Prepayments.

(i)                                     If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.06(b) or if for any other reason, the Total Revolving Credit Exposure exceeds the Aggregate Commitments, then the Borrower shall (A) prepay Borrowings on such date in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.07(e).

(ii)                                  Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, to any Swingline Loans then outstanding, second, ratably to any ABR Borrowings then outstanding, and, third, to any LIBOR Borrowings and EURIBOR Borrowings then outstanding, and if more than one LIBOR Borrowing or EURIBOR Borrowing is then outstanding, to each such LIBOR Borrowing or EURIBOR Borrowing in such order as the Borrower shall elect.

(iii)                               Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)                                 No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05                             Fees.

(a)                                 Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the applicable rate set forth under the heading “Commitment Fees” in the table contained in the definition of “Applicable Margin” on the average daily amount (before deducting any outstanding Swingline Loans to the extent participations therein by the Lenders (other than the Swingline Lender) have not been funded by such Lenders) of the unused amount of the Commitment of such Lender during the Availability Period.  Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date, commencing on the first such date to occur after the date hereof.  All Commitment Fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Borrowings comprised of LIBOR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Initial Availability Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.200% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Initial Availability Date to but excluding the later of the date of termination of the Aggregate Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Initial Availability Date; provided that all such fees shall be payable on the Maturity Date and any such fees accruing after the Maturity Date shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this Section 3.05(a) shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent, including the fees set forth in the Administrative Agent Fee Letter.

(d)                                 Ticking Fees.                          The Borrower agrees to pay to the Administrative Agent for the account of each Lender a ticking fee (the “Ticking Fee”), which shall accrue at a rate of 30.0 basis points (0.30%) on the daily amount of the Commitment of such Lender during the period from and including September 23, 2015 to but excluding the earlier of (i) the Initial Availability Date and (ii) the date on which such Commitment terminates.  Accrued Ticking Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the earlier of (i) the Initial Availability Date and (ii) the date on which any Commitment terminates, commencing on the first such date to occur after

September 23, 2015.  All Ticking Fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For the avoidance of doubt, if the Initial Availability Date occurs prior to September 23, 2015, no Ticking Fees shall be payable by the Borrower.

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01                             Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 p.m., Eastern time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent as specified in Section 12.01, except payments to be made directly to any Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder in respect of any Loan shall be made in the currency of such Loan; all other payments (including reimbursement of disbursements made under any Offshore Currency Letters of Credit) hereunder shall be made in US Dollars.

(b)                                 Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements or Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02                             Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03                             Certain Deductions by the Administrative Agent; Defaulting Lenders.

(a)                                 Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it hereunder, including pursuant to Section 2.05(b), Section 2.07(c), Section 2.07(d), Section 4.02 or Section 12.03(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(b)                                 Payments to Defaulting Lenders.  If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set off shall have received a payment in respect of such Lender’s Revolving Credit Exposure and fails to purchase participations in the Loans and LC Disbursements pursuant to Section 4.01(c), which results in such Lender’s Revolving Credit Exposure being less than its Applicable Percentage of the Revolving Credit Exposure, then no payment will be made to such Defaulting Lender until all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Obligations.  Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Revolving Loans then outstanding.  After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

(c)                                  Defaulting Lenders.  Notwithstanding any provision of any Loan Document to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)                                     Commitment Fees otherwise payable pursuant to Section 3.05(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

(ii)                                  The Commitment and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or each adversely affected Lender have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), and no consent of such Defaulting Lender shall be required to take any action hereunder that requires the consent of all Lenders, the Majority Lenders or each adversely affected Lender (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification (A) that would increase the Commitment of such Defaulting Lender, (B) that would reduce the principal of any Loan owed to such Defaulting Lender or extend the final maturity thereof or (C) requiring the consent of all Lenders or each adversely affected Lender which affects such Defaulting Lender differently than all other Lenders or all other adversely affected Lenders, as the case may be, shall require the consent of such Defaulting Lender; provided further, that any amendment to the foregoing proviso shall require the consent of all Lenders, including any Defaulting Lenders.

(iii)                               If any LC Exposure or Swingline Exposure exists at the time a Lender becomes a Defaulting Lender, then:

(A)                               all or any part of such LC Exposure or Swingline Exposure shall be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (for the purposes of such reallocation, the Defaulting Lender’s Commitment shall be disregarded in determining the Non-Defaulting Lenders’ Applicable Percentages), but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure and Swingline Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments, (y) the sum of each Non-Defaulting Lender’s Revolving Credit Exposure plus its reallocated share of such Defaulting Lender’s LC Exposure and Swingline Exposure does not exceed such Non-Defaulting Lender’s Commitment and (z) no Event of Default has occurred and is continuing at such time;

(B)                               if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall, within three (3) Business Days following written notice from the Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure and Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.07(e) for so long as such LC Exposure or Swingline Exposure is outstanding and the relevant Defaulting Lender remains a Defaulting Lender;

(C)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.03(c)(iii), then the Borrower shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(D)                               if all or any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to this Section 4.03(c)(iii), then the fees payable to the Lenders pursuant to

Sections 3.05(a) and 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; and

(E)                                if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.03(c)(iii), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all participation fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks, ratably based on the portion of such LC Exposure attributable to Letters of Credit issued by each such Issuing Bank, until such LC Exposure is reallocated and/or cash collateralized pursuant to clause (A) or (B) above.

(d)                                 So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be one hundred percent (100%) covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.03(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.03(c)(iii) (and Defaulting Lenders shall not participate therein).

(e)                                  In the event that the Administrative Agent, the Borrower, the Issuing Banks and the Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposures and Swingline Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date, if necessary as a result of a Revolving Loan funding pursuant to Section 2.07(d), such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01                             Increased Costs.

(a)                                 Changes in Law.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes,  (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital contributions thereto; or

(iii)                               impose on any Lender or any Issuing Bank the London or European interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans or EURIBOR Loans, as the case may be, made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any LIBOR Loan or EURIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) then, upon the request of such Lender or such Issuing Bank and subject to paragraphs (c) and (d) of this Section, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital and Liquidity Requirements.  If any Lender or any Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, subject to paragraphs (c) and (d) of this Section, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Certificates.  A certificate of a Lender or any Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b), shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)                                 Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate such Lender or such Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, delivers written notice to the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02                             Break Funding Payments.  In the event of (a) the payment of any principal of any LIBOR Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan or EURIBOR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or EURIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03                             Taxes.

(a)                                 Defined Terms.  For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes except as required by applicable law.  If any applicable law (as determined in the good faith and discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, to the extent such Taxes are Indemnified Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after deduction or withholding for such Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Taxes been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within twenty (20) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes

attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or any Loan Party to the Lender from any other source against any amount due to the Administrative Agent or any Loan Party under this Section 5.03(e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B), and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (2) duly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two (2) duly completed and executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two (2) duly completed and executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 two (2) duly completed and executed copies of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two (2) duly completed and executed copies of IRS Form W-8BEN-E; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, two (2) duly completed and executed copies of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement regardless of whether they would otherwise be taken into account under the definition thereof in Section 1.02.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to the indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(i)            Survival.  Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04          Mitigation Obligations; Replacement of Lenders.

(a)           Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Majority Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release or (iv) any Lender becomes a Defaulting Lender or a Notifying Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, delayed or conditioned, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Notwithstanding the foregoing, any Lender being replaced pursuant to clause (iii) above shall not be required to make any such assignment and delegation if such Lender is a Secured Hedging Provider with any outstanding Swap Agreements with any Loan Party (to the extent obligations under such Hedging Agreements constitute Secured Obligations), unless on or prior thereto, all such Hedging Agreements have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation.

Section 5.05          Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or EURIBOR Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such LIBOR Loans or EURIBOR Loans, as the case may be (the “Affected Loans”), shall be suspended until such time as such Lender may again make and maintain such LIBOR Loans or EURIBOR Loans and (b)(i) all LIBOR Loans which are Affected Loans that would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all LIBOR Loans which are Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans and (ii) all EURIBOR Loans which are Affected Loans that would otherwise be made by such Lender shall not be required to be made or maintained (and no Lender shall be obligated to make a Loan on account thereof) and all payments of principal and interest with respect thereto shall be repaid on the last day of the then-current Interest Period applicable thereto.

ARTICLE VI
Conditions Precedent

Section 6.01          Conditions Precedent to the Effective Date.  The Effective Date shall occur on the date on which each of the following conditions are satisfied (or waived in accordance with Section 12.02):

(a)           the receipt by the Administrative Agent of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

(i)            counterparts of this Agreement signed on behalf of each party hereto (in such number as may be reasonably requested by the Administrative Agent);

(ii)           a certificate of the Secretary or an Assistant Secretary (or its equivalent) of each of the Borrower and Parent, setting forth (A) resolutions of its board of directors (or equivalent governing body) with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions contemplated in those documents, (B) the officers (or the equivalent thereof) of such Loan Party (I) who will be signing the Loan Documents to which such Loan Party is a party and (II) who will, until replaced by another officer or officers (or the equivalent thereof) duly authorized for that purpose, act as a representative of such Loan Party for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions contemplated hereby, (C) specimen signatures of the authorized officers (or the equivalent thereof) referred to in clause (B)(I), and (D) the Organization Documents of such Loan Party, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such party to the contrary;

(iii)          certificates with respect to the existence, qualification and good standing of the Borrower and Parent issued by the appropriate state agencies in the jurisdiction of organization of such Loan Party;

(iv)          a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Parent and its Consolidated Subsidiaries (A) for the Fiscal Year ended December 31, 2014 and (B) for each subsequent Fiscal Quarter ending at least forty-five (45) days before the Effective Date, in each case prepared after giving pro forma effect to the Separation Transaction as if the Separation Transaction had occurred on the last day of such period (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and based on assumptions with respect to indebtedness and interest expense reasonably acceptable to the Administrative Agent; and

(v)           projections of consolidated balance sheets, income statements and cash flow statements of Parent and its Consolidated Subsidiaries, which will be quarterly for the Fiscal Years ending December 31, 2015 and December 31, 2016, respectively, and annually thereafter through the Maturity Date;

(b)           each Lender shall have received at least five (5) Business Days prior to the Effective Date all documentation and other information required by regulatory authorities or as may be required by the internal policies of the Administrative Agent or such Lender with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(c)           each Lender shall have received copies, certified to by a Responsible Officer, of substantially final forms of the Separation Documents (other than those schedules and exhibits which are not attached thereto), each of which shall be reasonably satisfactory to the Administrative Agent in form and substance; and

(d)           the Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees due and payable to them on or prior to the Effective Date.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.  The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02          Conditions Precedent to the Initial Availability Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 12.02):

(a)           the receipt by the Administrative Agent of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

(i)            Notes duly completed and executed for each Lender that has requested a Note at least one Business Day prior to the Initial Availability Date;

(ii)           the Security Instruments described on Exhibit F, duly completed and executed in sufficient number of counterparts for recording, if applicable;

(iii)          each document (including any UCC financing statement) required by the Security Instruments or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral;

(iv)          all original stock certificates or other certificates evidencing any certificated Equity Interests pledged pursuant to the Security Instruments, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof;

(v)           (A) a summary of insurance coverage of Parent and its Restricted Subsidiaries evidencing that they are carrying insurance in accordance with Section 7.18, (B) certificates with respect to the insurance carried by Parent and its Restricted Subsidiaries evidencing that the Administrative Agent has been named as an additional insured pursuant to Section 8.02(b) and (C) a Federal Emergency Management Agency Standard Flood Hazard Determination with respect to any real property Collateral subject to a Mortgage on which a Building or Manufactured (Mobile) Home is located;

(vi)          results of UCC lien searches made against each Loan Party in the jurisdiction of organization of such Loan Party, reflecting no prior Liens encumbering the Properties of such Loan Party other than those being released on or prior to the Initial Availability Date and Permitted Liens;

(vii)         a certificate of a Responsible Officer of the Borrower, certifying that (A) as of the Initial Availability Date, no Default or Event of Default has occurred and is continuing, (B) as of the Initial Availability Date, the representations and warranties contained herein are accurate in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects), (C) after giving effect to the Transactions and the Separation Transaction, the Borrower is in compliance on a pro forma basis with the financial covenants contained in Section 9.10 (calculated in a manner reasonably acceptable to the Administrative Agent as if the Transactions and the Separation Transaction were consummated on the last day of the most recently ended Testing Period for which financial statements are available (in the case of balance sheet matters) or the first day of such Testing Period (in the case of income statement matters)) and (D) attached thereto are full and complete copies of the executed Separation Documents (together with all of the schedules and exhibits thereto), which shall not have been modified from the forms provided by the Borrower pursuant to Section 6.01(c) in any manner that is adverse in any material respect to the Lenders (it being understood that, without limitation, (x) any material decrease in the value of the Property to be actually acquired by Parent and its Subsidiaries from the Property contemplated by the form of Separation Documents previously delivered pursuant to Section 6.01(c) shall be deemed to be materially adverse to the Lenders, unless approved by the Majority Lenders, and (y) to the extent that the schedules and exhibits that were not attached to, or any modifications to the schedules and exhibits that were attached to, the forms of the Separation Documents previously delivered pursuant to Section 6.01(c) list or include any Properties actually acquired in connection with the Separation Transactions, such schedules, exhibits or information shall comply with the requirements of clause (x) above, and any other schedules or exhibits that were not attached to, or any modifications to the schedules and exhibits that were attached to, the forms of the Separation Documents previously delivered pursuant to Section 6.01(c) shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent);

(viii)        evidence that (A) EXH’s board of directors has authorized the consummation of the Separation Transaction in accordance with the Separation Documents, at which time Parent shall become a publicly-traded company whose common stock is traded on a recognized national stock exchange, and (B) the declaration of the date on which the common stock of Parent will be distributed to the stockholders of EXH (which shall be either the Initial Availability Date or the day immediately following the Initial Availability Date) have been publicly announced;

(ix)          a certificate of a Responsible Officer of EXH, certifying that (i) no further actions are required to be taken to consummate the Separation Transaction other than the passage of time (not to exceed one (1) Business Day from the date of such certificate) and (ii) there is no pending or, to the knowledge of such Responsible Officer, threatened litigation which could reasonably be expected to impede the consummation of the Separation Transaction within one (1) Business Day from the date of such certificate;

(x)           a Borrowing Request in the form of Exhibit B with respect to any Borrowing to be made on the Initial Availability Date, duly completed and executed by the Borrower;

(xi)          a favorable opinion of Sidley Austin LLP, counsel to the Loan Parties;

(xii)         a certificate of the Secretary or an Assistant Secretary (or its equivalent) of each Loan Party other than Parent and the Borrower, setting forth (A) resolutions of its board of directors (or equivalent governing body) with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions contemplated in those documents, (B) the officers (or the equivalent thereof) of such Loan Party (I) who will be signing the Loan Documents to which such Loan Party is a party and (II) who will, until replaced by another officer or officers (or the equivalent thereof) duly authorized for that purpose, act as a representative of such Loan Party for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions contemplated hereby, (C) specimen signatures of the authorized officers (or the equivalent thereof) referred to in clause (B)(I), and (D) the Organization Documents of such Loan Party, certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such party to the contrary; and

(xiii)        certificates with respect to the existence, qualification and good standing of the Borrower and each other Loan Party issued by the appropriate state agencies in (A) the jurisdiction of organization of such Loan Party and (B) each other jurisdiction in which such Loan Party owns a material manufacturing facility as of the Initial Availability Date.

(b)           Parent shall have issued the Initial Senior Notes, and the gross proceeds thereof shall be no less than $300,000,000.

(c)           The Administrative Agent shall have received evidence reasonably satisfactory to it that the principal of and interest on all loans and other obligations accrued or owing under the EXH Credit Agreement (whether or not then due) shall have been paid in full, all commitments thereunder shall have been terminated and all liens securing such obligations shall have been released (which payment, termination and release may be contemporaneous with the satisfaction of the conditions under this Section 6.02 and the application of proceeds of any Borrowings to occur on the Initial Availability Date); provided that the foregoing shall not be construed to require the termination of any of the Existing Letters of Credit.

(d)           The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable to them on or prior to the Initial Availability Date, including, to the extent invoiced at least one Business Day prior to the Initial Availability Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (including the reasonable fees, disbursements and other charges of counsel to the Administrative Agent).

The Administrative Agent shall notify the Borrower and the Lenders of the satisfaction of the foregoing conditions and the occurrence of the Initial Availability Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., Eastern time, on October 30, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitments and this Agreement shall terminate).

Section 6.03          Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(b)           The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

(c)           The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a Letter of Credit Request in accordance with Section 2.07, as applicable.

On the date of any Borrowing or any issuance, amendment, renewal or extension of any Letter of Credit, the Borrower shall be deemed to have made a representation and warranty that the conditions specified in Sections 6.03(a) and 6.03(b) have been satisfied.

ARTICLE VII
Representations and Warranties

Each of Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Banks and the Lenders at each time on or after the Effective Date that such representations and warranties are required to be made pursuant to the terms of this Agreement as follows:

Section 7.01          Legal Existence.  Each of Parent, the Borrower and each Significant Domestic Subsidiary:  (a) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, except as permitted by Section 9.06 or Section 9.11; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would reasonably be expected to result in a Material Adverse Effect.

Section 7.02          Financial Condition.  Since December 31, 2014, no change, event, development or circumstance has occurred or shall then exist that has had a Material Adverse Effect; provided that for purposes hereof, the consummation of the Separation Transaction shall be deemed not to have a Material Adverse Effect.

Section 7.03          Litigation.  Except as set forth in Schedule 7.03, as of the Effective Date and as of the Initial Availability Date, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending against or, to the knowledge of Parent or the Borrower, threatened against or affecting Parent, the Borrower or any of their respective Subsidiaries as to which there is a reasonable likelihood of any judgment or liability against Parent, the Borrower or any of their respective Subsidiaries which would reasonably be expected to have a Material Adverse Effect.  No litigation is pending or, to the knowledge of Parent, threatened which enjoins, prohibits or restrains or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal or extension of any Letter of Credit or the reimbursement of disbursements under any Letter of Credit or the consummation of the Transactions contemplated by this Agreement or any other Loan Document.

Section 7.04          No Breach.  Each of the Transactions and, as of the Initial Availability Date, the Separation Transaction will not (a) contravene or result in a breach of the Organization Documents of any Group Member, (b) violate any Governmental Requirement applicable to or binding upon any Group Member or any of its Properties, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) violate or result in a default under any indenture, agreement or instrument governing other Indebtedness aggregating $50,000,000 or more to which such Group Member is a party or by which it is bound or to which it or its Properties are subject, (d) violate or result in a default under any agreement or instrument to which such Group Member is a party or by which it is bound or to which it or its Properties are subject, except to the extent, in the case of this clause (d), that any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (e) result in the creation or imposition of any Lien upon any of the Properties of any Group Member, other than the Liens created by the Loan Documents.

Section 7.05          Authority.  Each Group Member has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Group Member of the Loan Documents to which it is a party have been duly authorized by all necessary action on its part; and the Loan Documents to which each

Group Member is a party constitute the legal, valid and binding obligations of such Group Member, enforceable against such Group Member in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 7.06          Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by any Group Member of the Loan Documents to which it is a party, for the borrowing of any Loan or the issuance, amendment, renewal or extension of any Letter of Credit hereunder, or for the validity or enforceability against any Group Member of any of the Loan Documents to which it is a party, except for (a) those that have been obtained or made and are in effect and (b) the recording and filing of financing statements and the Security Instruments as required by this Agreement.

Section 7.07          Use of Loans and Letters of Credit.  The Borrower will use the proceeds of the Loans and Letters of Credit (a) for working capital, to reimburse drawings under Letters of Credit and for other general corporate purposes (including capital expenditures, acquisitions permitted hereunder, the funding of payments required under the Separation Documents, share repurchases, prepayment or refinancing of debt, dividends and payments in connection with the termination of Hedging Agreements); (b) to repay amounts owing under the Mirror Notes owing by the Borrower or any Restricted Subsidiary on the Initial Availability Date; and (c) to pay fees and expenses in connection with the Transactions and the Separation Transaction.  The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board) in violation of applicable law, including Regulation T, U or X of the Board, and no part of the proceeds of any Loan or Letter of Credit hereunder will be used for any purposes which violates the provisions of Regulation T, U or X of the Board.

Section 7.08          ERISA.  Except as would not reasonably be expected to result in a Material Adverse Effect, each Loan Party and ERISA Affiliate is in compliance with applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of FASB Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB Accounting Standard Codification 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans, except in each case as could not reasonably be expected to result in a Material Adverse Effect.  With respect to any Foreign Plan, the accrued benefit obligations (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan, and each Foreign Plan is in compliance with all provisions of applicable law and all applicable regulations and published interpretations thereunder with respect to such Foreign Plan and with the terms of such Foreign Plan, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

Section 7.09          Taxes.  Except as set forth in Schedule 7.09, each of Parent, the Borrower and each Domestic Subsidiary has filed all United States Federal income tax returns and all other tax returns which, to the knowledge of Parent and the Borrower, are required to have been filed by them and have paid all Taxes due pursuant to such returns, except (i) for such Taxes as are being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Domestic Subsidiary has set aside on its books adequate reserves in accordance with GAAP or (ii) where failure to file such tax returns and pay such Taxes would not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of Parent, the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Parent and the Borrower, adequate.  No material Tax lien has been filed and, to the knowledge of Parent and the Borrower, no claim for the collection or assessment of Taxes is being asserted which, if determined adversely to Parent, the Borrower or any Domestic Subsidiary, would reasonably be expected to result in a Material Adverse Effect.

Section 7.10          Title, Etc.

(a)           Except as set forth in Schedule 7.10, each Group Member has good title to, or valid leasehold interests in, its material Properties, (i) except in cases where the failure to have such title or leasehold interests would not reasonably be expected to result in a Material Adverse Effect and (ii) free and clear of all Liens, except Permitted Liens.

(b)           Except for matters that would not reasonably be expected to have a Material Adverse Effect, (i) all leases and agreements necessary for the conduct of the business of each Group Member are valid and subsisting and in full force and effect and (ii) there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement.

Section 7.11          No Material Misstatements.  No written information, statement, exhibit, certificate, document or report (other than projections) furnished to the Administrative Agent and the Lenders (or any of them) by any Group Member in connection with the negotiation of this Agreement, including the Information Memorandum, or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole with all other written information, statements, exhibits, certificates, documents and reports so furnished or delivered, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made.  The financial projections concerning Parent and its Restricted Subsidiaries that have been made available to the Administrative Agent and the Lenders (or any of them) by any Group Member pursuant hereto or any other Loan Document have been prepared in good faith based upon assumptions believed by Parent and the Borrower to be reasonable at the time made, it being understood that such projections are subject to significant uncertainties, many of which are beyond the control of Parent, the Borrower and their respective Subsidiaries, and actual results may vary materially from the projections.

Section 7.12          Investment Company Act.  Neither Parent nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

Section 7.13          Subsidiaries.  As of the Effective Date, all Subsidiaries listed on Schedule 7.13 are either Restricted Subsidiaries or Unrestricted Subsidiaries as set forth therein.  Parent has no Excluded Subsidiaries except as set forth on Schedule 7.13.

Section 7.14          Location of Offices.  The Borrower’s principal place of business and chief executive office are located at the addresses stated on its signature page to this Agreement (or as set forth in a notice delivered to the Administrative Agent in writing pursuant to Section 12.01).

Section 7.15          Defaults.  No Group Member is in material default under, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under, any material agreement or instrument to which such Group Member is a party or by which such Group Member is bound, which default would reasonably be expected to result in a Material Adverse Effect.  No Default hereunder has occurred and is continuing.

Section 7.16          Environmental Matters.  Except (a) as set forth in Schedule 7.16 or (b) as would not reasonably be expected to have a Material Adverse Effect:

(i)            All Properties and operations of Parent and its Subsidiaries are and have been during the applicable statute of limitations period in compliance with all applicable Environmental Laws and the Responsible Officers of Parent and the Borrower do not know of any facts that would prevent Parent or any Subsidiary from maintaining compliance with such requirements during the term of this Agreement;

(ii)           Neither Parent nor any of its Subsidiaries are subject to any pending or, to Parent’s or the Subsidiaries’ knowledge, threatened action, suit or proceeding by or before any court or Governmental Authority or any order or judgment that has not been completed, concerning compliance with Environmental Laws or alleging liability or remedial obligations under Environmental Laws and the Responsible Officers of Parent and the Borrower do not know of any facts that would make an action, suit, or proceeding or remedial obligation reasonably likely;

(iii)          All notices, permits, licenses or similar authorizations, if any, required by Environmental Laws to be obtained or filed by Parent or any of its Subsidiaries in connection with its operations or Properties (including past operations and Properties during the applicable statute of limitations) have been duly obtained or filed by Parent or its Subsidiaries and Parent and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits and licenses (and have been in the past during the applicable statute of limitations);

(iv)          To the best of Parent’s and the Borrower’s knowledge, all Hazardous Materials, if any, generated at any Property of Parent or any of its Subsidiaries have been transported, treated and disposed of in accordance with applicable Environmental Laws, and are not the subject of any pending or, to Parent’s or the Borrower’s knowledge, threatened action by any Governmental Authority pursuant to Environmental Laws; and

(v)           To the best of Parent’s and the Borrower’s knowledge, no Hazardous Materials have been Released on, at, under, to or from any current or past Property of Parent and its Subsidiaries in a manner or condition that would reasonably be expected to result in any material liability to, or obligation to undertake remediation on the part of, Parent or its Subsidiaries.

Section 7.17          Compliance with Laws.  No Group Member has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would (in the event such violation or failure were asserted by any Person through appropriate action) reasonably be expected to result in a Material Adverse Effect.

Section 7.18          Insurance.  Parent has, and has caused all of its Significant Domestic Subsidiaries to have, insurance policies sufficient for compliance by each of them with all applicable requirements of law and of all agreements to which Parent or such Significant Domestic Subsidiary is a party, except where non-compliance therewith would not reasonably be expected to result in a Material Adverse Effect; such policies are valid, outstanding and enforceable policies and provide insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against by companies engaged in the same or similar businesses operating in the same or similar locations.  The Administrative Agent has been named as an additional insured in respect of such liability insurance policies, and the Administrative Agent has been named as lender loss payee with respect to such property loss insurance policies.  For the avoidance of doubt, unless an Event of Default has occurred and is continuing, any property loss insurance proceeds received by the Administrative Agent in its capacity as “lender loss payee” under the property loss insurance policies of any Group Member shall be remitted to the Borrower or the other applicable Group Member.

Section 7.19          Hedging Agreements.  Schedule 7.19 sets forth, as of the Effective Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Group Member, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof as of the last day of the immediately preceding calendar month, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement. The Borrower is an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.

Section 7.20          Restriction on Liens.  Except as set forth in Schedule 7.20 or as permitted under Section 9.15, no Group Member is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which restricts or purports to restrict its ability to grant Liens pursuant to this Agreement and the Security Instruments to the Administrative Agent, for the benefit of the Secured Parties, on or in respect of its material Properties.

Section 7.21          Anti-Terrorism Law; Sanctions.

(a)           No Loan Party nor any of its Subsidiaries, officers or directors or, to the knowledge of the Borrower, any of their respective Affiliates,

(i)            is in violation in any material respect with any laws or regulations of the U.S., the UK, the European Union and, to the extent the laws of which are substantially similar to U.S. law, any other Governmental Authority, in each case relating to money laundering or terrorist financing, including, without limitation, (A) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; (B) the USA PATRIOT Act; (C) Laundering of Monetary Instruments, 18 U.S.C. section 1956; (D) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; (E) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and (F) any similar laws or regulations of such Governmental Authorities currently in force or hereafter enacted (collectively, the “Anti-Terrorism Laws”) or

(ii)           (A) is a Sanctioned Person or (B) engages in any dealings or transactions, or is otherwise associated, with any Sanctioned Person that would result in any violation of Sanctions.

(b)           Each Loan Party has implemented and maintains in effect such policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities, to ensure compliance by such Loan Party and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party and its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, their respective Affiliates, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement would cause any party hereto to be in violation of any Anti-Corruption Law or applicable Sanctions.

(c)           To the knowledge of Parent or any of its Subsidiaries, neither Parent nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism, or anti-money laundering laws or Sanctions in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect or affect the legality, validity or enforceability of the Loan Documents, and no such investigation, inquiry or proceeding is pending or, to the knowledge of Parent or any of its Subsidiaries, has been threatened.

Section 7.22          Security Instruments.

(a)           Guaranty and Collateral Agreement.  Upon the execution and delivery of the Guaranty and Collateral Agreement, the provisions of the Guaranty and Collateral Agreement shall be effective to create, in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all of the Collateral described therein, and (i) when financing statements and other filings in appropriate form are filed in the offices specified in the Guaranty and Collateral Agreement and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral described therein with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Guaranty and Collateral Agreement), the Liens created by the Guaranty and Collateral Agreement shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than such Collateral in which a Lien or a security interest cannot be perfected by filing, possession or control under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case free of all Liens other than Permitted Liens, and prior and superior to all other Liens other than Permitted Liens; provided that, with respect to any Collateral consisting of Equity Interests in Foreign Subsidiaries, the representations in this paragraph (a) shall be limited to Parent and the Borrower’s knowledge.

(b)           Mortgages.  Upon the execution and delivery of the Mortgages, each Mortgage shall be effective to create, in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral described therein, subject only to Permitted Liens, and when the Mortgages are filed in the offices specified on Schedule 7.22 (or, in the case of any Mortgage executed and delivered after the date hereof in accordance with the provisions of Section 8.01(i) or 8.06, as applicable, when such Mortgage is filed in the appropriate offices), the Mortgages shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties party thereto in that portion of the Collateral described in such Mortgages constituting real property and fixtures affixed or attached to such real property, in each case prior and superior in right to any other person, other than Permitted Liens.

(c)           Valid Liens.  Each Security Instrument delivered pursuant to Section 8.04 or Section 8.06, upon execution and delivery thereof, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral described therein, and (i) when financing statements and other filings in appropriate form are filed or recorded in the appropriate offices as are required by such Security Instrument, and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral described therein with respect to which a security interest may be perfected only by possession or control, the Liens created by such Security Instrument will constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Loan Parties that are parties to such Security Instrument in such Collateral (other than such Collateral in which a Lien or security interest cannot be perfected by filing, possession or control under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case free of all Liens other than Permitted Liens; provided that, with respect to any Collateral consisting of Equity Interests in Foreign Subsidiaries, the representations in this paragraph (a) shall be limited to Parent and the Borrower’s knowledge.

Section 7.23          Flood Insurance and Mortgage Related Matters.  Except for the real property set forth on Schedule 7.23 as it may be supplemented from time to time by delivery of a written notice to the Administrative Agent, no Mortgage encumbers improved real property that contains Buildings or Manufactured (Mobile) Homes.  For each such real property location, Schedule 7.23 sets forth the address of such location (where applicable) and the owner of record of such location, as such schedule may be supplemented from time to time by delivery of a written notice to the Administrative Agent.  For each such real property location set forth on Schedule 7.23, the Loan Parties have either (a) obtained flood insurance in accordance with Section 8.02(b), with respect to each such parcel that is located in a “special flood hazard area” as defined in the Flood Insurance Laws or (b) obtained and delivered to the Administrative Agent a Federal Emergency Management Agency Standard Flood Hazard Determination demonstrating that such parcel is not located in such a “special flood hazard area”.

It is understood and agreed that the representations and warranties set forth in Section 7.22 and Section 7.23 shall not be made at any time prior to the Initial Availability Date.

ARTICLE VIII
Affirmative Covenants

From and after the Initial Availability Date, each of Parent and the Borrower covenants and agrees that, until Payment in Full:

Section 8.01          Reporting Requirements.  Parent shall deliver, or shall cause to be delivered, to the Administrative Agent:

(a)           Financial Statements.  (i) Within thirty (30) days after the same is required to be filed with the SEC or any successor agency (but in any event within 90 days of the end of each Fiscal Year), a copy of each annual report and any amendment to any annual report filed by Parent with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Exchange Act (currently Form 10-K), (ii) within thirty (30) days after the same is required to be filed by Parent with the SEC or any successor agency (but in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year), a copy of each quarterly report and any amendment to any quarterly report filed by Parent with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Exchange Act (currently Form 10-Q), as the same may be amended from time to time, and (iii) promptly after the same become publicly available, but in any event within fifteen (15) days following the date the same are required to be filed with the SEC, all other reports, notices, proxy statements or other documents that are distributed by Parent to its shareholders generally and all regular and periodic final reports (including reports on Form 8-K) filed by Parent with the SEC, which are publicly available; provided, however, that Parent shall be deemed to have furnished the information required by this Section 8.01(a) if Parent shall have timely made the same available on “EDGAR” (or any successor thereto) and/or on its home page on the worldwide web (at the date of this Agreement located at http://exterran.com); provided further, however, that if the Administrative Agent is unable to access EDGAR (or any successor thereto) or Parent’s home page on the worldwide web, Parent agrees to provide the Administrative Agent with paper copies of the information required to be furnished pursuant to this Section 8.01(a) promptly following notice from the Administrative Agent.

(b)           Compliance Certificate.  Within ten (10) Business Days of any delivery or deemed delivery of any annual report or quarterly report pursuant to paragraph (a) above, (i) a certificate substantially in the form of Exhibit D executed by a Responsible Officer of the Borrower (a “Compliance Certificate”) (A) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing as of the date thereof (or, if any Default has occurred and is continuing as of the date thereof, describing the same in reasonable detail) and (B) setting forth in reasonable detail the computations necessary to determine whether Parent is in compliance with Sections 9.10(a), 9.10(b) and 9.10(c) as of the end of the most recently ended Fiscal Quarter or Fiscal Year, as applicable; and (ii) a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the date of such certificate a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) to which any Group Member is a party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed in Schedule 7.19, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(c)           Consolidating Financials.  If, for any Testing Period, the percentage of EBITDA attributable to cash distributions received by Parent and its Consolidated Restricted Subsidiaries from Unrestricted Subsidiaries would represent greater than 5% of the EBITDA of Parent and its Consolidated Restricted Subsidiaries for such Testing Period, then Parent shall deliver, within 90 days after the end of each Fiscal Year and within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidating balance sheet as of the last day of the most recently ended Fiscal Quarter and a consolidating income statement for the most recently ended Fiscal Quarter with respect to its Unrestricted Subsidiaries.

(d)           Budget. Within ninety (90) days following the end of each Fiscal Year, a copy of the operating budget and capital budget of Parent and its Consolidated Restricted Subsidiaries for the succeeding Fiscal Year.

(e)           Notice of Default, Etc. Promptly after a Responsible Officer of Parent or the Borrower obtains actual knowledge that any Default or event that has had a Material Adverse Effect has occurred, a notice of such Default or event, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

(f)            Management Letters.  Promptly after the receipt thereof by Parent, a copy of any “management letter” addressed to the board of directors of Parent from Parent’s certified public accountants.

(g)           Labor Disputes.  Promptly upon becoming aware of any labor dispute which would result in a Material Adverse Effect, a notice of such dispute describing such dispute in detail and the action the Borrower proposes to take with respect thereto.

(h)           Litigation.  Prompt written notice of any litigation or governmental investigation or proceeding pending against Parent or any of its Subsidiaries which would result in a Material Adverse Effect.

(i)            ERISA Events.  Prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to any Loan Party in an aggregate amount exceeding $50,000,000.

(j)            Other Matters.  From time to time such other information regarding the business, affairs or financial condition of Parent, the Borrower or any Significant Domestic Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent may reasonably request.

Section 8.02          Maintenance, Etc.

(a)           Generally.  Except as otherwise permitted by Section 9.06 or Section 9.11, each of Parent and the Borrower shall, and shall cause each of the Significant Domestic Subsidiaries to:  (i) preserve and maintain its legal entity existence and, with respect to Parent and the Borrower, maintain its legal entity existence in a jurisdiction of organization located in the United States or any State thereof; (ii) preserve and maintain all of its material rights, privileges, franchises, patents, trademarks, copyrights and licenses unless the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (iii) comply with all Governmental Requirements to the extent the failure to comply with such requirements would have a Material Adverse Effect; (iv) pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for (A) any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and (B) any such Tax, assessment, charge or levy, the nonpayment of which could not reasonably be expected to result in a Material Adverse Effect; (v) maintain in effect and enforce such policies and procedures, if any, as it deems appropriate using reasonable judgment in light of its business and operation (including its international operations), to ensure compliance by Parent, the Borrower, its Subsidiaries and their respective directors, officers employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions; and (vi) upon reasonable notice and to the extent reasonably requested by the Administrative Agent, permit representatives of the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers.  Parent shall keep its books of record and account and the books of record and account of its Consolidated Subsidiaries in accordance with GAAP.

(b)           Insurance.  Each of Parent and the Borrower shall, and shall cause each of the Significant Domestic Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance policies which (i) are sufficient for compliance with all applicable requirements of law and of all agreements to which it is a party, except where non-compliance therewith would not reasonably be expected to result in a Material Adverse Effect; (ii) are valid, outstanding and enforceable policies; and (iii) provide insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against by companies engaged in the same or similar businesses operating in the same or similar locations.  Within 90 days of the end of each Fiscal Year, Parent will furnish or cause to be furnished to the Administrative Agent a certificate of insurance coverage from the applicable insurers in form and substance reasonably satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent copies of the applicable policies.  Any insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Administrative Agent (including by naming the Administrative Agent as “additional insured” and “lender loss payee”, as applicable) and shall provide that the insurer will endeavor to give at least 30 days’ prior notice of any cancellation to the Administrative Agent.  With respect to each portion of real property Collateral located in the United States that is subject to a Mortgage on which a Building or Manufactured (Mobile) Home is located, Parent will, and will cause each Restricted Subsidiary to, obtain flood insurance in such total amount as the Administrative Agent or the Majority Lenders may from time to time reasonably require, if at any time the area in which any such Building or Manufactured (Mobile) Home is located is designated a “special flood hazard area” as defined in the Flood Insurance Laws.

(c)           Operation of Properties.  Each of Parent and the Borrower will, and will cause each of Parent’s Restricted Subsidiaries to, operate its Properties or cause such Properties to be operated in a careful and efficient manner (i) in compliance with the practices of the industry, (ii) in compliance with all applicable contracts and agreements and (iii) in compliance in all material respects with all Governmental Requirements, except in each case where noncompliance therewith would not reasonably be expected to result in a Material Adverse Effect.

Section 8.03          Environmental Matters.

(a)           Compliance.  Each of Parent and the Borrower will, and will cause each of its Restricted Subsidiaries to, conduct their respective operations and maintain their respective Properties in compliance with applicable Environmental Laws, except in each case where noncompliance would not reasonably be expected to result in a Material Adverse Effect.

(b)           Notice of Action.  The Borrower will promptly notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which any of its Responsible Officers has knowledge in connection with any Environmental Laws if such action, investigation or inquiry would reasonably be expected to result in a Material Adverse Effect.

Section 8.04          Further Assurances.  Upon the reasonable request of the Administrative Agent, each of Parent and the Borrower will, and will cause each of its Restricted Subsidiaries to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement.  Upon the reasonable request of the Administrative Agent, each of Parent and the Borrower, at its expense, will, and will cause each of its Restricted Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of any of the Loan Parties in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

Section 8.05          Performance of Obligations under Loan Documents.  The Borrower will pay the Loans and the Notes according to the reading, tenor and effect thereof; and Parent will, and will cause each of its Subsidiaries to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

Section 8.06          Collateral and Guarantees.

(a)           Collateral.

(i)            Subject to the proviso below, each of Parent and the Borrower shall, and shall cause each other Loan Party to, grant a Lien pursuant to the Security Instruments on substantially all of its Property located in the United States now owned or at any time hereafter acquired by it or any other Loan Party, including (A) all Equipment, Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Inventory (as each such term is defined in the UCC), (B) all real property and (C) the Equity Interests in each Domestic Subsidiary and Foreign Subsidiary; and

(ii)           subject to the proviso below, upon the formation or acquisition of any Significant Domestic Subsidiary or upon any Subsidiary becoming a Significant Domestic Subsidiary after the Initial Availability Date, the Borrower shall promptly:

(A)          cause such Significant Domestic Subsidiary to grant a Lien pursuant to the Security Instruments on substantially all of its Property located in the United States now owned or at any time hereafter acquired by it, including, without limitation, all Equipment, Accounts, Chattel Paper, Documents, General Intangibles, Instruments, and Inventory (as each such term is defined in the UCC);

(B)          pledge, or cause the appropriate Person to pledge, pursuant to the Guaranty and Collateral Agreement or the Pledge Agreement, as applicable, all of the Equity Interests in such Significant Domestic Subsidiary (and, to the extent certificated, deliver original stock certificates or other certificates evidencing the capital stock of such entity, together with an appropriate undated stock power for each certificate, duly executed in blank by the registered owner thereof);

(C)          cause such Significant Domestic Subsidiary to grant a Mortgage on any real property owned by such Significant Domestic Subsidiary; and

(D)          execute and deliver, or cause such Significant Domestic Subsidiary to execute and deliver, such other additional documents and certificates as shall reasonably be requested by the Administrative Agent; and

(iii)          subject to the proviso below, upon the formation or acquisition of any Foreign Subsidiary or any Domestic Subsidiary that is not a Significant Domestic Subsidiary after the Initial Availability Date, Parent and the Borrower shall promptly:

(A)          pledge, or cause the appropriate Person to pledge, pursuant to the Pledge Agreement, (1) 65% of the voting capital stock and 100% of the non-voting capital stock of each first-tier Foreign Subsidiary that is a CFC (and, to the extent certificated and to the extent that delivery of such certificates is not prohibited due to a Governmental Requirement, deliver original stock certificates or other certificates evidencing 65% of the voting capital stock and 100% of the non-voting capital stock of such entity, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) and (2) 100% of the capital stock of each Domestic Subsidiary that is not a Significant Domestic Subsidiary and each Foreign Subsidiary that is not a CFC or a Subsidiary of a CFC (and, to the extent certificated, deliver original stock certificates or other certificates evidencing the capital stock of such entity, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof); and

(B)          execute and deliver, or cause such Foreign Subsidiary or Domestic Subsidiary, as applicable, to execute and deliver, such other additional documents and certificates as shall reasonably be requested by the Administrative Agent;

provided that the foregoing clauses (i), (ii) and (iii) shall not require the creation or perfection of pledges of, security interests in or Mortgages on, (A) the Equity Interests in, and any Property of, any ABS Subsidiary, (B) any real property, whether leasehold interests or owned real property, located in any jurisdiction other than the United States, (C) any leasehold interests or any owned real property that has a book value of less than $5,000,000 on an individual basis (provided, however, if in the aggregate, the book value of all real property owned by any Loan Party or Restricted Subsidiary and not subject to a

Mortgage (“Non-Mortgaged Real Property”) exceeds $15,000,000 as of the last day of any Fiscal Quarter, then the Borrower shall, within thirty (30) days after delivery of the financial statements required to be delivered for such Fiscal Quarter pursuant to Section 8.01(a), deliver Mortgages with respect to as much of such real property as is necessary to ensure that the aggregate book value of all Non-Mortgaged Real Property as of the last day of such Fiscal Quarter does not exceed $15,000,000), (D) any Property identified on Schedule 8.06, (E) the Equity Interests owned by any Loan Party or a Restricted Subsidiary in a Joint Venture to the extent (but only to the extent) (i) the Organization Documents of such Joint Venture or any other agreement relating to such Joint Venture prohibit the granting of a Lien on such Equity Interests or (ii) such Equity Interests in such Joint Venture are otherwise pledged as collateral as permitted by Section 9.02(g), provided however, if any of the foregoing conditions cease to be in effect for any reason, then the Equity Interests in such Joint Venture shall automatically be subject to the lien and security interest pursuant to the Guaranty and Collateral Agreement, (F) any Property that in the reasonable judgment of the Administrative Agent, the cost of creating or perfecting such pledges, security interests or Mortgages on such Property would be excessive in view of the benefits to be obtained by the Lenders therefrom, (G) any assets, or more than 65% of the capital stock, of any CFC, (H) more than 65% of the voting Equity Interests of any Excluded Subsidiary, (I) any Property subject to a Lien permitted by Section 9.02(b), (d) or (e), (K) Equity Interests in Hanover Cayman Limited or Production Operators Cayman Inc. or (L) Equity Interests of a direct or indirect Subsidiary of any CFC; provided further that the Borrower and any Guarantor will have ninety (90) days to perfect Liens on Property acquired in an acquisition.  The Borrower will also (1) deliver a Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of real property that becomes Collateral subject to a Mortgage pursuant to this Section 8.06(a) on which a Building or Manufactured (Mobile) Home is located and a policy of flood insurance that covers any such parcel that is located in a “special flood hazard area” as defined in the Flood Insurance Laws and (2) if reasonably requested by the Administrative Agent with respect to each parcel of real property that becomes Collateral subject to a Mortgage pursuant to this Section 8.06(a), provide the Lenders with (x) title and extended coverage insurance covering such interest in real property in an amount equal to the estimated fair market value of such interest in real property (or such other amount as shall be reasonably acceptable by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage.

(b)           Guarantees; Designation of Significant Domestic Subsidiaries.  Parent and all Significant Domestic Subsidiaries as of the Initial Availability Date shall guarantee the Secured Obligations pursuant to the Guaranty and Collateral Agreement.  Upon the formation or acquisition of any Significant Domestic Subsidiary after the Initial Availability Date or upon any Subsidiary becoming a Significant Domestic Subsidiary after the Initial Availability Date, such Significant Domestic Subsidiary shall (i) within ninety (90) days from its creation or acquisition, with respect to any newly created or acquired Significant Domestic Subsidiary or (ii) within thirty (30) days after the delivery of the most recent Fiscal Year end financial statements (or by such later date as may be agreed to by the Administrative Agent in its sole discretion), with respect to any Subsidiary becoming a Significant Domestic Subsidiary, execute and deliver a supplement to the Guaranty and Collateral Agreement pursuant to which it will guarantee the Secured Obligations.  If, in the aggregate, the value of the Specified US Assets of the Wholly-Owned Domestic Subsidiaries that are not Guarantors exceeds $75,000,000 as of the last day of any Fiscal Quarter, then the Borrower shall designate as many of such Wholly-Owned Domestic Subsidiaries as Guarantors as is necessary to ensure that the value of the Specified US Assets of the Wholly-Owned Domestic Subsidiaries that are not Guarantors as of the last day of such Fiscal Quarter does not exceed $75,000,000, and Parent shall cause such Wholly-Owned Domestic Subsidiaries so designated to execute and deliver a supplement to the Guaranty and Collateral Agreement pursuant to which it will guarantee the Secured Obligations and to deliver customary documentation in connection therewith satisfactory to the Administrative Agent, in each case not later than thirty (30) days after delivery of the financial statements for such Fiscal Quarter required to be delivered pursuant to Section 8.01(a) (or by such later date as may be agreed to by the Administrative Agent in its sole discretion).

(c)           Release of Collateral.

(i)            The Borrower and the Guarantors are hereby authorized by the Administrative Agent and the Lenders to release any Liens granted by any of the Loan Parties on any Collateral that is Disposed of in compliance with Section 9.06, Section 9.08 or Section 9.11; provided that the Lien in favor of the Administrative Agent continues in the proceeds of such Disposition of such Collateral, or to the extent such Collateral is Disposed of to the Borrower or any Guarantor, such Lien continues in such Collateral.

(ii)           Upon (A) a sale, transfer or other Disposition permitted under this Agreement (whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise) of all the Equity Interests or Property of any Subsidiary (each such Subsidiary a “Transferred Subsidiary”) to any Person that is not, at the time of such sale, transfer or other Disposition, the Borrower or a Subsidiary of the Borrower or (B) the dissolution of any Subsidiary as permitted under this Agreement (each such Subsidiary, a “Dissolved Subsidiary”), then such Transferred Subsidiary or Dissolved Subsidiary, as the case may be, shall, upon the consummation of such sale, transfer, other Disposition or dissolution, be automatically released without further action from its obligations under the applicable Guaranty and Collateral Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Instrument, and no Secured Party have any claim against such Transferred Subsidiary or Dissolved Subsidiary, as the case may be, under any Loan Document, and, in the case of a sale of all of the Equity Interests of the Transferred Subsidiary, the pledge of such Equity Interests to the Administrative Agent pursuant to the Security Instruments shall be automatically released without further action.

(iii)          Upon a Significant Domestic Subsidiary no longer being a Significant Domestic Subsidiary, then such Subsidiary shall (upon the consummation of such change from being a Significant Domestic Subsidiary, notice to the Administrative Agent of such change from being a Significant Domestic Subsidiary and request of the Administrative Agent to release the Significant Domestic Subsidiary) be released by the Administrative Agent from its obligations under the applicable Guaranty and Collateral Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Instrument, and no Secured Party shall have any claim against such Subsidiary under such Security Instruments.  For the avoidance of doubt and subject to Sections 8.06(c)(i), (ii), (iv) and (v), should such Subsidiary become a Significant Domestic Subsidiary again at any time, such Subsidiary shall at such time comply with the provisions of Section 8.06(a)(ii).

(iv)          All Collateral shall be automatically released without further action from the Liens of the Administrative Agent and the Secured Parties upon Parent’s receipt of an Investment Grade Rating with respect to its Index Indebtedness.

(v)           The Administrative Agent shall execute and deliver to the Borrower all documents and instruments reasonably requested by the Borrower to further evidence any release, discharge and termination pursuant to this Section 8.06(c) of the liens, security interests and other rights in favor of the Administrative Agent in and to the assets of the Loan Parties under the Loan Documents.

Section 8.07          Post-Closing Matters.  Within sixty (60) days after the Initial Availability Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower the Borrower shall ensure that the following conditions are met:

(a)           If requested by the Administrative Agent and required to induce the Title Insurance Company to issue the Title Insurance Policies in the form required by clause (b) below, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (b) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of real property that is Collateral subject to a Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, with such certificate dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company.

(b)           If requested by the Administrative Agent, the Administrative Agent shall have received in respect of each tract or parcel of real property subject to a Mortgage a mortgagee’s title insurance policy (or policies) or marked up unconditional binders for such insurance, or endorsements to existing title insurance policies (as applicable), in each case, in such amounts, and in form and substance, and with such endorsements, reasonably satisfactory to the Administrative Agent, insuring the Lien of each such Mortgage as a valid first priority mortgage or deed of trust Lien on such applicable real property subject only to Excepted Liens and to the standard exceptions customary in such policies (collectively, the “Title Insurance Policies”).

(c)           The Administrative Agent shall have received evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all premiums and other charges in connection with the issuance of the Title Insurance Policies, including without limitation all search and examination charges, escrow charges and related charges of the Title Insurance Company.

(d)           The Borrower and/or any applicable Group Member shall have executed and delivered such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Insurance Company to issue the Title Insurance Policies.

(e)           The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the Title Insurance Policies referred to in clause (b) above and to the extent in Borrower’s possession or control, a copy of all other material documents affecting the real property subject to a Mortgage requested by the Administrative Agent.

ARTICLE IX
Negative Covenants

From and after the Initial Availability Date, each of Parent and the Borrower covenants and agrees that, until Payment in Full:

Section 9.01          Indebtedness.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

(a)           the Loans and any other Obligations and any guaranty of or suretyship arrangement for the Loans or any other Obligations;

(b)                                 Indebtedness (including unfunded commitments) existing on the Effective Date that is reflected in the financial statements of Parent for the Fiscal Year ended December 31, 2014 or disclosed in Schedule 9.01 and any Permitted Refinancing Indebtedness in respect of any of the foregoing described in this clause (b);

(c)                                  Indebtedness in respect of the Initial Senior Notes and any Permitted Refinancing Indebtedness in respect of any of the foregoing, provided that the aggregate outstanding principal amount of such Initial Senior Notes or any Permitted Refinancing Indebtedness thereof shall not exceed $600,000,000 in the aggregate at any time;

(d)                                 accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than sixty (60) days past due, (i) are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor or (ii) do not exceed $25,000,000 in the aggregate outstanding at any time;

(e)                                  Indebtedness under Hedging Agreements which are for bona fide business purposes and are not speculative;

(f)                                   other unsecured Indebtedness of the Borrower and any Guarantor (other than any ABS Subsidiary); provided that (i) no Default or Event of Default exists and is continuing immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, (ii) the maturity of such Indebtedness is at least six (6) months after the Maturity Date, (iii) the Weighted Average Life to Maturity of such Indebtedness is greater than the number of years (calculated to the nearest one-twelfth) from the date of incurrence of such Indebtedness to the Maturity Date, (iv) such Indebtedness either (A) has terms substantially similar to those customary in high-yield debt offerings or (B) (1) does not contain financial covenants that are additional to or are more restrictive than those contained herein and (2) in the reasonable judgment of a Financial Officer of the Borrower, does not contain other covenants and events of default that are materially more restrictive, taken as a whole, than those contained herein and (v) Parent is in compliance with the financial covenants set forth in Section 9.10 as of the last day of the most recently ended Testing Period for which financial statements are available after giving pro forma effect to the incurrence of such Indebtedness (calculated as if such Indebtedness was incurred on the last day of such Testing Period);

(g)                                  Indebtedness (other than Indebtedness of any ABS Subsidiary) evidenced by Capital Lease Obligations and Purchase Money Indebtedness; provided that, except for intercompany Capital Leases, in no event shall the aggregate principal amount of Capital Lease Obligations and Purchase Money Indebtedness permitted by this clause (g) exceed the greater of $50,000,000 and an amount equal to 2.5% of Consolidated Net Tangible Assets at any time outstanding;

(h)                                 Indebtedness with respect to surety bonds, appeal bonds, advance payment bonds or customs bonds or associated with deposits, bank guarantees, customs, bids, performance, refund and surety bonds, standby letters of credit or surety and similar obligations of Parent or any Restricted Subsidiary required in the ordinary course of business or in connection with the enforcement of rights or claims of Parent or any of its Restricted Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default;

(i)                                     Indebtedness assumed by Parent or one of its Restricted Subsidiaries (other than an ABS Subsidiary), and Indebtedness of a Restricted Subsidiary (other than an ABS Subsidiary) acquired, pursuant to an acquisition or merger permitted pursuant to the terms of this Agreement (and extensions, renewals, refundings and refinancings thereof that do not increase the principal thereof except for costs incurring in connection with such extensions, renewals, refundings and refinancings) (provided that upon the incurrence of such Indebtedness, Parent is in pro forma compliance with the financial covenants described in Section 9.10 as of the last day of the most recently ended Testing Period for which financial statements are available after giving pro forma effect to the incurrence of such Indebtedness (calculated as if such Indebtedness was incurred on the last day of such Testing Period)) and any Permitted Refinancing Indebtedness in respect of any of the foregoing described in this clause (i);

(j)                                    other Indebtedness, so long as, immediately after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all Indebtedness incurred under this Section 9.01(j) and then outstanding does not exceed the greater of $50,000,000 and an amount equal to 2.5% of Consolidated Net Tangible Assets;

(k)                                 Indebtedness of Parent or any of its Restricted Subsidiaries (other than an ABS Subsidiary) owed to Parent or any of its Restricted Subsidiaries (other than an ABS Subsidiary);

(l)                                     Indebtedness of any Foreign Subsidiary used for such Foreign Subsidiary’s and/or its Foreign Subsidiaries’ working capital and general business purposes, so long as, immediately after giving effect to the incurrence of any such Indebtedness, (i) the aggregate principal amount of all Indebtedness incurred under this Section 9.01(l) and then outstanding does not exceed the greater of $200,000,000 and an amount equal to 7.5% of Consolidated Net Tangible Assets and (ii) the aggregate principal amount of all Indebtedness incurred under this Section 9.01(l) which is other than Non-Recourse Foreign Indebtedness and is then outstanding does not exceed the greater of $100,000,000 and an amount equal to 3.5% of Consolidated Net Tangible Assets;

(m)                             Indebtedness with respect to ABS Facilities (not including any Indebtedness permitted by Section 9.01(n)) subject to an intercreditor agreement satisfactory to the Administrative Agent, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; provided that neither the Borrower nor any Domestic Subsidiary other than the ABS Subsidiaries is liable for such Indebtedness;

(n)                                 Indebtedness of any ABS Subsidiary owing to Parent or any of its Restricted Subsidiaries (other than an ABS Subsidiary) not to exceed the amount in Section 9.03(e);

(o)                                 Indebtedness of any ABS Subsidiary owing to any other ABS Subsidiary;

(p)                                 guarantees by a Loan Party of Indebtedness of any other Loan Party; provided that the Indebtedness so guaranteed is permitted under any of Sections 9.01(a) through (o);

(q)                                 Indebtedness consisting of Specified Contingent Obligations (provided that upon the incurrence of such Indebtedness, Parent is in pro forma compliance with the financial covenants described in Section 9.10 as of the last day of the most recently ended Testing Period for which financial statements are available after giving pro forma effect to the incurrence of such Indebtedness (calculated as if such Indebtedness was incurred on the last day of such Testing Period)); and

(r)                                    Indebtedness incurred to finance insurance premiums in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums.

Section 9.02                             Liens.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except for the following (herein referred to as “Permitted Liens”):

(a)                                 Liens arising under the Loan Documents;

(b)                                 Liens disclosed in Schedule 9.02;

(c)                                  Excepted Liens;

(d)                                 Liens securing Indebtedness permitted under Sections 9.01(i) or (j) and Liens securing obligations that are not Indebtedness, so long as, immediately after giving effect to the incurrence of any such Liens, the aggregate principal amount of Indebtedness and the aggregate amount of other obligations then outstanding and secured by any Liens incurred under this Section 9.02(d) does not exceed the greater of $125,000,000 and an amount equal to 5.0% of Consolidated Net Tangible Assets; provided that (i) such Liens securing Indebtedness permitted under Section 9.01(i) do not extend to or cover any Property other than the Property that secured such Indebtedness prior to the time it was acquired or assumed (and any repairs, renewals, replacements, additions, accessions, betterments, improvements, modifications or proceeds thereof or of the foregoing and any receivables, contract rights or intangibles related thereto) and (ii) such Liens do not extend to or cover any Property that is Collateral;

(e)                                  Liens securing Capital Lease Obligations and Purchase Money Indebtedness described in Section 9.01(g); provided that such Liens may only encumber the Property under lease or acquired, constructed or improved (and any repairs, renewals, replacements, additions, accessions, betterments, improvements, modifications or proceeds thereof or of the foregoing and any receivables, contract rights or intangibles related thereto);

(f)                                   Liens on assets of Foreign Subsidiaries under Foreign Credit Facilities;

(g)                                  Liens (i) on Equity Interests in a Joint Venture owned by any Loan Party or a Restricted Subsidiary to secure Joint Venture Obligations or (ii) arising under joint venture agreements, partnership agreements and other agreements arising in the ordinary course of business of Parent and its Restricted Subsidiaries that are customary in any of the lines of business permitted under Section 9.05;

(h)                                 Liens on Property held or pledged in connection with any ABS Facility, provided that such Liens do not extend to or cover any Property of Parent or any of its Restricted Subsidiaries other than Property of the ABS Subsidiaries;

(i)                                     Liens on Property of any Subsidiary in favor of Parent, the Borrower or any Domestic Subsidiary securing obligations or Indebtedness owing from such Subsidiary to Parent, the Borrower or any Domestic Subsidiary; and

(j)                                    Liens securing Indebtedness permitted under Section 9.01(r), provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto.

Section 9.03                             Investments.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Investments in any Person, except that the foregoing restriction shall not apply to:

(a)                                 Cash Equivalents;

(b)                                 Investments in connection with any acquisition of assets, business units or companies; provided, however, that (i) such acquisition shall not be a hostile takeover of a company and (ii) both immediately before and immediately after giving pro forma effect to such acquisition and any Indebtedness incurred to make such acquisition, no Default or Event of Default shall exist and be continuing;

(c)                                  Investments reflected in the audited financial statements of Parent as of and for the Fiscal Year ending December 31, 2014 or which are disclosed in Schedule 9.03;

(d)                                 accounts receivable and notes receivable arising in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary or advisable in order to prevent or limit loss;

(e)                                  Investments by Parent or by any of its Restricted Subsidiaries in any Restricted Subsidiary or in Parent; provided that the aggregate amount of Investments (including the loans permitted under Section 9.01(n)) in the ABS Subsidiaries by Parent and the other Restricted Subsidiaries shall not exceed at any time an amount equal to the value of the Property Disposed of to the ABS Subsidiaries pursuant to Section 9.11(c) (measured as of the date of the applicable Disposition);

(f)                                   Investments otherwise permitted by Section 9.01;

(g)                                  other Investments, so long as, immediately after giving effect to the making of any such Investments, the aggregate amount of Investments made pursuant to this Section 9.03(g) and then outstanding does not exceed the greater of $50,000,000 and an amount equal to 2.5% of Consolidated Net Tangible Assets;

(h)                                 payroll advances and employee loans up to $10,000,000 in the aggregate outstanding at any time;

(i)                                     Investments in Unrestricted Subsidiaries, Joint Ventures, minority interests in Persons or similar arrangements so long as after giving pro forma effect to any such Investment, (A) no Default or Event of Default has occurred and is continuing at the time of and immediately after giving effect to any such Investment and (B) the Senior Secured Leverage Ratio is less than 2.50 to 1.00 as of the last day of the most recently ended Testing Period for which financial statements are available.  For purposes of this Section 9.03(i), the Senior Secured Leverage Ratio shall be calculated on a pro forma basis to include any Senior Secured Indebtedness incurred to make such Investment (as if such Indebtedness was incurred on the last day of the applicable Testing Period); and

(j)                                    Investments in securities acquired in settlements of claims and disputes.

Section 9.04                             Restricted Payments.  Parent will not pay any dividend on its Equity Interests, purchase, redeem or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to any holders of its Equity Interests or make any distribution of assets to any holders of its Equity Interests (each of the foregoing, a “Restricted Payment”), except that:

(a)                                 Parent may pay dividends on its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock);

(b)                                 Parent may make Restricted Payments with the proceeds received from any substantially concurrent issuance of additional Equity Interests in Parent (other than Disqualified Capital Stock);

(c)                                  Parent may make payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Parent;

(d)                                 Parent may purchase, redeem or otherwise acquire for value any of its Equity Interests held by any current or former officers, directors or employees of Parent or any of its Restricted

Subsidiaries in connection with the exercise or vesting of any equity compensation (including stock options, restricted stock and phantom stock) (i) if such Equity Interests represent a portion of the exercise or exchange price thereof or (ii) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(e)                                  so long as no Default has occurred and is continuing, Parent may purchase, redeem or otherwise acquire or retire for value any Equity Interests issued by Parent or any Restricted Subsidiary pursuant to any director or employee equity subscription agreement or stock option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate amount of payments under this clause (e) during any Fiscal Year shall not exceed $10,000,000, with any portion of such $10,000,000 that is unused in any Fiscal Year to be carried forward to successive Fiscal Years and added to such amount; and

(f)                                   so long no Default or Event of Default exists immediately before and immediately after giving effect thereto, Parent may make any Restricted Payment if the Senior Secured Leverage Ratio, calculated on a pro forma basis to include any Senior Secured Indebtedness incurred to make such Restricted Payment (as if such Restricted Payments were made on the last day of the applicable Testing Period), is less than 2.50 to 1.00 as of the last day of the most recently ended Testing Period for which financial statements are available.

Section 9.05                             Nature of Business; Activities of Parent.

(a)                                 Parent will not, and will not permit any of its Restricted Subsidiaries to, allow any material change to be made in the character of the business of Parent and its Restricted Subsidiaries, taken as a whole, other than (i) businesses reasonably related or ancillary thereto and (ii) businesses that constitute reasonable extensions thereof, including natural gas or other hydrocarbon gathering, processing, treating, transportation and production.

(b)                                 Notwithstanding the foregoing or anything else in this Agreement to the contrary, Parent will not own any real property, immovable property or any other material assets or engage in any operations or business, other than (i) its direct or indirect ownership of its Subsidiaries, (ii) ownership of immaterial leases of real property, (iii) providing employees and related services to its Subsidiaries and other activities ancillary to owning its Subsidiaries, (iv) Investments permitted under Section 9.03, and (v) other miscellaneous activities ancillary to maintaining its existence as a holding company that owns the Borrower.

Section 9.06                             Mergers, Etc.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, merge into or with or consolidate with any other Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the Property of Parent and its Restricted Subsidiaries, taken as a whole, to any other Person, except that:

(a)                                 subject to Section 9.05(b), any Restricted Subsidiary (other than the Borrower) may be merged into or consolidated with, or Dispose of all or substantially all of its Property, to (i) the Borrower or Parent, so long as the Borrower or Parent, as applicable, is the surviving business entity, or (ii) another Restricted Subsidiary;

(b)                                 any Restricted Subsidiary (other than the Borrower) may merge into or consolidate with any Person other than another Group Member if (i) such Restricted Subsidiary is the surviving entity, (ii) such other Person is the surviving entity and becomes a Restricted Subsidiary contemporaneously with such merger or consolidation and complies with Section 8.06 (to the extent applicable) or (iii) such other

Person is the surviving entity and the merger or consolidation constitutes a Disposition permitted by Section 9.11;

(c)                                  subject to Section 9.05(b), Parent or the Borrower may merge into or consolidate with any Person so long as (i) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) Parent or the Borrower, as applicable, is the surviving business entity (or, so long as no Change in Control shall have occurred, the surviving entity is a Person organized under the laws of the United States or any state thereof that assumes all of the obligations and liabilities applicable to Parent or the Borrower, as applicable, under this Agreement and the other Loan Documents); and

(d)                                 any Restricted Subsidiary (other than any Loan Party) may liquidate or dissolve so long as Parent determines in good faith that such liquidation or dissolution is in the best interest of such Person.

Section 9.07                             Proceeds of Loans; Letters of Credit.

(a)                                 The Borrower will not permit the proceeds of the Loans or Letters of Credit to be used for any purpose other than those permitted by Section 7.07.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

(b)                                 The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.08                             Sale or Discount of Receivables.  Each of Parent and Borrower will not, and will not permit any of its Restricted Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except (i) in the ordinary course of business or (ii) in connection with any ABS Facility, so long as such Disposition is permitted pursuant to Section 9.11.

Section 9.09                             Fiscal Year Change.  Parent will not permit any change in its Fiscal Year.

Section 9.10                             Financial Covenants.

(a)                                 Interest Coverage Ratio.  Parent will not permit the Interest Coverage Ratio as of the last day of any Testing Period, beginning with the Testing Period ending on the last day of the Fiscal Quarter during which the Initial Availability Date occurs, to be less than 2.25 to 1.00.

(b)                                 Total Leverage Ratio.  Parent will not permit the Total Leverage Ratio as of the last day of any Testing Period, beginning with the Testing Period ending on the last day of the Fiscal Quarter during which the Initial Availability Date occurs, to be greater than 4.50 to 1.00.

(c)                                  Senior Secured Leverage Ratio.  Parent will not permit the Senior Secured Leverage Ratio as of the last day of any Testing Period, beginning with the Testing Period ending on the last day of the Fiscal Quarter during which the Initial Availability Date occurs, to be greater than 2.75 to 1.00.

Section 9.11                             Disposition of Properties.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, Dispose of any Property to any Person other than to Parent, the Borrower or to any of its Restricted Subsidiaries (other than an ABS Subsidiary), except that:

(a)                                 any Group Member may Dispose of any Property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person’s business;

(b)                                 any Group Member may Dispose of inventory or equipment in the ordinary course of business or may Dispose of accounts receivable and notes receivable arising in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary or advisable in order to prevent or limit loss;

(c)                                  any Group Member may Dispose of any of its Property to an ABS Subsidiary to serve as collateral for Indebtedness of such ABS Subsidiary permitted by Section 9.01(m) so long as, immediately after giving effect to any such Disposition, the aggregate fair market value of all collateral securing Indebtedness of the ABS Subsidiaries payable to a Person other than a Group Member does not exceed 155% of the aggregate outstanding principal amount of all Indebtedness of the ABS Subsidiaries payable to a Person other than a Group Member at such time;

(d)                                 any ABS Subsidiary may Dispose of Property to any Group Member;

(e)                                  any Group Member may Dispose of Property as otherwise permitted by Section 9.03(g) or 9.03(i);

(f)                                   any Group Member (other than any ABS Subsidiary) may Dispose of the property listed on Schedule 9.11(f);

(g)                                  any Disposition of assets resulting from an expropriation, involuntary taking or similar action by a foreign government or the claims related thereto (including any receipt of proceeds related thereto or the subsequent sale or other Disposition of any non-cash consideration received therefrom) shall be permitted;

(h)                                 any Group Member may Dispose of any of its Property in accordance with the Separation Documents as in effect on the Initial Availability Date as certified to by a Responsible Officer of the Borrower in accordance with Section 6.02(vii) and as may be amended, supplemented or otherwise modified from time to time thereafter (without giving effect to any amendment, supplement or modification that provides for a material increase in the value of the Property required or permitted to be transferred by any Group Member to non-Group Members after the Initial Availability Date);

(i)                                     any Group Member may grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(j)                                    any Group Member may enter into Asset Swaps; provided that (i) with respect to any Asset Swap for which the relevant purchase and sale or exchange, as applicable, are completed within thirty (30) days of each other, Parent shall be in pro forma compliance with the financial covenants set forth in Section 9.10 after giving effect to such purchase and sale or exchange and (ii) the aggregate value of the assets or properties Disposed of in connection with Asset Swaps for which the relevant purchase and sale or exchange, as applicable, are completed more than thirty (30) days apart shall not exceed $15,000,000 in any given Fiscal Year;

(k)                                 any Group Member may Dispose of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the Joint Venture parties set forth in, Joint Venture agreements or any similar binding arrangements;

(l)                                     any Group Member may Dispose of, in a single transaction (or series of related transactions), any of its Property which has an individual fair market value not in excess of $2,500,000;

(m)                             in addition to Dispositions permitted by clauses (a) through (l) above, the Group Members may Dispose of any other Properties; provided that the net book value of the Properties Disposed of pursuant to this Section 9.11(m) during any Fiscal Year shall not exceed an amount equal to 5.0% of Consolidated Net Tangible Assets as of the last day of the immediately preceding Fiscal Year.

provided that all Dispositions made pursuant to paragraphs (c) and (d) above (other than leases entered into pursuant to paragraph (c) above) shall be made for fair market value.

Section 9.12                             Environmental Matters.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property, in each case to the extent such violations or remedial obligations would reasonably be expected to have a Material Adverse Effect.

Section 9.13                             Transactions with Affiliates.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is not prohibited by the terms of this Agreement and is upon fair and reasonable terms that Parent, the Borrower or such Restricted Subsidiary, as applicable, reasonably believes to be comparable to those available in an arm’s length transaction with a Person not an Affiliate; provided that this Section 9.13 shall not apply to:

(a)                                 transactions between or among Parent, the Borrower and any of the other Restricted Subsidiaries not involving any other Person;

(b)                                 transactions described on Schedule 9.13;

(c)                                  any Investments in any Unrestricted Subsidiaries to the extent permitted under Section 9.03.

(d)                                 transactions pursuant to the Separation Documents; and

(e)                                  with respect to any Person serving as an officer, director, employee or consultant of any Group Member, (i) the payment of reasonable compensation, benefits or indemnification liabilities in connection with his or her services in such capacity, (ii) the making of advances for travel or other business expenses in the ordinary course of business or (iii) such Person’s participation in any benefit or compensation plan.

Section 9.14                             Subsidiaries; Unrestricted Subsidiaries.

(a)                                 Each of Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless Parent, the Borrower or such Restricted Subsidiary complies with Section 8.06, and in the case of a redesignation, Section 9.14(c).

(b)                                 Parent shall not designate any Subsidiary as an Unrestricted Subsidiary unless:

(i)                                     neither such Subsidiary nor any of its Subsidiaries has any Indebtedness except Non-Recourse Indebtedness;

(ii)                                  neither such Subsidiary nor any of its Subsidiaries is a party to any agreement, arrangement, understanding or other transaction with Parent or any Restricted Subsidiary, except those agreements and other transactions entered into in writing upon fair and reasonable terms that Parent or such Restricted Subsidiary reasonably believes to be comparable to those available in an arm’s length transaction with a Person not an Affiliate;

(iii)                               neither such Subsidiary nor any of its Subsidiaries is a Guarantor or has any outstanding Letters of Credit issued for its account;

(iv)                              at the time of such designation and immediately after giving effect thereto, no Default shall have occurred and be continuing;

(v)                                 Parent would have been in compliance with Section 9.10 as of the last day of the most recently ended Testing Period for which financial statements are available had such Subsidiary been an Unrestricted Subsidiary on such day;

(vi)                              neither such Subsidiary nor any of its Subsidiaries owns any Indebtedness (excluding any accounts payable in the ordinary course of business) or Equity Interest of, or is the beneficiary of any Lien on any property of, Parent or any Restricted Subsidiary;

(vii)                           such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of Parent’s or any Restricted Subsidiary’s direct and indirect Equity Interests in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.03; and

(viii)                        at or immediately prior to such designation, Parent delivers a certificate to the Administrative Agent certifying (i) the names of such Subsidiary and all of its Subsidiaries and (ii) that all requirements of this Section 9.14(b) have been met for such designation.

For the avoidance of doubt, the Borrower shall always be a Restricted Subsidiary of Parent and may not be designated as an Unrestricted Subsidiary.

(c)                                  Parent shall not designate any Unrestricted Subsidiary as a Restricted Subsidiary unless:

(i)                                     the representations and warranties of Parent, the Borrower and the other Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the date of such designation, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such designation, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;

(ii)                                  at the time of such designation and immediately after giving effect thereto, no Default shall have occurred and be continuing; and

(iii)                               at or immediately prior to such designation, Parent delivers a certificate to the Administrative Agent certifying (i) the names of such Subsidiary and all of its Subsidiaries and (ii) that all requirements of Section 9.14(a) and (c) have been met for such designation.

(d)                                 Parent and the Borrower will not permit any Guarantor (other than Parent) to cease to remain a Wholly-Owned Domestic Subsidiary.

Section 9.15                             Restrictive Agreements.  Except as permitted by this Agreement, each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any contract or agreement (other than this Agreement and the Security Instruments or, with respect to an ABS Subsidiary and the Properties pledged pursuant to an ABS Facility only, the documents evidencing or governing such ABS Facility) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its property in favor of the Administrative Agent and the Secured Parties as may be required in connection with this Agreement or restricts any of its Restricted Subsidiaries from paying dividends to the Borrower, or which requires the consent of other Persons in connection therewith, except for:

(a)                                 any such contract or agreement existing as of the Effective Date and any extensions, renewals or replacements of any contracts or agreements permitted hereunder; provided that such prohibitive terms of such contract or agreement are no more restrictive than the terms reflected in such contract or agreement existing as of the Effective Date;

(b)                                 restrictions contained in any agreement or instrument relating to property existing at the time of the acquisition thereof in a transaction not prohibited by this Agreement, so long as such restrictions relate only to the property so acquired and were not added in contemplation of such acquisition;

(c)                                  restrictions contained in any agreement to which any Restricted Subsidiary is a party at the time such Restricted Subsidiary is merged or consolidated with or into, or acquired by, Parent or a Restricted Subsidiary or becomes a Restricted Subsidiary, so long as such restrictions relate only to the property of such Restricted Subsidiary and are not created in contemplation thereof;

(d)                                 restrictions contained in any agreement effecting a renewal, extension, refinancing or replacement of Indebtedness incurred or issued under an agreement referred to in clauses (b) and (c) above, so long as the applicable restrictions contained in any such renewal, extension, refinancing or replacement agreement are not more restrictive than those set forth in the agreement being renewed, extended, refinanced or replaced;

(e)                                  customary provisions restricting subletting or assignment of any leases of Parent or any Restricted Subsidiary or provisions in agreements entered into in the ordinary course of business that restrict the assignment of such agreement;

(f)                                   temporary restrictions with respect to any Restricted Subsidiary or any of its property under an agreement that has been entered into for the Disposition of all or substantially all of the outstanding Equity Interests of or assets of such Restricted Subsidiary or for the Disposition of such property, provided that such Disposition is otherwise permitted hereunder;

(g)                                  restrictions contained in any agreement governing Indebtedness of any Foreign Subsidiary, which restrictions are not applicable to any Person, or the properties or assets of any Person other than such Foreign Subsidiary and its Subsidiaries;

(h)                                 encumbrances or restrictions contained in the Organization Documents of Joint Ventures permitted by Section 9.03 restricting the Disposition or distribution of assets or Property of such Joint Venture, if such encumbrances or restrictions are not applicable to the Property or assets of any other Person;

(i)                                     restrictions imposed by any Governmental Authority or under any Governmental Requirement; and

(j)                                    restrictions imposed by any agreement relating to secured Indebtedness permitted by Sections 9.01 and 9.02 if such restrictions apply only to the property or assets securing such Indebtedness.

Section 9.16                             Prepayments.  Each of Parent and the Borrower will not, and will not permit any of its Restricted Subsidiaries to, prepay, redeem or purchase any Initial Senior Notes or any Indebtedness that is subordinated in right of payment to the Secured Obligations (other than in connection with a permitted refinancing of such Indebtedness in accordance with this Agreement or with the proceeds from the issuance of additional common Equity Interests of Parent on a substantially contemporaneous basis with such issuance) unless there is no Default or Event of Default at the time thereof and, after giving pro forma effect to such prepayment, redemption or purchase (as if such prepayment, redemption or purchase occurred on the last day of the applicable Testing Period), the Senior Secured Leverage Ratio is less than 2.50 to 1.00.

ARTICLE X
Events of Default; Remedies

Section 10.01                      Events of Default.  The occurrence of any one or more of the following events which continue beyond any applicable cure period shall constitute an “Event of Default”:

(a)                                 the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any other Loan Document and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of five (5) Business Days;

(b)                                 Parent or any Restricted Subsidiary shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $50,000,000 or more and such default extends beyond any applicable grace period with respect thereto, or any event or condition occurs that results in such Indebtedness becoming due prior to its scheduled maturity or that requires such Indebtedness to be prepaid, repurchased or redeemed prior to its scheduled maturity, or that enables or permits the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due prior to its scheduled maturity;

(c)                                  any representation, warranty or certification made or deemed made herein or in any Security Instrument by Parent or any Subsidiary, or any certificate furnished by or on behalf of Parent or any Subsidiary to any Lender or the Administrative Agent pursuant to the provisions hereof or any

Security Instrument, shall prove to have been false or misleading in any material respect as of the time made or furnished, and such false or misleading representation, warranty or certification shall continue unremedied for a period of thirty (30) days after a Responsible Officer of the Borrower has actual knowledge that such representation, warranty or certification was false or misleading when made;

(d)                                 (i) any Loan Party shall default in the performance of any of its obligations contained in Section 8.01(e) or ARTICLE IX (other than Section 9.14); (ii) any Loan Party shall default in the performance of any of its obligations contained in Section 8.06(b) or Section 9.14 and such default shall continue unremedied for a period of five (5) Business Days after the earlier to occur of (A) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), and (B) a Responsible Officer of the Borrower otherwise becoming aware of such default; or (iii) any Loan Party shall default in the performance of any of its obligations under this Agreement (other than those specified in clauses (a), (d)(i) and d(ii) of this Section 10.01) or any Security Instrument and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (A) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), and (B) a Responsible Officer of the Borrower otherwise becoming aware of such default;

(e)                                  Parent, the Borrower, any Significant Domestic Subsidiary or any Significant Foreign Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

(f)                                   Parent, the Borrower, any Significant Domestic Subsidiary or any Significant Foreign Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(g)                                  a proceeding or case shall be commenced, without the application or consent of Parent, the Borrower, any Significant Domestic Subsidiary or any Significant Foreign Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Parent, the Borrower, any Significant Domestic Subsidiary or any Significant Foreign Subsidiary or all or any substantial part of its assets, or (iii) similar relief in respect of Parent, the Borrower, any Significant Domestic Subsidiary or any Significant Foreign Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against Parent, the Borrower, any Significant Domestic Subsidiary or any Significant Foreign Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

(h)                                 a judgment or judgments for the payment of money (net of insurance coverage) aggregating $50,000,000 or more at any one time outstanding shall be rendered by a court of competent jurisdiction against Parent or any Restricted Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Parent or such Restricted Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(i)                                     the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms hereof or thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or Parent or any Restricted Subsidiary shall so state in writing;

(j)                                    any of the Security Instruments shall cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms hereof or thereof, or Parent or any Restricted Subsidiary shall so state in writing;

(k)                                 a Change in Control shall occur; or

(l)                                     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party in an aggregate amount exceeding $50,000,000 for all periods.

Section 10.02                      Remedies.

(a)                                 In the case of an Event of Default other than one referred to in clause (f) or (g) of Section 10.01, the Administrative Agent, at the request of the Majority Lenders, shall, by notice to the Borrower, cancel the Aggregate Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(e)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(b)                                 In the case of the occurrence of an Event of Default referred to in clause (f) or (g) of Section 10.01, the Aggregate Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(e)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(c)                                  All proceeds realized from the liquidation or other Disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:

(i)                                     first, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities and other amounts payable to the Administrative Agent in its capacity as such and each Issuing Bank it its capacity as such;

(ii)                                  second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities and other amounts (other than principal, interest and fees) payable to the Lenders provided for in this Agreement and the other Loan Documents;

(iii)                               third, pro rata to payment of accrued interest on the Loans;

(iv)                              fourth, pro rata to payment of that portion of the Secured Obligations constituting (A) principal outstanding on the Loans, (B) unreimbursed LC Disbursements, (C) unpaid obligations owing to each Secured Hedging Provider under any Hedging Agreement, and (D) unpaid obligations owing to a Secured Treasury Management Counterparty under any Treasury Management Agreement;

(v)                                 fifth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;

(vi)                              sixth, pro rata to any other Secured Obligations; and

(vii)                           seventh, any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement. Notwithstanding the foregoing, amounts received from any Loan Party that is not an “eligible contract participant” at the relevant time under the Commodity Exchange Act or any regulations promulgated thereunder (and any proceeds received in respect of such Loan Party’s Collateral) shall not be applied to Excluded Hedging Obligations with respect to any Loan Party, provided, however that the Administrative Agent shall make such adjustments as it determines are appropriate with respect to payments received from the other Loan Parties (or proceeds received in respect of such other Loan Parties’ Collateral) to preserve, as nearly as possible, the allocation to Indebtedness otherwise set forth above in this Section 10.02.

(d)                                 Acceleration and termination of all Hedging Agreements and Treasury Management Agreements involving the Administrative Agent or Lenders or the Lender Affiliates shall be governed by the terms of such Hedging Agreements and Treasury Management Agreements.

ARTICLE XI
The Agents

Section 11.01                      Appointment; Powers.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02                      Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of Parent and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by Parent, the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.  For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.  The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 11.03                      Action by Administrative Agent.  The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  If a Default has occurred and is continuing, the Co-Syndication Agents shall have any obligation to perform any act in respect thereof.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04                      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of Parent, the Borrower, the Lenders and the Issuing Banks hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent.  The Administrative Agent may consult with legal counsel (who may be counsel for Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05                      Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06                      Resignation or Removal of Administrative Agent.

(a)                                 Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right (with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned)) to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent.

(b)                                 Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, (i) the Borrower may, by notice in writing to such Person and the Lenders and (ii) the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent.  In connection with any such removal, the Majority Lenders shall have the right (with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned)) to appoint a successor.

(c)                                  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by Parent and the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Parent or the Borrower and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07                      Agents as Lenders.  Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08                      No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Agents shall not be required to keep themselves informed as to the performance or observance by Parent or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of Parent or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither any Agent nor the Joint Lead Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Parent or the Borrower (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09                      Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Parent or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10                      Authority of Administrative Agent to Release Collateral and Liens.  Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or otherwise Disposed of or released pursuant to the terms of the Loan Documents.  Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with (a) any sale or other Disposition of Property to the extent such sale or other Disposition is permitted by the terms of Section 9.11 or is otherwise not prohibited by the terms of the Loan Documents and (b) the release of the Lien granted under the Guaranty and Collateral Agreement on Equity Interests owned by any Loan Party or a Restricted Subsidiary in a Joint Venture if and to the extent such Equity Interests are otherwise pledged to another Person as permitted by Section 9.02(g).  Each Lender and each Issuing Bank hereby further authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower upon the expiration or termination of the Commitments and the payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made at the time of determination) and the expiration or termination of all Letters of Credit (unless cash collateralized in accordance with Section 2.07(a)).

Section 11.11                      The Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Co-Documentation Agents.  The Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Co-Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII
Miscellaneous

Section 12.01                      Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone or by electronic communication (and subject to paragraph (b) below), all notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered by fax, courier, U.S. Mail or hand delivery to the intended recipient at (i) with respect to Parent, the Borrower and the Administrative Agent, the “Address for Notices” specified below its name on the signature pages hereof or in the other Loan Documents, except that for notices and other communications to the Administrative Agent other than payment of money, the Borrower need only send such notices and communications to the Administrative Agent care of the Houston address of the Administrative Agent and (ii) with respect to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire (or, in the case of notices to any such Lender by a Loan Party, to any address (or facsimile number) that such Lender has provided to Parent or the Borrower); or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by overnight courier, telex or facsimile and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.  The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 12.02                      Waivers; Amendments.

(a)                                 No failure on the part of the Administrative Agent, any other Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, any other Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Parent or the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof nor any provision of any Security Instrument may be amended, modified or waived except pursuant to an agreement or agreements in writing entered into by Parent, the Borrower and the Majority Lenders or by Parent, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that (i) no amendment, modification or waiver that (A) forgives or reduces the principal amount of any Obligations or Letter of Credit reimbursement obligation outstanding under this Agreement shall be effective without the consent of each Lender adversely affected thereby, (B) releases all or substantially all of the Collateral (excluding Dispositions of Properties permitted hereunder) or the Guarantors shall be effective without the consent of each Lender (other than any Defaulting Lender) or (C) changes Section 4.01(b) or (c) or Section 10.02(c) in a manner that would alter the manner in which payments are shared or any other provision in this Agreement in a manner that would alter the pro rata sharing of payments among Lenders, changes Section 12.02, permits an Interest Period with a duration in excess of six (6) months or modifies the definitions of “Majority Lenders” or “Applicable Percentage” or any other definition or provision hereof specifying the number or percentage of Lenders required to waive, amend, or modify any rights hereunder or under or under any other Loan Document shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which extends any scheduled payment date or the Maturity Date, reduces the interest rate applicable to the Revolving Loans or the fees payable to the Lenders or extends the time for payment of such interest or fees shall be effective without the consent of each Lender adversely affected thereby (in lieu of the consent of the Majority Lenders); (iii) no amendment, modification or waiver which increases or extends the Commitment of any Lender shall be effective without the consent of such Lender; (iv) no amendment, modification or waiver which changes the terms of clause (b) of the definition of “Secured Obligations”, the definition of “Secured Hedging Provider”, the definition of “Secured Parties”, or any of the provisions of this Section 12.02(b) without the consent of each Lender that is, or is an Affiliate of, any such adversely affected Secured Hedging Provider and (v) no amendment, modification or waiver which modifies the rights, duties or obligations of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document shall be effective without the consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.  Notwithstanding the foregoing, Schedule 1.02(b) may be amended to add an Issuing Bank, remove an Issuing Bank or modify the LC Issuance Limit of any Issuing Bank with the consent solely of Parent, the Borrower, the Administrative Agent and such Issuing Bank (and the consent of the Majority Lenders shall not be required).

Section 12.03                      Expenses, Indemnity; Damage Waiver.

(a)                                 The Borrower agrees:

(i)                                     whether or not the Transactions hereby contemplated are consummated, to pay all reasonable and documented expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent, whether or not effective, relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, ongoing Collateral monitoring and protection, Collateral releases and workout matters, the cost of environmental audits, surveys and appraisals, the reasonable and documented fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders (including the Swingline Lender)); and to promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

(ii)                                  TO INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (COLLECTIVELY, THE “INDEMNIFIED PARTIES”) AGAINST AND HOLD EACH OF THEM HARMLESS FROM ANY AND ALL LOSSES, CLAIMS, LIABILITIES, DAMAGES AND REASONABLE COSTS AND EXPENSES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY (WHETHER OR NOT SUCH INDEMNIFIED PARTY IS DESIGNATED A PARTY THERETO AND WHETHER BROUGHT BY A THIRD PARTY OR A LOAN PARTY OR A RELATED PARTY THEREOF) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (A) ANY ACTUAL OR PROPOSED USE BY PARENT, THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (B) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (C) THE OPERATIONS OF THE BUSINESS OF PARENT, THE BORROWER AND ITS SUBSIDIARIES, (D) THE FAILURE OF PARENT, THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (E) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF PARENT, THE BORROWER OR ANY OTHER LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS, (F) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF ANY LETTER OF CREDIT, (G) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, (H) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE

NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (I) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS OF COLLATERAL RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS AND OTHER LOAN DOCUMENTS OR (J) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM RELATING TO ANY OF THE FOREGOING, AND INCLUDING ANY SUCH LOSSES, CLAIMS, LIABILITIES, DAMAGES AND REASONABLE COSTS AND EXPENSES ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY; PROVIDED THAT THE FOREGOING INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, LIABILITIES, DAMAGES AND REASONABLE COSTS AND EXPENSES (X) ARISE SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS NOT INVOLVING (1) A NEGLIGENT OR WRONGFUL ACT OR OMISSION OR A BREACH OF THE LOAN DOCUMENTS BY PARENT, THE BORROWER OR ANY OF THEIR RELATED PARTIES OR (2) A CLAIM AGAINST THE ADMINISTRATIVE AGENT, SWINGLINE LENDER OR ANY ISSUING BANK IN SUCH CAPACITY OR (Y) BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH ON THE PART OF SUCH INDEMNIFIED PARTY OR THE MATERIAL BREACH OF SUCH INDEMNIFIED PARTY’S OBLIGATIONS UNDER THE LOAN DOCUMENTS, IN EACH CASE, AS DETERMINED IN A FINAL NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION; AND

(iii)                               TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, LIABILITIES, DAMAGES AND REASONABLE COSTS AND EXPENSES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (A) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO PARENT, THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES, (B) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY PARENT, THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO PARENT, THE BORROWER OR ANY SUBSIDIARY, (C) DUE TO PAST OWNERSHIP BY PARENT, THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (D) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY PARENT, THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY AFTER THE DATE ON WHICH PARENT, THE BORROWER OR ANY SUBSIDIARY IS DIVESTED OF OWNERSHIP OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE) OR, TO THE EXTENT SUCH LOSSES, CLAIMS, LIABILITIES, DAMAGES AND REASONABLE COSTS AND EXPENSES ARISE BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH ON THE PART OF SUCH INDEMNIFIED PARTY OR THE MATERIAL BREACH OF SUCH INDEMNIFIED PARTY’S OBLIGATIONS UNDER THE LOAN DOCUMENTS, IN EACH CASE, AS DETERMINED IN A FINAL NONAPPEALABLE DECISION OF A COURT OF COMPETENT JURISDICTION.

(b)                                 To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Joint Lead Arrangers, any Issuing Bank or the Swingline Lender under Section 12.03(a), but without affecting such payment obligations of the Borrower, each Lender severally agrees to pay to such Agent or the Joint Lead Arrangers and each Lender severally agrees to pay such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata portion or such Lender’s Applicable Percentage, as the case may be, (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Joint Lead Arrangers, such Issuing Bank or the Swingline Lender in its capacity as such.

(c)                                  No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

(d)                                 In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

(e)                                  SUBJECT TO THE LIMITATIONS DESCRIBED HEREIN, THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  To the extent that an Indemnified Party is found by a final nonappealable judgment of a court of competent jurisdiction to have committed an act of gross negligence, willful misconduct or bad faith or to have materially breached such Indemnified Party’s obligations under the Loan Documents, the contractual obligation of indemnification set forth in this Section 12.03 shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence, willful misconduct or bad faith of the Indemnified Party or the material breach of such Indemnified Party’s obligations under the Loan Documents.  This Section 12.03 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(f)                                   The Borrower’s obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

(g)                                  The Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

Section 12.04                      Successors and Assigns.

(a)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)                                 Neither Parent nor the Borrower may assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agent (other than an assignment by the Borrower of any of its obligations hereunder in respect of Loans made to it as consideration for Property Disposed of pursuant to Section 9.11(c), so long as such obligations are repaid immediately after giving effect to such assignment).

(c)                                  Any Lender may assign to one or more assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans) pursuant to an Assignment and Assumption substantially in the form of Exhibit E upon the written consent (which consent shall not be unreasonably withheld or delayed) of (A) the Administrative Agent and the Issuing Bank, provided that no such consent shall be required for an assignment to an assignee that is an Affiliate of such Lender or a Lender immediately prior to giving effect to such assignment and (B) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no such consent shall be required for an assignment to an assignee that is an Affiliate of such Lender or a Lender immediately prior to giving effect to such assignment, or if an Event of Default has occurred and is continuing, any other assignee; provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 (or the remaining portion of the assigning Lender’s rights and obligations under this Agreement) or such lesser amount to which the Borrower and the Administrative Agent has consented; (ii) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500 for each assignment that is not to an Affiliate of such assignor; (iii) any assignee shall not be a Disqualified Institution; (iv) any assignee shall not be a natural Person; and (v) no such assignment shall be to Parent, the Borrower or either of their respective Subsidiaries or Affiliates.  Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the applicable Assignment and Assumption and the consents required above.  Promptly after receipt of an executed Assignment and Assumption, the Administrative Agent shall send to the Borrower a copy of such executed Assignment and Assumption.  Upon receipt of such executed Assignment and Assumption, if requested by the applicable assignor and/or assignee, the Borrower, will, at its own expense, execute and deliver new Notes to each assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear after giving effect to such Assignment and Assumption.  Upon the effectiveness of any assignment pursuant to this Section 12.04(c), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of this Agreement and the Security Instruments.  The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a “Lender” hereunder except that its rights under Sections 5.01, 5.02, 5.03 and this Section 12.04 shall not be affected).  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount (and stated interest) of the Loans and LC Exposure owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  Upon its receipt of an Assignment and Assumption in compliance with the requirements of this Section together with any other documents or certificates required to be delivered hereunder or reasonably requested by the Administrative Agent, and including any fees payable with respect to such assignment, the Administrative Agent shall accept such Assignment and Assumption and record it in the Register.  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

(d)                                 Each Lender may transfer, grant or assign participations in all or any part of such Lender’s interests hereunder pursuant to this Section 12.04(d) to any Person that satisfies the requirements of Section 12.04(c)(iii), provided that:  (A) such Lender shall remain a “Lender” for all purposes of this Agreement and the transferee of such participation shall not constitute a “Lender” hereunder; (B) such Lender’s obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (D) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this

Agreement and (E) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents; provided that such participation agreement may provide that such Lender will not, without the consent of such participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of the proviso to Section 12.02(b) that affects such participant, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.  In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.11.  Subject to Section 12.04(e), each participant shall be entitled to receive additional amounts under Sections 5.01, 5.02 and 5.03 on the same basis as if it were a Lender that had acquired its interest by assignment pursuant to Section 12.04(c) and be indemnified under Section 12.03 as if it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such Loans or other obligations under the Loan Documents are in registered form for United States federal income tax purposes.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  No participant under any participation agreement shall be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.  A participant shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 5.03 (it being understood that the documentation required under Section 5.03(g) shall be delivered to a participating Lender) and be subject to Section 5.04 as though it were a Lender.

(f)                                   The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.11.

(g)                                  Notwithstanding anything in this Section 12.04 to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

(i)                                     Disqualified Institutions.

(i)                                     No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 12.04(i)(i) shall not be void, but the other provisions of this Section 12.04(i) shall apply.

(ii)                                  If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.04), all of its interest, rights and obligations under this Agreement to one or more assignees otherwise meeting the criteria set forth in Section 12.04(c) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.

Section 12.05                      Survival; Revival; Reinstatement.

(a)                                 All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (except to the extent described in Section 2.07(a)) and so long as the Aggregate Commitments have not expired or terminated.  The provisions of Sections 3.02

(including the agreements with respect to the definition of “Applicable Margin”), 5.01, 5.02 and 5.03, ARTICLE XI and Section 12.03 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Aggregate Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)                                 To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and Parent and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06                      Counterparts; Integration; Effectiveness.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

(b)                                 This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)                                  Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07                      Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08                      Right of Setoff.  The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower at any of its offices, in US Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, or any other amount payable to such Lender hereunder, which is not paid when due (including applicable grace periods) (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.  Notwithstanding anything to the contrary contained in this Agreement, the Lenders hereby agree that they shall not set off any funds in any lock boxes whatsoever in connection with this Agreement, except for such lock boxes which may be established in connection with this Agreement.

Section 12.09                      Governing Law; Jurisdiction; Consent to Service of Process.

(A)                               THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.  CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

(B)                               ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE ANY PARTY HERETO FROM OBTAINING JURISDICTION ANY OTHER PARTY HERETO IN ANY COURT OTHERWISE HAVING JURISDICTION.

(C)                               EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS LOCATED ON THE SIGNATURE PAGE HERETO OR AS UPDATED FROM TIME TO TIME, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

(D)                               NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.

(E)                                EACH PARTY HERETO HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS

CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10                      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11                      Confidentiality.  For the purposes of this Section 12.11, “Confidential Information” means information about Parent, the Borrower or any of its Subsidiaries furnished by Parent, the Borrower or its Affiliates (collectively, the “Disclosing Parties”) to the Administrative Agent or any of the Lenders, including, but not limited to, any actual or pending agreement, business plans, budgets, projections, ecological data and accounting records, financial statements, or other financial data of any kind, any title documents, reports or other information relating to matters of title, any projects or plans, whether actual or prospective, and any other documents or items embodying any such Confidential Information; provided that such term does not include information that (a) was publicly known or otherwise known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Administrative Agent or the Lenders or any Person acting on behalf thereof, (c) otherwise becomes known to the Administrative Agent or Lenders other than through disclosure by the Disclosing Parties or a party known to be subject to a confidentiality agreement or (d) constitutes financial statements delivered to the Administrative Agent and the Lenders under Section 8.01(a) that are otherwise publicly available.  The Administrative Agent and the Lenders will maintain the confidentiality of such Confidential Information delivered to such Person, provided that each such Person (a “Restricted Person”) may deliver or disclose Confidential Information to (i) such Restricted Person’s directors, officers, employees, accountants, attorneys, other professional advisors, trustees and Affiliates, who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12.11, (ii) any other party to any Loan Document, (iii) any pledgee referred to in Section 12.04, any potential assignee or any assignee to which such Restricted Person sells or offers to sell its Note or any part thereof or any participation or potential participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by confidentiality provisions at least as restrictive as the provisions of this Section 12.11), (iv) any Governmental Authority having jurisdiction or any self-regulatory body claiming to have authority over such Restricted Person, (v) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement and the Loans hereunder, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Governmental Requirement applicable to such Restricted Person or to the extent required by applicable laws or regulations, (B) in response to any subpoena or other legal process; provided that, with respect to clause (vi) of this Section 12.11, such Restricted Person (I) promptly notifies such Disclosing Party prior to any such disclosure to the extent practicable and permitted by law, (II) reasonably cooperates with such Disclosing Party in any attempts such Disclosing Party makes to obtain a protective order or other appropriate assurance that confidential treatment will be afforded to the Confidential Information, and (III) if no such protective order is obtained and disclosure is required, furnish only that portion of the Confidential Information that, in the opinion of such Restricted Person’s counsel, such Restricted Person is legally compelled to disclose, or (C) if an Event of Default has occurred and is continuing, to the extent such Restricted Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement.

Section 12.12                      Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the Transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.  Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.  The Loans are not primarily for personal, family or household use.

Section 12.13                      Exculpation Provisions.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND

COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”.

Section 12.14                      Collateral Matters; Hedging Agreements; Treasury Management Agreements.  Except as provided in Section 12.02(b)(iv), no Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Hedging Agreement or Treasury Management Agreement.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Secured Obligations shall also extend to and be available to Secured Hedging Providers and the Secured Treasury Management Counterparties on a pro rata basis (subject to the priorities set out in Section 10.02(c)) in respect of any obligations of Parent or any Restricted Subsidiary which arises under any Hedging Agreement or Treasury Management Agreement.  Each Lender, on behalf of itself and its Affiliates who are Secured Hedging Providers, and each Secured Hedging Provider, by accepting the benefits of the Collateral, hereby agrees that the Loan Parties may grant security interests, covering all rights of the Loan Parties in Hedging Agreements with any Lender or Secured Hedging Provider, to the Administrative Agent under the Security Instruments to secure the Secured Obligations, notwithstanding any restriction on such security interests under any Hedging Agreement.

Section 12.15                      No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Banks to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of Parent, the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.16                      USA PATRIOT Act Notice.  Each Lender hereby notifies Parent and the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies Parent and its Subsidiaries, which information includes the name and address of Parent and such Subsidiaries and other information that will allow such Lender to identify Parent and such Subsidiaries in accordance with the USA PATRIOT Act.  Parent and the Borrower agrees to promptly provide such information upon request.

Section 12.17                      No Fiduciary Duty.  Each Lender and its respective Affiliates (collectively, solely for purposes of this Section 12.17, the “Lenders”) may have economic interests that conflict with those of the Loan Parties.  Each Loan Party agrees that nothing in any Loan Document, any Hedging Agreement with any Secured Hedging Provider or any Treasury Management Agreement will be deemed to create an advisory, fiduciary or agency relationship between the Lenders and the Loan Parties, their partners or their Affiliates.  Each Loan Party acknowledges and agrees that (a) the transactions with the Lenders contemplated by the Loan Documents, the Hedging Agreements with Secured Hedging Providers and the Treasury Management Agreements are arm’s-length commercial transactions between the Lenders, on the one hand, and the applicable Loan Parties, on the other, (b) in connection therewith and with the process leading to such transactions each Lender is acting solely as a principal and not the agent or fiduciary of any Loan Party, or of any Loan Party’s management, partners, creditors or other Affiliates, (c) no Lender has assumed a fiduciary responsibility in favor of any Loan Party with respect to the transactions with Lenders contemplated by the Loan Documents, any Hedging Agreement or any Treasury Management Agreements or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising any Loan Party on other matters) and (d) such

Person has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each Loan Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Loan Party agrees that it will not claim that any Lender owes a fiduciary duty to such Person in connection with the Loan Documents, any Hedging Agreement or any Treasury Management Agreement or the process leading thereto.

Section 12.18       Conversion of Currencies.

(a)           If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.

[Signature Pages Follow]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	EXTERRAN ENERGY SOLUTIONS, L.P., a
Delaware limited partnership

	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Senior Vice President and Chief Financial Officer

Address for Notices:

4444 Brittmoore Road
Houston, Texas 77041

Facsimile No: (281) 836-7953
Telephone No.: (281) 836-7000
e-mail: kelly.battle@exterran.com
Attention: Deputy General Counsel

Copy to:

Michael Bent
Vice Present, Finance and Treasury
Facsimile No: (281) 836-7953
e-mail: michael.bent@exterran.com

Copy to:

Herschel Hamner
Sidley Austin LLP
1000 Louisiana Street
Suite 6000
Houston, Texas 77002

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

PARENT:	EXTERRAN CORPORATION, a Delaware corporation

	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Senior Vice President and Chief Financial Officer

Address for Notices:

4444 Brittmoore Road
Houston, Texas 77041

Facsimile No: (281) 836-7953
Telephone No.: (281) 836-7000
e-mail: kelly.battle@exterran.com
Attention: Deputy General Counsel

Copy to:

Michael Bent
Vice Present, Finance and Treasury
Facsimile No: (281) 836-7953
e-mail: michael.bent@exterran.com

Copy to:

Herschel Hamner
Sidley Austin LLP
1000 Louisiana Street
Suite 6000
Houston, Texas 77002

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

ADMINISTRATIVE AGENT,	WELLS FARGO BANK, NATIONAL
ISSUING BANK, SWINGLINE	ASSOCIATION, Individually and as
LENDER AND LENDER:	Administrative Agent

	By:	/s/ C. David Allman
	Name:	C. David Allman
	Title:	Managing Director

Lending Office for ABR Loans and
LIBOR Loans:

WLS Agency Services
1525 W Wt Harris Blvd.
23rd Floor NC 0680
Charlotte, North Carolina 28262
Facsimile No.: (704) 715-0017

Address for Notices:

Wells Fargo Bank, National Association
1000 Louisiana, 9th Floor
Houston, Texas 77002
Attention: C. David Allman
Facsimile No.: (713) 739-1087

Copy to:

Erec R. Winandy
Vinson & Elkins L.L.P.
2001 Ross Avenue
Suite 3700
Dallas, Texas 75201

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

LENDERS:	CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender and Issuing Bank

	By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

	By:	/s/ David Gurghigian
	Name:	David Gurghigian
	Title:	Managing Director

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

BANK OF AMERICA, N.A., as a Lender and Issuing Bank

By:	/s/ Anthony A. Eastman
Name:	Anthony A. Eastman
Title:	Vice President

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

ROYAL BANK OF CANADA, as a Lender and Issuing Bank

By:	/s/ Evan Swann, Jr.
Name:	Evan Swann, Jr.
Title:	Authorized Signatory

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender and Issuing Bank

By:	/s/ Julien Tizorin
Name:	Julien Tizorin
Title:	Director

By:	/s/ Andrew Leon
Name:	Andrew Leon
Title:	Managing Director

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

CITIBANK, N.A., as a Lender and Issuing Bank

By:	/s/ Ivan Davey
Name:	Ivan Davey
Title:	Vice President

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

THE BANK OF NOVA SCOTIA, as a Lender and Issuing Bank

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Rebecca Kratz
Name:	Rebbeca Kratz
Title:	Authorized Signatory

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

HSBC BANK USA, NA, as a Lender

By:	/s/ Michael Bustios
Name:	Michael Bustios
Title:	Vice President 20556

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

SANTANDER BANK, N.A., as a Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

TRUSTMARK NATIONAL BANK, as a Lender

By:	/s/ Jeffrey A. Deutsch
Name:	Jeffrey A. Deutsch
Title:	Senior Vice President

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ DeVon J. Lang
Name:	DeVon J. Lang
Title:	Senior Vice President

SIGNATURE PAGE

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

ANNEX I
AGGREGATE COMMITMENTS

Name of Lender	Revolving Commitment
Wells Fargo Bank, National Association	$87,000,000.00
Credit Agricole Corporate and Investment Bank	$87,000,000.00
Bank of America, N.A.	$79,250,000.00
Citibank, N.A.	$79,250,000.00
Royal Bank of Canada	$79,250,000.00
UniCredit Bank AG, New York Branch	$79,250,000.00
The Bank of Nova Scotia	$55,000,000.00
Sumitomo Mitsui Banking Corporation	$55,000,000.00
Goldman Sachs Bank USA	$40,000,000.00
HSBC Bank USA, NA	$37,000,000.00
Santander Bank, N.A.	$37,000,000.00
Trustmark National Bank	$20,000,000.00
Branch Banking and Trust Company	$15,000,000.00
TOTAL	$750,000,000.00

ANNEX I

CREDIT AGREEMENT — EXTERRAN ENERGY SOLUTIONS, L.P.

EXHIBIT A
FORM OF NOTE

$	, 201[•]

FOR VALUE RECEIVED, EXTERRAN ENERGY SOLUTIONS, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to                                (the “Lender”) or registered assigns, at the office of WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (the “Administrative Agent”), at [           ], the principal sum of                               US Dollars ($            ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books.

This Note is one of the Notes referred to in the Credit Agreement dated as of July 10, 2015, among Exterran Corporation, as Parent, the Borrower, the Administrative Agent and the other Agents and Lenders from time to time party thereto (including the Lender) (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and evidences the Loans made by the Lender thereunder.  Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

[Signature Page Follows]

Exhibit A - 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

Exhibit A - 2

EXHIBIT B
FORM OF BORROWING REQUEST

[          ], 201[    ]

EXTERRAN ENERGY SOLUTIONS, L.P., a Delaware limited partnership (the “Borrower”), pursuant to the Credit Agreement dated as of July 10, 2015, among Exterran Corporation, as Parent, the Borrower, the Administrative Agent and the other Agents and Lenders from time to time party thereto (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), hereby makes the requests indicated below (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement):

1.             Revolving Borrowing:

(a)           The currency of such Revolving Borrowing shall be [US Dollars] [Euros] and the aggregate amount of such Revolving Borrowing is [$] [€]                            ;

(b)           The requested funding date for such Revolving Borrowing is             ,      ;(1)

For a Revolving Borrowing in US Dollars:

[(c)          $                      of such Revolving Borrowing is to be an ABR Borrowing;

(d)           $                      of such Revolving Borrowing is to be a LIBOR Borrowing; and

(i)            The length of the initial Interest Period for such LIBOR Borrowing is:                          .]

For a Revolving Borrowing in Euros:

[(c)          €                      of such Revolving Borrowing is to be a EURIBOR Borrowing;

(i)            The length of the initial Interest Period for such EURIBOR Borrowing is:                          .]

(f)            The location and number of the account to which funds are to be disbursed is:

.

(1)  Must be a Business Day.

Exhibit B - 1

2.             The undersigned hereby represents and warrants, in his/her official capacity and not in his/her individual capacity, on behalf of the Borrower that, the Revolving Borrowing requested herein shall not cause the Total Revolving Credit Exposure to exceed the Aggregate Commitments.

[Signature page follows.]

Exhibit B - 2

The undersigned certifies that he/she is the                       of the Borrower and that he/she is authorized to execute this Borrowing Request on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the proceeds of the requested Borrowing under the terms and conditions of the Credit Agreement.

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

Exhibit B - 3

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST

[          ], 201[    ]

EXTERRAN ENERGY SOLUTIONS, L.P., a Delaware limited partnership (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement dated as of July 10, 2015, among Exterran Corporation, as Parent, the Borrower, the Administrative Agent and the other Agents and Lenders from time to time party thereto (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement), hereby gives you notice that it elects to [continue the Borrowing listed below, or a portion thereof as described below] [convert the Borrowing listed below, or a portion thereof as described below, to a different Type], and in that connection sets forth below the terms on which such [conversion] [continuation] is to be made.

(a)	The amount of the Borrowing to which this Interest Election Request applies(1):

(b)	The effective date of the election (which is a Business Day):

(c)	Type of Borrowing following [conversion] [continuation]:	[ABR] [LIBOR] [EURIBOR]

(d)	Interest Period and the last day thereof(2):

[Signature page follows.]

(1)  If different options are being elected with respect to different portions of such Borrowing, specify the portions thereof to be allocated to each resulting Borrowing and specify the information requested in clauses (c) and (d) for each resulting Borrowing.

(2)  For LIBOR Borrowing and EURIBOR Borrowing only.  Shall be subject to the definition of “Interest Period” in the Credit Agreement.

Exhibit C - 1

The undersigned certifies that he/she is the                       of the Borrower and that he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to make the requested continuation or conversion under the terms and conditions of the Credit Agreement.

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

Exhibit C - 2

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE(1)

[          ], 201[    ]

The undersigned hereby certifies that he/she is the                  of                   and he/she is authorized to execute this Compliance Certificate on behalf of Exterran Energy Solutions, L.P., a Delaware limited partnership (the “Borrower”).

With reference to the Credit Agreement dated as of July 10, 2015, among Exterran Corporation, as Parent, the Borrower, the Administrative Agent and the other Agents and Lenders from time to time party thereto (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the undersigned represents and warrants, in his/her official capacity and not in his/her individual capacity, on behalf of the Borrower as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a)                                 As of the date hereof, no Default has occurred and is continuing under the Credit Agreement [except as described below] (2).

[                                                              ]

(b)                                 Attached hereto are the computations in reasonable detail necessary to determine whether Parent is in compliance with Sections 9.10(a), 9.10(b) and 9.10(c) of the Credit Agreement as of the end of the most recently ended [Fiscal Quarter][Fiscal Year] ending [          ].(3)

[Signature page follows.]

(1)  Compliance Certificate to be accompanied by report, to be dated as of the date of the Compliance Certificate, setting forth a true and complete list of all Hedging Agreements pursuant to Section 8.01(b).

(2)  If any Default has occurred and is continuing as of the date hereof, describe the same in reasonable detail in the space provided below part (a).

(3)  Pursuant to Section 8.06, if the book value of Non-Mortgaged Real Property exceeds $15M as of the last day of any Fiscal Quarter, the Borrower shall deliver, within 30 days after delivery of the Financial Statements, Mortgages with respect to such real property as is necessary to ensure that the aggregate book value of all Non-Mortgaged Real Property does not exceed $15M.  Further, if in the aggregate, the value of Specified US Assets of the Wholly-Owned Domestic Subsidiaries that are not Guarantors exceeds $75M as of the last day of any Fiscal Quarter, then the Borrower shall designate as many of such Wholly-Owned Domestic Subsidiaries as is necessary to ensure that the value of the Specified US Assets of the Wholly-Owned Domestic Subsidiaries that are not Guarantors as of the last day of such Fiscal Quarter does not exceed $75M and shall deliver a supplement to the Guaranty and Collateral Agreement and customary documentation not later than 30 days after delivery of the financial statements for such Fiscal Quarter.

Exhibit D - 1

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate as of the date first set forth above.

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

Exhibit D - 2

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender](1)]

3.	Borrower:	Exterran Energy Solutions, L.P., a Delaware limited partnership

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of July 10, 2015, among Exterran Corporation, as Parent, the Borrower, the Administrative Agent and the other Agents and Lenders from time to time party thereto

(1)  Select as applicable.

Exhibit E - 1

(as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time)

6.                                      Assigned Interest:

Commitment/Loans Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                    , 201   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

(2)  Fill in the appropriate terminology for the types of Commitments and/or Loans under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Commitment,” etc.)

(3)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit E - 2

[Consented to by:](4)

WELLS FARGO, NATIONAL ASSOCIATION, as
Administrative Agent

By
Name:
Title:

[NAME OF ISSUING BANK], as Issuing Bank

By
Name:
Title:

[Consented to by:](5)

EXTERRAN ENERGY SOLUTIONS, L.P., as Borrower

By
Name:
Title:

(4)  To be added only if the consent of the Administrative Agent and the Issuing Bank is required by the terms of the Credit Agreement.

(5)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit E - 3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, the Borrower, any of Parent’s Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Parent or any of Parent’s Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

ANNEX 1 to
Exhibit E

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Texas.

EXHIBIT F
SECURITY INSTRUMENTS

1.             Guaranty and Collateral Agreement (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”), to be dated as of the Initial Availability Date, made by Exterran Corporation, as Parent, Exterran Energy Solutions, L.P., as Borrower, and the other Guarantors party thereto in favor of Wells Fargo Bank, National Association, as Administrative Agent.

2.             UCC-1 Financing Statements naming as debtor each of Exterran Energy Solutions, L.P., Exterran Corporation and the other Guarantors party to the Guaranty and Collateral Agreement.

3.             Pledge Agreement (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Pledge Agreement”), to be dated as of the Initial Availability Date, made by the pledgors party thereto in favor of Wells Fargo Bank, National Association, as Administrative Agent.

4.             Deed of Trust (for Texas), Mortgage (for Oklahoma), Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement , to be dated as of the Initial Availability Date, by and among Exterran Energy Solutions, L.P., as grantor, [                   ], as trustee, and Wells Fargo Bank, National Association, as beneficiary.

Exhibit F - 1

EXHIBIT G

[Reserved]

EXHIBIT H-1
FORM OF COMMITMENT INCREASE CERTIFICATE

[          ], 201[    ]

To:                             Wells Fargo Bank, National Association,

as Administrative Agent

Exterran Energy Solutions, L.P., a Delaware limited partnership (the “Borrower”), Exterran Corporation, as Parent, the Administrative Agent, the other Agents and certain Lenders have heretofore entered into the Credit Agreement dated as of July 10, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Commitment Increase Certificate is being delivered pursuant to Section 2.06(c)(ii)(F) of the Credit Agreement.  Please be advised that:

(a)                                 the amount of the requested increase in the Aggregate Commitments is $[     ];

(b)                                 each of the undersigned Lenders has agreed (i) to increase its Commitment under the Credit Agreement effective [          ], 201[    ] so that, after giving effect hereto, its Commitment will be equal to the amount set forth opposite its name in Annex I attached hereto and (ii) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents;

(c)                                  attached hereto is a new Annex I that replaces the outstanding Annex I to the Credit Agreement, reflecting the new Aggregate Commitments after giving effect to the increase in the Commitments contemplated hereby.

Delivery of an executed counterpart of this Commitment Increase Certificate by facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of this Commitment Increase Certificate.

Very truly yours,

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

Exhibit H-1 - 1

Accepted and Agreed:

Wells Fargo Bank, National Association,
as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[NAME OF LENDER], as Lender

By:
Name:
Title:

Exhibit H-1 - 2

EXHIBIT H-2
FORM OF ADDITIONAL LENDER CERTIFICATE

[          ], 201[    ]

To:                             Wells Fargo Bank, National Association,

as Administrative Agent

Exterran Energy Solutions, L.P., a Delaware limited partnership (the “Borrower”), Exterran Corporation, as Parent, the Administrative Agent, the other Agents and certain Lenders have heretofore entered into the Credit Agreement dated as of July 10, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Additional Lender Certificate is being delivered pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement.

Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective [          ], 201[    ] with a Commitment of $[          ] and (b) that it shall be a party in all respects to the Credit Agreement and the other Loan Documents.

This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(g) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender.

Very truly yours,

EXTERRAN ENERGY SOLUTIONS, L.P.

By:
Name:
Title:

Exhibit H-2 - 1

Accepted and Agreed:

Wells Fargo Bank, National Association,
as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

[NAME OF ADDITIONAL LENDER],
as Additional Lender

By:
Name:
Title:

Exhibit H-2 - 2

EXHIBIT I-1

FORM OF U.S. TAX CERTIFICATE

(For Foreign Lenders That For U.S. Federal Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to that certain Credit Agreement, dated as of [        ], 2015 (together with all amendments, restatements, amendments and restatements, supplements or other modifications, if any, from time to time made thereto, the “Credit Agreement”), among Exterran Energy Solutions, L.P., a limited partnership formed under the laws of the state of Delaware (“Borrower”); Exterran Corporation, a corporation formed under the laws of the state of Delaware as Parent; Wells Fargo Bank, National Association as Administrative Agent; Credit Agricole Corporate and Investment Bank as Syndication Agent; Bank of America, N.A., Citibank, N.A., Royal Bank of Canada and Unicredit Bank AG, New York Branch as Co-Documentation Agents; the Lenders from time to time party thereto; Wells Fargo Securities, LLC and Credit Agricole Corporate and Investment Bank as Joint Bookrunners; and the Joint Lead Arrangers party thereto.

Pursuant to the provisions of Section 5.03(g) of the Credit Agreement, the undersigned (or if the Lender is a disregarded entity for U.S. federal tax purposes, the Lender’s tax owner (“Tax Owner”)) hereby certifies that (i)  the Lender is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the Lender (or its Tax Owner) is the sole beneficial owner of such Loan(s) (as well as any note(s) evidencing such Loan(s)), and (iii) the Lender (and, if the Lender is a disregarded entity for U.S. federal tax purposes, its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with two (2) duly completed and executed copies of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] (the “Lender”)

By:
Name:
Title: [Tax Owner, if the Lender is a disregarded entity]

Date: , 201[ ]

EXHIBIT I-2

FORM OF U.S. TAX CERTIFICATE

(For Foreign Participants That For U.S. Federal Income Tax Purposes Are Not (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to that certain Credit Agreement, dated as of [        ], 2015 (together with all amendments, restatements, amendments and restatements, supplements or other modifications, if any, from time to time made thereto, the “Credit Agreement”), among Exterran Energy Solutions, L.P., a limited partnership formed under the laws of the state of Delaware (“Borrower”); Exterran Corporation, a corporation formed under the laws of the state of Delaware as Parent; Wells Fargo Bank, National Association as Administrative Agent; Credit Agricole Corporate and Investment Bank as Syndication Agent; Bank of America, N.A., Citibank, N.A., Royal Bank of Canada and Unicredit Bank AG, New York Branch as Co-Documentation Agents; the Lenders from time to time party thereto; Wells Fargo Securities, LLC and Credit Agricole Corporate and Investment Bank as Joint Bookrunners; and the Joint Lead Arrangers party thereto.

Pursuant to the provisions of Section 5.03(g) of the Credit Agreement, the undersigned (or if the Participant is a disregarded entity for U.S. federal tax purposes, the Participant’s tax owner (“Tax Owner”)) hereby certifies that (i) the Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the Participant (or, if the Participant is a disregarded entity for U.S. federal tax purposes, its Tax Owner) is the sole beneficial owner of such participation, and (iii) the Participant (and, if the Participant is a disregarded entity for U.S. federal tax purposes, its Tax Owner) is not a (A) bank within the meaning of Section 881(c)(3)(A) of the Code, (B) ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned (or its Tax Owner) has furnished its participating Lender with two (2) duly completed and executed copies of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] (the “Participant”)

By:
Name:
Title: [Tax Owner, if the Participant is a disregarded entity]

Date: , 201[ ]

EXHIBIT I-3

FORM OF U.S. TAX CERTIFICATE

(For Foreign Participants That For U.S. Federal Tax Purposes Are (i) Partnerships or (ii) Disregarded Entities Whose Tax Owner is a Partnership )

Reference is made to that certain Credit Agreement, dated as of [        ], 2015 (together with all amendments, restatements, amendments and restatements, supplements or other modifications, if any, from time to time made thereto, the “Credit Agreement”), among Exterran Energy Solutions, L.P., a limited partnership formed under the laws of the state of Delaware (“Borrower”); Exterran Corporation, a corporation formed under the laws of the state of Delaware as Parent; Wells Fargo Bank, National Association as Administrative Agent; Credit Agricole Corporate and Investment Bank as Syndication Agent; Bank of America, N.A., Citibank, N.A., Royal Bank of Canada and Unicredit Bank AG, New York Branch as Co-Documentation Agents; the Lenders from time to time party thereto; Wells Fargo Securities, LLC and Credit Agricole Corporate and Investment Bank as Joint Bookrunners; and the Joint Lead Arrangers party thereto.

Pursuant to the provisions of Section 5.03(g) of the Credit Agreement, the undersigned (or if the Participant is a disregarded entity for U.S. federal tax purposes, the Participant’s tax owner (“Tax Owner”)) hereby certifies that (i) the Participant is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the Participant’s (or its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned, its Tax Owner (if the Participant is a disregarded entity for U.S. federal tax purposes) nor any of its (or its Tax Owner’s) direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the Participant’s direct or indirect partners/members (and, if the Participant is a disregarded entity for U.S. federal tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of the Participant’s direct or indirect partners/members (and, if the Participant is a disregarded entity for U.S. federal tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned (or its Tax Owner) has furnished its participating Lender with two (2) duly completed and executed copies of its non-U.S. Person status on IRS Form W-8IMY accompanied by one of the following forms from each of its (or its Tax Owner’s) partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E, or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] (the “Participant”)

By:
Name:
Title: [Tax Owner, if the Participant is a disregarded entity]

Date: , 201[ ]

EXHIBIT I-4

FORM OF U.S. TAX CERTIFICATE

(For Foreign Lenders That For U.S. Federal Tax Purposes Are (i) Partnerships, or (ii) Disregarded Entities Whose Tax Owner is a Partnership)

Reference is made to that certain Credit Agreement, dated as of [        ], 2015 (together with all amendments, restatements, amendments and restatements, supplements or other modifications, if any, from time to time made thereto, the “Credit Agreement”), among Exterran Energy Solutions, L.P., a limited partnership formed under the laws of the state of Delaware (“Borrower”); Exterran Corporation, a corporation formed under the laws of the state of Delaware as Parent; Wells Fargo Bank, National Association as Administrative Agent; Credit Agricole Corporate and Investment Bank as Syndication Agent; Bank of America, N.A., Citibank, N.A., Royal Bank of Canada and Unicredit Bank AG, New York Branch as Co-Documentation Agents; the Lenders from time to time party thereto; Wells Fargo Securities, LLC and Credit Agricole Corporate and Investment Bank as Joint Bookrunners; and the Joint Lead Arrangers party thereto.

Pursuant to the provisions of Section 5.03(g) of the Credit Agreement, the undersigned (or if the Lender is a disregarded entity for U.S. federal tax purposes, the Lender’s tax owner (“Tax Owner”)) hereby certifies that (i) the Lender is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the Lender’s (or its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the Lender, its Tax Owner (if the Lender is a disregarded entity for U.S. federal tax purposes) nor any of the Lender’s (or its Tax Owner’s) direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the Lender’s direct or indirect partners/members (and, if the Lender is a disregarded entity for U.S. federal tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of the Lender’s direct or indirect partners/members (and, if the Lender is a disregarded entity for U.S. federal tax purposes, none of its Tax Owner’s direct or indirect partners/members) is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned (or its Tax Owner) has furnished the Administrative Agent and the Borrower with two (2) duly completed and executed copies of its non-U.S. Person status on IRS Form W-8IMY accompanied by one of the following forms from each of its (or its Tax Owner’s) partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E, or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] (the “Lender”)

By:
Name:
Title: [Tax Owner, if the Lender is a disregarded entity]

Date: , 201[ ]

Schedule 1.01(a)

SEPARATION DOCUMENTS

1.              Separation and Distribution Agreement, in the form delivered and certified to the Lenders pursuant to Section 6.01(c) of the Credit Agreement, as modified from time to time prior to the Initial Availability Date to the extent permitted under Section 6.02(a)(vii) of the Credit Agreement, by and among Exterran Corporation, Exterran General Holdings LLC, Exterran Energy Solutions, L.P., EESLP LP LLC, Exterran Holdings, Inc. (to be renamed Archrock, Inc.), AROC Corp., AROC Services GP LLC, AROC Services LP LLC and Archrock Services, L.P.

2.              Transition Services Agreement, in the form delivered and certified to the Lenders pursuant to Section 6.01(c) of the Credit Agreement, as modified from time to time prior to the Initial Availability Date to the extent permitted under Section 6.02(a)(vii) of the Credit Agreement, by and between Exterran Corporation and Exterran Holdings, Inc. (to be renamed Archrock, Inc.).

3.              Employee Matters Agreement, in the form delivered and certified to the Lenders pursuant to Section 6.01(c) of the Credit Agreement, as modified from time to time prior to the Initial Availability Date to the extent permitted under Section 6.02(a)(vii) of the Credit Agreement, by and between Exterran Corporation and Exterran Holdings, Inc. (to be renamed Archrock, Inc.).

4.              Tax Matters Agreement, in the form delivered and certified to the Lenders pursuant to Section 6.01(c) of the Credit Agreement, as modified from time to time prior to the Initial Availability Date to the extent permitted under Section 6.02(a)(vii) of the Credit Agreement, by and between Exterran Corporation and Exterran Holdings, Inc. (to be renamed Archrock, Inc.).

Schedule 1.01(b)

UNRESTRICTED SUBSIDIARIES

None.

Schedule 1.02(a)

EXISTING LETTERS OF CREDIT

					Date		Total LC
LC #	Issuer	Job #	Beneficiary	Type of Bond	Effective	Expiration	Balance
696011956	CITI	LEP-HI-PO-0005, 4500132200	Samsung Engineering Co LTD	Performance	7-Oct-14	19-Oct-17	842,863
247923	Scotia	Other	General Authority for Investment and Free Zones (GAFI)	Other Financial Obl	3-Oct-06	4-Nov-15	25,000.00
335056	Scotia	US-106870 / contract C241/09	South Dabaa Petroleum Company (DAPETCO)	Performance	22-Jun-12	1-Jan-16	904,736.60
350408	Scotia	13306867P0001	Technip Germany GMBH	Performance	24-Jul-13	5-Aug-15	240,808.52
353355	Scotia	No 13259 CTX B	Petrobras Energia Peru S.A.	Performance	7-Nov-13	31-Aug-15	120,000.00
356353	Scotia	Engineering, Procurement and Supply Contract	Egyptian Bahraini Gas Derivatives Company	Performance	20-Feb-14	18-Aug-16	80,000.00
356111	Scotia	Waukesha/Ariel 5790GL/JGE4	Interoil Peru SA	Performance	19-Feb-14	21-Jan-17	74,800.00
360055	Scotia	Tender No RFQ142/14	El Wastani Petroleum Company	Bid Bond	10-Jul-14	4-Mar-16	209,535.00
OGU1139GWS	Scotia	9300000396	PACIFIC OFFSHORE PERU S.R.L.	Performance	13-Nov-14	31-Aug-15	1,171,005.00

IS0315443U	Wells Fargo	US-107339	Administradora Boliviana de Carreters	Performance	26-Jun-15	31-Dec-15	500,000.00
IS0315862U	Wells Fargo	US-107339	Administradora Boliviana de Carreters	Performance	26-Jun-15	30-Nov-15	300,000.00
IS0315446U	Wells Fargo	4500036127	Presson Descon International	Performance	25-Jun-15	5-Jan-16	940,000.00
							5,408,748

4

Schedule 1.02(b)

LC ISSUANCE LIMIT

Issuing Bank	LC Issuance Limit
Wells Fargo Bank, National Association	$80,000,000
Crédit Agricole Corporate and Investment Bank	$79,000,000
Bank of America, N.A.	$79,000,000
Citibank, N.A.	$79,000,000
Royal Bank of Canada	$79,000,000
UniCredit Bank AG, New York Branch	$79,000,000
Bank of Nova Scotia	$5,000,000

Schedule 7.03

LITIGATION

None.

Schedule 7.09

TAXES

None.

7

Schedule 7.10

TITLES, ETC.

None.

Schedule 7.13

SUBSIDIARIES

Company	Ownership	Jurisdiction of Incorporation	Legal entity	Restricted Subsidiary or Unrestricted Subsidiary	Excluded Subsidiary	Domestic Subsidiary or Foreign Subsidiary *	U.S. EIN
Belleli Energy B.V.	Wholly owned	Netherlands	Corporation	Restricted		Foreign
Belleli Energy Critical Process Equipment S.r.l.	Wholly owned	Italy	Corporation	Restricted		Foreign *	98-0614453
Belleli Energy F.Z.E.	Wholly owned	UAE Sharjah	Corporation	Restricted		Foreign
Belleli Energy S.r.l.	Wholly owned	Italy	Corporation	Restricted		Foreign *	98-0614456
EESLP LP LLC	Wholly owned	Delaware	Limited liability company	Restricted		Domestic	47-3405915
Enterra B.V.	Wholly owned	Netherlands	Limited liability company	Restricted		Foreign	98-1242388
Enterra Compression Investment LLC	Wholly owned	Delaware	Limited liability company	Restricted		Domestic	88-0349384
Enterra Global Holdings LLC	Wholly owned	Delaware	Limited liability company	Restricted	Excluded	Domestic	26-2580671
Excel Energy Services Limited	Wholly owned	Nigeria	Corporation	Restricted		Foreign
EXH Cayman Ltd.	Wholly owned	Cayman Islands	Corporation	Restricted		Foreign
Exterran (Beijing) Energy Equipment Company Ltd.	Wholly owned	China	Corporation	Restricted		Foreign
Exterran (Colombia) Ltd.	Wholly owned	Colombia	Corporation	Restricted		Foreign
Exterran (Singapore) Pte. Ltd.	Wholly owned	Singapore	Corporation	Restricted		Foreign
Exterran (Thailand) Ltd.	Wholly owned	Thailand	Corporation	Restricted		Foreign
Exterran Argentina S.r.l.	Wholly owned	Argentina	Corporation	Restricted		Foreign *	98-0683932
Exterran Bahrain S.P.C.	Wholly owned	Bahrain	Limited liability company	Restricted		Foreign	98-1036669
Exterran Bolivia S.r.l.	Wholly owned	Bolivia	Limited liability company	Restricted		Foreign	98-1149664
Exterran Colombia Leasing LLC	Wholly owned	Delaware	Limited liability company	Restricted		Domestic
Exterran Eastern Hemisphere F.Z.E.	Wholly owned	UAE Dubai	Corporation	Restricted		Foreign	98-0533505
Exterran Eastern Hemisphere Holdings LLC	Wholly owned	Delaware	Limited liability company	Restricted	Excluded	Foreign	45-3691140
Exterran Egypt LLC	Wholly owned	Egypt	Corporation	Restricted		Foreign

*Significant Foreign Subsidiary or Significant Domestic Subsidiary, as applicable.

Exterran Egypt Oil & Gas Services LLC	Wholly owned	Egypt	Corporation	Restricted		Foreign
Exterran Energy de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico	Corporation	Restricted		Foreign *
Exterran Energy Middle-East LLC	Wholly owned	Oman	Limited liability company	Restricted		Foreign
Exterran Energy Solutions Compania Limitada (DBA Exterran Chile Ltda.)	Wholly owned	Chile	Corporation	Restricted		Foreign
Exterran Energy Solutions India Private Limited	Wholly owned	India	Corporation	Restricted		Foreign
Exterran Energy Solutions, L.P.	Wholly owned	Delaware	Limited partnership	Restricted		Domestic *	75-2344249
Exterran General Holdings LLC	Wholly owned	Delaware	Limited liability company	Restricted		Domestic	36-4410752
Exterran Holding Company NL B.V.	Wholly owned	Netherlands	Limited liability company	Restricted		Foreign	98-1036147
Exterran International Holdings LLC	Wholly owned	Delaware	Limited liability company	Restricted	Excluded	Foreign	27-1416800
Exterran International SA	Wholly owned	Switzerland	Corporation	Restricted		Foreign	98-0335443
Exterran Kazakhstan LLP	Wholly owned	Kazakhstan	Limited liability partnership	Restricted		Foreign
Exterran Middle East LLC	70% owned	Oman	Limited liability company	Restricted		Foreign
Exterran Nigeria Limited	Wholly owned	Nigeria	Corporation	Restricted		Foreign
Exterran Offshore Pte. Ltd.	Wholly owned	Singapore	Corporation	Restricted		Foreign
Exterran Pakistan (Private) Limited	Wholly owned	Pakistan	Corporation	Restricted		Foreign
Exterran Peru S.R.L.	Wholly owned	Peru	Corporation	Restricted		Foreign
Exterran Peru Selva S.r.l.	Wholly owned	Peru	Corporation	Restricted		Foreign	98-1187297
Exterran Services (UK) Ltd.	Wholly owned	United Kingdom	Corporation	Restricted		Foreign	98-0469827
Exterran Services B.V.	Wholly owned	Netherlands	Corporation	Restricted		Foreign	98-0512765
Exterran Servicos de Oleo e Gas Ltda.	Wholly owned	Brazil	Limited liability company	Restricted		Foreign *	98-0586824
Exterran Corporation	Parent	Delaware	Corporation	Restricted		Domestic	47-3282259
Exterran Trinidad LLC	Wholly owned	Delaware	Limited liability company	Restricted		Domestic	45-5426735
Exterran Venezuela, S.R.L.	Wholly owned	Venezuela	Limited liability company	Restricted		Foreign	98-1063810
Exterran Water Solutions ULC	Wholly owned	Alberta, Canada	Unlimited liability corporation	Restricted		Foreign	98-0693464

10

ExterranEnergy Solutions Ecuador Cia. Ltda.	Wholly owned	Ecuador	Limited liability company	Restricted		Foreign	98-0701361
Gas Conditioning of Mexico, S. de R.L. de C.V.	Wholly owned	Mexico	Corporation	Restricted		Foreign
H.C.C. Compressor de Venezuela, C.A.	Wholly owned	Venezuela	Corporation	Restricted		Foreign
Hanover Asia, Inc.	Wholly owned	Delaware	Corporation	Restricted		Domestic	76-0642996
Hanover Cayman Limited	Wholly owned	Cayman Islands	Corporation	Restricted		Foreign
LLC Exterran Vostok	Wholly owned	Russia	Limited liability company	Restricted		Foreign	98-1039595
Production Operators Cayman Inc.	Wholly owned	Cayman Islands	Corporation	Restricted		Foreign
PT. Exterran Indonesia	Wholly owned	Indonesia	Corporation	Restricted		Foreign
Quimex Sarl	Wholly owned	Switzerland	Limited liability company	Restricted		Foreign	98-1085245
Quimex Tunisia Sarl	Wholly owned	Tunisia	Limited liability company	Restricted		Foreign
UCO Compression Holding, L.L.C.	Wholly owned	Delaware	Limited liability company	Restricted	Excluded	Foreign	76-0593928
Universal Compression Cayman Ltd.	Wholly owned	Cayman Islands	Corporation	Restricted		Foreign
Universal Compression International Holdings, S.L.U.	Wholly owned	Spain	Corporation	Restricted		Foreign	98-0683928
Universal Compression International Ltd.	Wholly owned	Cayman Islands	Corporation	Restricted		Foreign
Universal Compression International, Inc.	Wholly owned	Delaware	Corporation	Restricted		Domestic	76-0580285
Universal Compression Mauritius	Wholly owned	Mauritius	Corporation	Restricted		Foreign
Universal Compression of Colombia Ltd.	Wholly owned	Cayman Islands	Corporation	Restricted		Foreign
Universal Compression Services de Venezuela C.A.	Wholly owned	Venezuela	Corporation	Restricted		Foreign
Universal Compression Services, LLC	Wholly owned	Delaware	Limited liability company	Restricted	Excluded	Domestic	76-0593931
Uniwhale Ltd.	75% owned	Cayman Islands	Corporation	Restricted		Foreign
WilPro Energy Services (El Furrial) Limited	33.33% owned	Cayman Islands	Corporation	Restricted		Foreign	98-0173905
WilPro Energy Services (PIGAP II) Limited	30% owned	Cayman Islands	Corporation	Restricted		Foreign	52-2120356

11

Schedule 7.16

ENVIRONMENTAL MATTERS

None.

Schedule 7.19

HEDGING AGREEMENTS

None.

Schedule 7.22

JURISDICTIONS FOR MORTGAGE FILINGS

Real Property Address	Owner as of the Initial Availability Date	Jurisdiction

20602 E 81st Street S. Broken Arrow, Oklahoma 74014	Exterran Energy Solutions, L.P.	Wagoner County, Oklahoma

12001 N Houston Rosslyn Road Houston, Texas 77086	Exterran Energy Solutions, L.P.	Harris County, Texas

4444 Brittmoore Road Houston, Texas 77041	Exterran Energy Solutions, L.P.	Harris County, Texas

4506 Brittmoore Road Houston, Texas 77041	Exterran Energy Solutions, L.P.	Harris County, Texas

4510 Brittmoore Road Houston, Texas 77041	Exterran Energy Solutions, L.P.	Harris County, Texas

Schedule 7.23

FLOOD PROPERTIES

The following addresses are real property locations that contain Buildings or Manufactured (Mobile) Homes:

Real Property Address	Owner as of the Initial Availability Date

20602 E 81st Street S. Broken Arrow, Oklahoma 74014	Exterran Energy Solutions, L.P.

12001 N Houston Rosslyn Road Houston, Texas 77086	Exterran Energy Solutions, L.P.

4444 Brittmoore Road Houston, Texas 77041	Exterran Energy Solutions, L.P.

4506 Brittmoore Road Houston, Texas 77041	Exterran Energy Solutions, L.P.

4510 Brittmoore Road Houston, Texas 77041	Exterran Energy Solutions, L.P.

Schedule 8.06

EXCLUDED COLLATERAL

Each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude (i) tangible Property that is not located in the continental United States (including its possessions), (ii) motor vehicles, forklifts, trailers, photocopiers or any property which may be covered by a certificate of title, (iii) any lease, license, contract, property rights or agreement to which the Borrower or any Subsidiary is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Person therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code); provided, however, that such security interest shall, unless otherwise not excluded from the Collateral under the Loan Documents, attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability  shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above.

Schedule 9.01

INDEBTEDNESS

The miscellaneous equipment leases and other equipment financings set forth on Schedule 9.02 are incorporated herein by reference.

Schedule 9.02

LIENS

The following UCC filings securing obligations under equipment leases and other equipment financings under Exterran Energy Solutions, L.P. (as Listed Debtor) recorded in the State of Delaware:

Original Instrument No.	Collateral Description	Secured Creditor
2010 01089493

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof

NMHG Financial Services Inc.

2012 21112392

All parts, items and products as set forth on Exhibit A to the UCC Financing Statement. The foregoing parts, items and products, as well as any and all after acquired parts, items and products that Exterran Energy Solutions, L.P. may consign from Hagemeyer North America, Inc. going forward and that may be located at 12001 N. Houston Rosslyn, Houston TX 77086, or at any other Exterran Energy Solutions, L.P. location, shall be deemed collateral.
*Collateral consists of equipment: abrasives, saw blades, welding equipment, safety equipment, tapes, lubricants, paint brushes, drill bits, etc.

Hagemeyer North America, Inc.

2012 21204520

Title to the Goods stored at the Facility shall remain vested in Bailor until Bailee uses such Goods, at which time title to such used Goods will transfer to Bailee. Bailee hereby authorizes Bailor to file financing statements in the number and form reasonably required by Bailor to provide notice of the transaction contemplated by this Agreement. Bailee will from time to time do and perform any other act and will execute any and all additional

Summers Group, Inc. DBA Rexel

18

documents or papers as required by Bailor for the purpose of protecting Bailor’s title to such Goods. Bailee shall designate the Goods (described on attached Exhibit A to the UCC Financing Statement) stored at the Facility as the property of Bailor and shall keep such Goods physically segregated from Bailee’s other inventory.
*Collateral consists of various pieces of equipment and tools

2012 24433639

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof

NMHG Financial Services, Inc.

2013 32982164	Consignment of tubing	Marmon/Keystone LLC

2014 42504785

All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds therof

NMHG Financial Services, Inc.

2014 44295697	RANPAK STANDARD PAD PAK JR SN 11306800	Carlson Systems LLC

19

Schedule 9.03

INVESTMENTS, LOANS AND ADVANCES

None.

20

Schedule 9.11(g)

PERMITTED DISPOSITIONS OF PROPERTY

[To be provided upon request]

Schedule 9.13

TRANSACTIONS WITH AFFILIATES

None.

22